UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant	☑
Filed by a Party other than the Registrant	☐

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☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

XG TECHNOLOGY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
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(4)	Date Filed:

240 S. Pineapple Avenue, Suite 701
Sarasota, FL 34236
(941) 953-9035

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders to Be Held on June 9, 2016

The Notice of Annual Meeting, Proxy Statement
and Annual Report on Form 10-K are available at: www.cstproxy.com/xgtechnology/2016

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 9, 2016

To the Stockholders of xG Technology, Inc.:

NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders of xG Technology, Inc., a Delaware corporation, will be held on June 9, 2016 at 9:00 a.m. (Eastern Time) at the Company’s offices at 7771 West Oakland Park Blvd., Suite 225, Sunrise, FL 33351, for the following purpose:

1.	To elect seven (7) members of the Company’s Board of Directors, each to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified or until their earlier resignation or removal (“Proposal No. 1”);
2.	To consider and vote on a proposal to ratify the Board’s selection of Marcum LLP as the Company’s independent auditors for the fiscal year ending December 31, 2016 (“Proposal No. 2”);
3.	To approve an amendment to our Certificate of Incorporation to effect a reverse stock split of all of the outstanding shares of our Common Stock, par value $0.00001 per share, at a specific ratio within a range from one-for-ten to one-for-fifty, and to grant authorization to our board of directors to determine, in its sole discretion, the specific ratio and timing of the reverse stock split any time before August 15, 2016 (“Proposal No. 3”);
4.	To consider and vote on a proposal to approve the establishment of the Company’s 2016 Employee Stock Purchase Plan (“Proposal No. 4”);
5.	To consider and vote on a proposal to approve the establishment of the Company’s 2016 Incentive Compensation Plan (“Proposal No. 5”);
6.	To approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of our capital stock that we may issue from 110,000,000 to 220,000,000 of which 200,000,000 shares shall be classified as common stock and 20,000,000 shares shall be classified as blank check preferred stock (“Proposal No. 6”);
7.	To approve of the issuance of shares of Series D Convertible Preferred Stock issued to Integrated Microwave Technologies LLC (“IMT”) in accordance with Nasdaq Marketplace 4350(i)(1)(D)(ii) (“Proposal No. 7”); and
8.	To consider and act upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement that is attached and made a part of this Notice. Only stockholders of record of our common stock, $0.00001 par value per share, at the close of business on April 15, 2016, will be entitled to notice of, and to vote at, the Annual Meeting of Stockholders or any adjournment thereof.

All stockholders are cordially invited to attend the Annual Meeting of Stockholders in person. Your vote is important regardless of the number of shares you own. Only record or beneficial owners of xG Technology’s Common Stock as of the Record Date may attend the Annual Meeting in person. When you arrive at the Annual Meeting, you must present photo identification, such as a driver’s license. Beneficial owners also must provide evidence of stockholdings as of the Record Date, such as a recent brokerage account or bank statement.

Whether or not you expect to attend the Annual Meeting of Stockholders, please complete, sign, date, and return the enclosed proxy card in the enclosed postage-paid envelope in order to ensure representation of your shares. It will help in our preparations for the meeting if you would check the box on the form of proxy if you plan on attending the Annual Meeting. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

Sarasota, Florida	By Order of the Board of Directors,
April 29, 2016	/s/ George F. Schmitt George F. Schmitt Executive Chairman and Chief Executive Officer

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS	1
Information Concerning the Proxy Materials and the Annual Meeting	1
Voting Procedures and Vote Required	2
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	4
ELECTION OF DIRECTORS (Proposal No. 1)	6
CORPORATE GOVERNANCE	9
Board of Directors	9
Director Independence	9
Board Meetings and Attendance	9
Annual Meeting Attendance	9
Stockholder Communications with the Board	9
Board Committees	10
Family Relationships	12
Involvement in Certain Legal Proceedings	13
Leadership Structure of the Board	13
Risk Oversight	13
Code of Ethics	14
DIRECTOR COMPENSATION FOR FISCAL 2015	15
INFORMATION ABOUT OUR EXECUTIVE OFFICERS	16
EXECUTIVE COMPENSATION	17
Compensation Discussion and Analysis	17
Summary Compensation Table for Fiscal Years 2015 and 2014	18
Employment Agreements	18
Other Compensation	19
Outstanding Equity Awards at 2015 Fiscal Year End	20
Equity Compensation Plan Information as of December 31, 2015	21
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	22
COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT	24
COMPENSATION COMMITTEE REPORT	25
AUDIT COMMITTEE REPORT	26
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS (Proposal No. 2)	27
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors	27
Required Vote	27
PROPOSAL TO AUTHORIZE THE BOARD OF DIRECTORS TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT A REVERSE STOCK SPLIT OF OUR OUTSTANDING COMMON STOCK AT THEIR DISCRETION (Proposal No. 3)	28
Summary	28
Risks of the Proposed Reverse Stock Split	30

i

Principal Effects of the Reverse Stock Split	30
Board Discretion to Implement or Abandon Reverse Stock Split	32
Fractional Shares	33
No Dissenters’ Rights	33
Certain United States Federal Income Tax Consequences	33
Accounting Consequences	34
Exchange of Stock Certificates	34
Book Entry	34
Vote Required and Recommendation	35
APPROVAL OF THE ESTABLISHMENT OF THE xG TECHNOLOGY, INC. 2016 EMPLOYEE STOCK PURCHASE PLAN (Proposal No. 4)	36
Summary	36
Reason for the Adoption of the ESPP	36
Reasons for Stockholder Approval	36
Description of the ESPP	36
Vote Required and Recommendation	39
APPROVAL OF THE ESTABLISHMENT OF xG TECHNOLOGY, INC. 2016 INCENTIVE COMPENSATION PLAN (Proposal No. 5)	40
Summary	40
Reasons for Adoption of the 2016 Plan	40
Reasons for Stockholder Approval	40
Description of the 2016 Plan	40
Vote Required and Recommendation	43
APPROVAL OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR CAPITAL STOCK THAT WE MAY ISSUE FROM 110,000,000 TO 220,000,000, OF WHICH 200,000,000 SHARES SHALL BE CLASSIFIED AS COMMON STOCK AND 20,000,000 SHARES SHALL BE CLASSIFIED AS BLANK CHECK PREFERRED STOCK (Proposal No. 6)	44
Increase in Authorized Shares of Common Stock	44
Increase in Authorized Blank Check Preferred Stock	44
Effectiveness of the Certificate Amendment	45
Potential Anti-Takeover Effect of the Proposed Certificate Amendment	45
Effectiveness of Certificate Amendment	45
Vote Required and Recommendation	45
APPROVAL OF ISSUANCE OF SHARES OF SERIES D CONVERTIBLE PREFERRED STOCK ISSUED TO INTEGRATED MICROWAVE TECHNOLOGIES LLC IN ACCORDANCE WITH NASDAQ MARKETPLACE RULE 4350(i)(1)(D)(ii) (Proposal No. 7 )	47
Summary	47
Background	47
Nasdaq Listing Requirements and the Necessity of Stockholder Approval	48
Vote Required and Recommendation	48
FUTURE STOCKHOLDER PROPOSALS	50

ii

EXPENSES AND SOLICITATION	50
OTHER BUSINESS	50
ADDITIONAL INFORMATION	51
APPENDIX A — AUDIT COMMITTEE CHARTER	A-1
APPENDIX B — COMPENSATION COMMITTEE CHARTER	B-1
APPENDIX C — GOVERNANCE AND NOMINATION COMMITTEE CHARTER	C-1
APPENDIX D — FORM OF CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION	D-1
APPENDIX E — 2016 EMPLOYEE STOCK PURCHASE PLAN	E-1
APPENDIX F — 2016 INCENTIVE COMPENSATION PLAN	F-1
APPENDIX G — FORM OF CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION	G-1
APPENDIX H — FINANCIAL STATEMENTS OF INTEGRATED MICROWAVE TECHNOLOGIES LLC FOR THE YEARS ENDED DECEMBER 31, 2014, AND DECEMBER 31, 2015	H-1
APPENDIX I — UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS THAT GIVE EFFECT TO THE BUSINESS COMBINATION BETWEEN INTEGRATED MICROWAVE TECHNOLOGIES LLC AND XG TECHNOLOGY, INC.	I-1

iii

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

In this Proxy Statement, xG Technology, Inc., a Delaware corporation, is referred to as “xG,” the “Company,” “we,” “us” and “our.”

Information Concerning the Proxy Materials and the Annual Meeting

Proxies in the form enclosed with this Proxy Statement are being solicited by our Board of Directors for use at our Annual Meeting of our Stockholders to be held at 9:00 a.m. (Eastern Time) on June 9, 2016, at the Company’s offices at 7771 West Oakland Park Blvd., Suite 225, Sunrise, FL 33351, and at any adjournment thereof. Your vote is very important. For this reason, our Board of Directors is requesting that you permit your common stock, $0.00001 par value per share (the “Common Stock”), to be represented at the Annual Meeting by the proxies named on the enclosed proxy card. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

Voting materials, which include this Proxy Statement and the enclosed proxy card, will be first mailed to stockholders on or about April 29, 2016.

Only stockholders of record as of the close of business on April 15, 2016, (the “Record Date”) of our Common Stock will be entitled to notice of, and to vote at, the Annual Meeting. As of April 15, 2016, 46,051,516 shares of Common Stock were issued and outstanding. Holders of Common Stock are entitled to one vote per share held by them. Stockholders may vote in person or by proxy, however, granting a proxy does not in any way affect a stockholder’s right to attend the Annual Meeting and vote in person. Any stockholder giving a proxy has the right to revoke that proxy by (i) filing a later-dated proxy or a written notice of revocation with us at our principal office at any time before the original proxy is exercised or (ii) attending the Annual Meeting and voting in person.

Roger Branton and Benjamin Dickens are named as attorneys-in-fact in the proxy. Mr. Branton is our Chief Financial Officer. Mr. Dickens is our General Counsel. Mr. Branton or Mr. Dickens will vote all shares represented by properly executed proxies returned in time to be counted at the Annual Meeting, as described below under “Voting Procedures.” Where a vote has been specified in the proxy with respect to the matters identified in the Notice of the Annual Meeting, the shares represented by the proxy will be voted in accordance with those voting specifications. If no voting instructions are indicated, your shares will be voted as recommended by our Board on all matters, and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote before the Annual Meeting.

The stockholders will consider and vote upon (i) a proposal to elect seven (7) members of our Board of Directors, each to serve until the 2017 Annual Meeting of Stockholders and until their successors are elected and qualified or until their earlier resignation or removal (“Proposal No. 1”); (ii) a proposal to ratify the Board’s selection of Marcum LLP as our independent auditors for the fiscal year ending December 31, 2016 (“Proposal No. 2”); (iii) a proposal to give the Company’s Board the authority to effect a reverse stock split of all of the outstanding shares of our Common Stock, par value $0.00001 per share, from one-for-ten to one-for-fifty, with the exact exchange ratio to be determined by the Board in its sole discretion, by filing an amendment to the Company’s Certificate of Incorporation (the “Certificate of Incorporation”) at any time before August 15, 2016 (“Proposal No. 3”); (iv) a proposal to approve of the Company’s 2016 Employee Stock Purchase Plan (“Proposal No. 4”); (v) a proposal to approve of the Company’s 2016 Incentive Compensation Plan (“Proposal No. 5”); (vi) a proposal to approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of the Company’s capital stock that the Company may issue from 110,000,00 to 220,000,000 shares, of which 200,000,000 shares shall be classified as common stock and 20,000,000 shares shall be classified as blank check preferred stock (“Proposal No. 6”); and (vii) a proposal to approve of the issuance of shares of Series D Convertible

Preferred Stock issued to IMT in accordance with Nasdaq Marketplace Rule 4350(i)(1)(D)(ii) (“Proposal No. 7”). Stockholders also will consider and act upon such other business as may properly come before the Annual Meeting.

Voting Procedures and Vote Required

Mr. Branton and/or Mr. Dickens will vote all shares represented by properly executed proxies returned in time to be counted at the Annual Meeting. The presence, in person or by proxy, of at least a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business. Shares represented by proxies which contain an abstention, as well as “broker non-vote” shares (described below) are counted as present for purposes of determining the presence or absence of a quorum for the Annual Meeting.

All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting as specified in such proxies.

Vote Required for Election of Directors (Proposal No. 1).  Our Certificate of Incorporation, as amended, does not authorize cumulative voting. Delaware law and our Bylaws provide that directors are to be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the seven (7) candidates receiving the highest number of affirmative votes at the Annual Meeting will be elected as directors. Only shares that are voted in favor of a particular nominee will be counted toward that nominee’s achievement of a plurality. Shares present at the Annual Meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withheld authority to vote for such nominee will not be counted toward that nominee’s achievement of a plurality.

Vote Required for Ratification of Auditors (Proposal No. 2).  Delaware law and our Bylaws provide that, on all matters (other than the election of directors and except to the extent otherwise required by our Certificate of Incorporation, as amended or applicable Delaware law), the affirmative vote of a majority of the shares present, in person or by proxy, and voting on the matter, will be required for approval. Accordingly, the affirmative vote of a majority of the shares present at the Annual Meeting, in person or by proxy, and voting on the matter, will be required to ratify the Board’s selection of Marcum LLP as our independent auditors for the fiscal year ending December 31, 2016.

Vote Required for the Reverse Stock Split (Proposal No. 3).  Delaware law and our Bylaws provide that the affirmative vote of the holders of a majority of our Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter is required to approve the amendment to our Certificate of Incorporation to give effect to the reverse stock split. Abstentions with respect to Proposal 3 will be treated as shares that are present or represented at the Annual Meeting, but will not be counted in favor of Proposal 3. Accordingly, an abstention with respect to Proposal 3 will have the same effect as a vote “AGAINST” Proposal 3. Brokers do not have discretionary authority to vote on the approval of an amendment to our Certificate of Incorporation to effect a reverse stock split without instruction from the beneficial owner. Therefore, broker non-votes with respect to Proposal 3 will have the same effect as a vote “AGAINST” Proposal 3.

Vote Required for the Approval of the Company’s 2016 Employee Stock Purchase Plan (Proposal No. 4).  Delaware law and our Bylaws provide that, on all matters (other than the election of directors and except to the extent otherwise required by our Certificate of Incorporation, as amended, or applicable Delaware law), the affirmative vote of a majority of the shares present, in person or by proxy, and voting on the matter, will be required for approval. Accordingly, the affirmative vote of a majority of the shares present at the Annual Meeting, in person or by proxy, and voting on the matter, will be required to approve the establishment of the Company’s 2016 Employee Stock Purchase Plan.

Vote Required for the Approval of the Company’s 2016 Incentive Compensation Plan (Proposal No. 5).  Delaware law and our Bylaws provide that, on all matters (other than the election of directors and except to the extent otherwise required by our Certificate of Incorporation, as amended, or applicable Delaware law), the affirmative vote of a majority of the shares present, in person or by proxy, and voting on the matter, will be required for approval. Accordingly, the affirmative vote of a majority of the shares present at the Annual Meeting, in person or by proxy, and voting on the matter, will be required to approve the establishment of the Company’s 2016 Incentive Compensation Plan.

Vote Required for the Increase of our Authorized Shares of Capital Stock (Proposal No. 6).  Delaware law and our Bylaws provide that the affirmative vote of the holders of a majority of our Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter is required to approve the amendment to our Certificate of Incorporation to give effect to the increase of our authorized shares. Abstentions with respect to Proposal 6 will be treated as shares that are present or represented at the Annual Meeting, but will not be counted in favor of Proposal 6. Accordingly, an abstention with respect to Proposal 6 will have the same effect as a vote “AGAINST” Proposal 6. Brokers do not have discretionary authority to vote on the approval of an amendment to our Certificate of Incorporation to effect an increase in the Company’s authorized shares, without instruction from the beneficial owner. Therefore, broker non-votes with respect to Proposal 6 will have the same effect as a vote “AGAINST” Proposal 6.

Vote Required for the Issuance of Shares of Series D Convertible Preferred Stock to IMT in Accordance with Nasdaq Marketplace Rule 4350(i)(1)(D)(ii) (Proposal No. 7).  Delaware law and our Bylaws provide that, on all matters (other than the election of directors and except to the extent otherwise required by our Certificate of Incorporation, as amended or applicable Delaware law), the affirmative vote of a majority of the shares present, in person or by proxy, and voting on the matter, will be required for approval. Accordingly, the affirmative vote of a majority of the shares present at the Annual Meeting, in person or by proxy, and voting on the matter, will be required to approve the issuance of shares of the Company’s Series D Convertible Preferred Stock to IMT in accordance with Nasdaq Marketplace Rule 4350(i)(1)(D)(ii).

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. Brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf on “non-routine” proposals. Broker non-votes are not counted for the purposes of obtaining a quorum for the Annual Meeting, and, in tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote. The vote on Proposals 1, 3, 4, 5, 6 and 7 are considered “non-routine” and the vote on Proposals 2 is considered “routine”.

Abstentions are counted as “shares present” at the Annual Meeting for purposes of determining the presence of a quorum but are not counted in the calculation of the vote.

Votes at the meeting will be tabulated by one or more inspectors of election appointed by the Chief Executive Officer.

Stockholders will not be entitled to dissenter’s rights with respect to any matter to be considered at the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 15, 2016, information regarding beneficial ownership of our capital stock by:

•	Each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;
•	Each of our named executive officers;
•	Each of our directors; and
•	All of our current executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the Securities and Exchange Commission (the “SEC’) and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, including options that are currently exercisable or exercisable within sixty (60) days of April 15, 2016. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown that they beneficially own, subject to community property laws where applicable.

Common Stock subject to stock options currently exercisable or exercisable within sixty (60) days of April 15, 2016, are deemed to be outstanding for computing the percentage ownership of the person holding these options and the percentage ownership of any group of which the holder is a member but are not deemed outstanding for computing the percentage of any other person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o xG Technology, Inc., 240 S. Pineapple Avenue, Suite 701, Sarasota, Florida 34236.

Name and address of beneficial owner:	Amount and Nature of Beneficial Ownership	Percent of class of Common Stock(1)
5% Stockholders:
MB Technology Holdings, LLC (“MBTH”)(2)	1,247,410	2.70%
Named Executive Officers and Directors:
George F. Schmitt(3)	1,517,290	6.14%
Roger G. Branton(4)	1,456,653	3.28%
James Woodyatt(5)	10,761	*
John Payne IV	—	—
Belinda Marino(6)	1,312	*
Gary Cuccio(7)	68,688	*
John C. Coleman(8)	304,969	*
Richard L. Mooers(9)	1,703,653	3.68%
Ken Hoffman(10)	68,237	*
Raymond M. Sidney(11)	68,237	*
General James T. Conway(12)	833	*
All executive officers and directors as a group (11 persons):	4,091,947	8.82%

*	Less than 1%
(1)	Based on 46,051,516 shares of common stock issued and outstanding as of April 15, 2016. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.
(2)	Includes 212,078 shares of common stock underlying options and warrants that are presently exercisable.

(3)	Includes 1,532,817 shares of common stock and 62,560 shares of common stock underlying options and warrants that are presently exercisable, held directly by Mr. Schmitt, and 1,035,332 shares of common stock and 212,078 shares of common stock underlying options and warrants that are presently exercisable, beneficially owned through MBTH. Mr. Schmitt has a direct 36.84% ownership interest in MBTH. In addition, Mr. Schmitt, through his employment agreement as CEO of MBTH, has been granted an option to purchase MBTH shares sufficient to give him five percent (5%) of the equity ownership of MBTH shares, based on MBTH’s total capitalization as of the date of execution of his employment agreement with MBTH and fully diluted to incorporate all shares issued and amounts paid in the exercise of such options.
(4)	Includes 261,802 shares of common stock and 8,798 shares of common stock underlying options and warrants that are presently exercisable, beneficially owned through Branton Partners, LLC, of which various family entities, including Mr. Branton’s spouse, children and trusts for the benefit of Mr. Branton’s children, beneficially own 100%, 1,429 shares beneficially owned through Mooers Branton and Company (“MBC”), of which Mr. Branton is a 20% owner, and 1,035,332 shares of common stock and 212,078 shares of common stock underlying options and warrants that are presently exercisable, beneficially owned through MBTH. Mr. Branton beneficially holds 20% of the issued share capital of MB Merchant Group, LLC, which has a 45.85% ownership interest in MBTH.
(5)	Includes 5,618 shares of common stock and 5,143 shares of common stock underlying options that are presently exercisable.
(6)	Includes 783 shares of common stock and 529 shares of common stock underlying options that are presently exercisable.
(7)	Includes 68,688 shares of common stock and 1,286 shares of common stock underlying options that are presently exercisable.
(8)	Includes 297,308 shares of common stock and 7,661 shares of common stock underlying options and warrants that are presently exercisable. Includes 1,101 shares of common stock owned by Mr. Coleman’s wife.
(9)	Includes 434,181 shares of common stock and 1,334 shares of common stock underlying options that are presently exercisable. Richard Mooers’ family entities and trusts for the benefit of his and his wife’s children hold 80% of the share capital of MBMG and MBC. MBTH owns 1,035,332 shares of common stock and 212,078 shares of common stock underlying options that are presently exercisable in xG. MBMG owns 45.85% of MBTH. Mooers Partners, LLC (“MP”) owns 29,059 shares of common stock and 17,978 shares of common stock underlying options and warrants that are presently exercisable in xG. MP is owned by various trusts for the benefit of Mr. Mooers’ children. Additionally, a trust for the benefit of Mr. Mooers’ children also owns 5,503 shares of common stock and 2,751 shares of common stock underlying warrants that are presently exercisable in xG. MBC directly owns 1,429 shares of xG. 172 shares of xG are held by Mr. Mooers’ children directly. As the children reside in Mr. Mooers’ household, he is required to claim beneficial ownership and does.
(10)	Includes 68,237 shares of common stock and 1,286 shares of common stock underlying options that are presently exercisable.
(11)	Includes 68,237 shares of common stock and 1,286 shares of common stock underlying options that are presently exercisable.
(12)	Includes 833 shares of common stock underlying options that are presently exercisable.

ELECTION OF DIRECTORS
(Proposal No. 1)

The following individuals have been nominated as members of our Board of Directors, each to serve until the 2017 Annual Meeting of Stockholders, until their successors are elected and qualified or until their earlier resignation or removal. Pursuant to Delaware law and our Bylaws, directors are to be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the seven (7) candidates receiving the highest number of affirmative votes at the Annual Meeting will be elected as directors. Only shares that are voted in favor of a particular nominee will be counted toward that nominee’s achievement of a plurality. Proxies cannot be voted for a greater number of persons than the number of nominees named or for persons other than the named nominees.

Following is information about each nominee, including biographical data for at least the last five (5) years. Should one or more of these nominees become unavailable to accept nomination or election as a director, the individuals named as proxies on the enclosed proxy card will vote the shares that they represent for the election of such other persons as the Board may recommend, unless the Board reduces the number of directors. We have no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.

Name of Director	Age	Director Since
George F. Schmitt	72	February 4, 2011
John C. Coleman	62	January 19, 2011
Gary Cuccio	70	July 18, 2013
Kenneth Hoffman	60	July 18, 2013
Richard L. Mooers	52	February 4, 2004
Raymond M. Sidney	46	July 18, 2013
General James T. Conway	68	January 6, 2015

George F. Schmitt, Executive Chairman of the Board and Director

Mr. Schmitt has over 40 years of broad telecom experience in wireless and wireline companies and has built wireless networks in a dozen countries. He is a major investor in xG Technology through his personal holdings and through his holdings in MBTH and became Executive Chairman of the Board on July 19, 2013 while previously serving as a Director since February 4, 2011. He also previously served as the Chief Executive Officer of MBTH, from December 2010 through December 2013. Mr. Schmitt currently sits on the board of directors of SecureAlert, Culient, and the California Thoroughbred Breeders Association. Mr. Schmitt previously served as a director of TeleAtlas, Objective Systems Integrators, Omnipoint and LHS Group. Mr. Schmitt is a principal of Sierra Sunset II, LLC and served as a former Trustee of St. Mary’s College. In addition, Mr. Schmitt has served as a director of many privately held companies including Voice Objects, Knowledge Adventure, Jungo and Cybergate, among others. Mr. Schmitt has also served as Financial Vice President of Pacific Telesis and chaired the Audit Committees of Objective Systems Integrations and TeleATLAS. Mr. Schmitt received an M.S. in Management from Stanford University, where he was a Sloan Fellow, and a B.A. in Political Science from Saint Mary’s College.

Mr. Schmitt was selected to serve on our board based on his extensive experience with technology and networking companies and broad experience in the telecommunications industry and his status as a significant investor in our company.

John C. Coleman, Chief Executive Officer and Director

Mr. Coleman brings to us 35 years of combined experience in expeditionary operations from both government service and the private sector. Since June 2010, he has served as the Chief Executive Officer and Chief Operating Officer of the Company. From January 2009 to June 2012, he was the Chief Executive Officer of Joint Command and Control Consulting (JC3), a consulting services firm he founded that is focused on the development, integration, and delivery of mature and emerging technologies in support of expeditionary operations, particularly as related to command, control, and communications. In conjunction with its strategic partners, JC3 provides C4ISR-related systems, service, training, and support to expeditionary responders, both civil and military. He also served as a Vice-President of Hunter Defense Technology, a position he held from July 2006 to December 2008. In the thirty years preceding private sector employment, Mr. Coleman served the United States as a U.S. Marine Officer. Defining the character of his service upon retirement, Mr. Coleman was awarded the nation’s Distinguished Service Medal, an honor very rarely and only under exceptional circumstance bestowed to Marines below the rank of General Officer. He retired from the U.S. Marine Corp as a Colonel. He possesses top secret clearance which gives him access to several of our major markets. Currently, Mr. Coleman serves as a member of the board of xG.

Gary Cuccio, Director

Gary Cuccio has over 35 years of broad operating experience in wireless, software, engineering, operations, sales and marketing. Mr. Cuccio currently serves as Chairman of Openet Telecom Ltd. Based in Dublin, Ireland, Openet Telecom is a venture-backed software company providing IP mediation to leading Telco’s on a global basis. Mr. Cuccio also serves on the board of mBlox as the chairman of its audit committee. mBlox is a venture-backed startup providing a service bureau for SMS messages in the wireless space. Headquartered in London and Sunnyvale, CA, mBlox operates in Europe, the U.S. and Asia. Previously, Mr. Cuccio was CEO of ATG, a CLEC based in California, Oregon, and Washington. Prior to ATG, Mr. Cuccio was CEO of LHS group (Nasdaq: LHSG), a Telco billing software supplier. LHS was acquired by Sema, a French software company, in Q3, 2000 for $6.8BB. Mr. Cuccio was also COO of Omnipoint, a PCS mobile wireless carrier. Mr. Cuccio’s experience also includes several positions held at Airtouch, most notably Vice President of Operations for Europe, Vice President, Asia and President of Airtouch Paging. The company was merged with Vodafone in 1999. He has also served as chairman of the board and audit committee chairman of privately held companies and has helped sell and merge several public and privately held companies. Mr. Cuccio started his career with 27+ years at Pacific Tel in Operations, Engineering, Customer Service and Sales & Marketing, ending his tenure there as VP/General Manager.

Mr. Cuccio received his AMP from Harvard University, his MBA from St. Mary’s College and his BA in Political Science from California State University Los Angeles.

Mr. Cuccio was selected to serve on our board based on his 45 years of experience with technology and communications companies as well as his financial and audit committee background. Mr. Cuccio qualifies as an “audit committee financial expert” within the meaning of the SEC regulations.

Kenneth Hoffman, Director

Mr. Hoffman joined the Company in August 2010 as an advisor. Ken Hoffman is Vice President of Regulatory Affairs for Florida Power & Light Company, the rate-regulated subsidiary of NextEra Energy, Inc. (NYSE: NEE), one of the nation’s leading electricity-related services companies. He is responsible for providing assistance in the management and oversight of FPL’s regulatory activities before state regulators and the State Legislature on energy matters. Mr. Hoffman joined FPL in 2008 after a successful career in private law practice specializing in the representation of public utilities and telecommunications companies before the Florida Public Service Commission, the Florida Legislature and the Florida courts. He has over 25 years’ experience representing various types of telecommunications carriers including wireless before regulatory and legislative bodies. His expertise in regulatory proceedings in Florida will be helpful as we grow and face potential regulatory actions. Prior to joining FPL, he was a shareholder at Rutledge Ecenia Purnell & Hoffman, PA, in Tallahassee, Florida for 14 years.

Mr. Hoffman was selected to serve on our board based on his extensive experience in the utility industry, a key industry segment to utilize our products and services.

Richard L. Mooers, Director

Richard Mooers has been involved in telecommunications activities for over 20 years and has significant expertise in accounting, risk management, and controls. For the past 11 years he has served in a variety of positions with our company since its founding in August, 2002. Mr. Mooers served as our Executive Chairman of the Board from inception until July 19, 2013 and continues to serve as a Director, a position he has held from inception. He also serves as Chairman, CEO and Director of MBTH a company he co-founded with Roger Branton and George Schmitt in 2010. Richard graduated summa cum laude from the University of Maine, with a Bachelor of Science degree in business administration in 1985. He remains one of the major investors in the Company.

Mr. Mooers was selected to serve on our board based on his extensive experience with technology and telecommunications companies, including as a founder, executive and investor.

Raymond M. Sidney, Director

Dr. Sidney has established several real estate investment ventures and been involved with a number of companies, including Covia Labs, Hemedex, Edison2 and Commuter Cars as an investor, board member or advisor. He also serves on the Vision Circle of the X PRIZE Foundation. Prior to this, Dr. Sidney was the second software engineer hired at Google, Inc. Previously, Dr. Sidney had worked as a security expert and software engineer at RSA Labs and D.E. Shaw & Co., among other companies. He provided the implementation expertise for RC6, RSA’s candidate cipher for NIST’s quest for AES, a successor to the Data Encryption Standard. Dr. Sidney attended Caltech and Harvard, and he received a bachelor’s degree in mathematics from Harvard in 1991. He then entered the graduate program in mathematics at MIT, where he specialized in cryptography and received a PhD in 1995. His higher mathematics knowledge will be helpful to our development team. Dr. Sidney’s business experience includes running and investing in startups through his venture capital company, Big George Ventures. In addition, he is active in many educational and environmental undertakings in the Lake Tahoe area.

Mr. Sidney was selected to serve on our board based on his extensive experience with technology companies and broad experience in the venture capital industry.

General James T. Conway, Director

General Conway retired from active military duty in 2010. Since retiring, General Conway has consulted for several corporate and non-profit boards, including Textron Inc., Colt Defense and General Dynamics. General Conway also co-chairs the Energy Security Leadership Council, a non-partisan energy policy think tank. Prior to his retirement, General Conway served as the 34th Commandant of the U.S. Marine Corps for four years. Prior to becoming Commandant, General Conway served for four years on the Joint Chiefs of Staff as Senior Operations Officer in the U.S. military, where he oversaw the war efforts in Iraq and Afghanistan. As a member of the Joint Chiefs of Staff, General Conway functioned as a military advisor to the Secretary of Defense, the National Security Council, and the President.

General Conway was selected to serve on our board based on his significant experience assessing and implementing military technology operations.

Required Vote

Our Certificate of Incorporation, as amended, does not authorize cumulative voting. Delaware law and our Bylaws provide that directors are to be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the seven (7) candidates receiving the highest number of affirmative votes at the Annual Meeting will be elected as directors. Only shares that are voted in favor of a particular nominee will be counted toward that nominee’s achievement of a plurality. Shares present at the Annual Meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withheld authority to vote for such nominee will not be counted toward that nominee’s achievement of a plurality.

At the Annual Meeting a vote will be taken on a proposal to approve the election of the seven (7) director nominees.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE FOR THE ELECTION OF THE SEVEN (7) DIRECTOR NOMINEES.

CORPORATE GOVERNANCE

Board of Directors

The Board oversees our business affairs and monitors the performance of our management. In accordance with our corporate governance principles, the Board does not involve itself in day-to-day operations. The directors keep themselves informed through discussions with the Chief Executive Officer, other key executives and by reading the reports and other materials sent to them and by participating in Board and committee meetings. Our directors hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal, or if for some other reason they are unable to serve in the capacity of director.

Our board of directors currently consists of seven (7) members: Richard L. Mooers, John C. Coleman, Gary Cuccio, Kenneth Hoffman, George F. Schmitt, Raymond M. Sidney and General James T. Conway. All of our directors will serve until our next annual meeting and until their successors are duly elected and qualified.

Director Independence

As we are listed on NASDAQ, our determination of independence of directors is made using the definition of “independent director” contained in Rule 5605(a)(2) of the Marketplace Rules of the NASDAQ Stock Market. Our board affirmatively determined that Gary Cuccio, Kenneth Hoffman, General James T. Conway, and Ray Sidney, are “independent” directors, as that term is defined in the Nasdaq Stock Market Rules.

Board Meetings and Attendance

During fiscal 2015, the Board held seven (7) physical and telephonic meetings. No incumbent director attended, either in person or via telephone, fewer than 50% of the aggregate of all meetings of the Board, for which at the time of the meeting they were a member of the Board. The Board also approved certain actions by unanimous written consent.

Annual Meeting Attendance

The Company held its 2015 annual meeting on June 1, 2015, which was attended by six of our then current Directors.

Stockholder Communications with the Board

Shareholders wishing to communicate with the Board, the non-management directors, or with an individual Board member may do so by writing to the Board, to the non-management directors, or to the particular Board member, and mailing the correspondence to: c/o James Woodyatt, President, xG Technology, Inc., 7771 West Oakland Park Blvd., Suite 231, Sunrise, Florida 33351. The envelope should indicate that it contains a shareholder communication. All such shareholder communications will be forwarded to the director or directors to whom the communications are addressed.

Board Committees

Our board of directors has an audit committee, a compensation committee and a governance and nominations committee. Each committee has a charter, which is available on our website at www.xgtechnology.com. Information contained on our website is not incorporated herein by reference. Each of the board committees has the composition and responsibilities described below.

Our Board of Directors has three (3) standing committees of the Board: a Compensation Committee, an Audit Committee and Governance and Nomination Committee. As of April   , 2016, the members of these committees are:

Audit Committee	Compensation Committee	Governance and Nomination Committee
Gary Cuccio*	Gary Cuccio	Gary Cuccio
Kenneth Hoffman	Kenneth Hoffman	Kenneth Hoffman*
General James T. Conway	Raymond Sidney	Raymond Sidney
	General James T. Conway*	General James T. Conway

*	Denotes Chairman of committee.

Audit Committee

We have an Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The members of our Audit Committee are Gary Cuccio, Kenneth Hoffman and General James T. Conway. Each of these Committee members is “independent” within the meaning of Rule 10A-3 under the Exchange Act and the NASDAQ Stock Market Rules. Our board has determined that Gary Cuccio shall serve as the “audit committee financial expert”, as such term is defined in Item 407(d)(5) of Regulation S-K. Gary Cuccio currently serves as Chairman of the Audit Committee of mBlox, Inc. and Openet Telecom Ltd. In the past he also served on the Audit Committee of Objective Systems Integration, Inc. and Affinity Internet, Inc. Gary Cuccio serves as Chairman of our Audit Committee.

The Audit Committee oversees our accounting and financial reporting processes and oversees the audit of our financial statements and the effectiveness of our internal control over financial reporting. The specific functions of this Committee include:

•	Selecting and recommending to our board of directors the appointment of an independent registered public accounting firm and overseeing the engagement of such firm;
•	Approving the fees to be paid to the independent registered public accounting firm;
•	Helping to ensure the independence of our independent registered public accounting firm;
•	Overseeing the integrity of our financial statements;
•	Preparing an audit committee report as required by the SEC to be included in our annual proxy statement;
•	Reviewing major changes to our auditing and accounting principles and practices as suggested by our company’s independent registered public accounting firm, internal auditors (if any) or management;
•	Reviewing and approving all related party transactions; and
•	Overseeing our compliance with legal and regulatory requirements.

In 2015, the Audit Committee held six (6) physical and telephonic meetings, at each of which two members of the then current Audit Committee were present.

The Audit Committee’s charter is attached as Appendix A to this Company’s proxy statement.

Compensation Committee

The members of our Compensation Committee are Gary Cuccio, Kenneth Hoffman, Raymond Sidney and General James T. Conway. Each such member is “independent” within the meaning of the NASDAQ Stock Market Rules. In addition, each member of our Compensation Committee qualifies as a “non-employee director” under Rule 16b-3 of the Exchange Act. Our Compensation Committee assists the board of directors in the discharge of its responsibilities relating to the compensation of the board of directors and our executive officers. General James T. Conway serves as Chairman of our Compensation Committee.

The Committee’s compensation-related responsibilities include:

•	Assisting our board of directors in developing and evaluating potential candidates for executive positions and overseeing the development of executive succession plans;
•	Reviewing and approving on an annual basis the corporate goals and objectives with respect to compensation for our chief executive officer;
•	Reviewing, approving and recommending to our board of directors on an annual basis the evaluation process and compensation structure for our other executive officers;
•	Providing oversight of management’s decisions concerning the performance and compensation of other company officers, employees, consultants and advisors;
•	Reviewing our incentive compensation and other stock-based plans and recommending changes in such plans to our board of directors as needed, and exercising all the authority of our board of directors with respect to the administration of such plans;
•	Reviewing and recommending to our board of directors the compensation of independent directors, including incentive and equity-based compensation; and
•	Selecting, retaining and terminating such compensation consultants, outside counsel and other advisors as it deems necessary or appropriate.

In 2015 the Compensation Committee held two physical and telephonic meetings, at each of which two members of the then current Compensation Committee were present.

The Compensation Committee’s charter is attached as Appendix B to this proxy statement.

Governance and Nominations Committee

The members of our Governance and Nominations Committee are Gary Cuccio, Kenneth Hoffman, Raymond Sidney and General James T. Conway. Each such member is “independent” within the meaning of the NASDAQ Stock Market Rules. The purpose of the Governance and Nominations Committee is to recommend to the board nominees for election as directors and persons to be elected to fill any vacancies on the board, develop and recommend a set of corporate governance principles and oversee the performance of the board. Kenneth Hoffman serves as chairman of our Governance and Nominations Committee.

The Committee’s responsibilities include:

•	Selecting director nominees. The governance and nominations committee recommends to the board of directors nominees for election as directors at any meeting of stockholders and nominees to fill vacancies on the board. The governance and nominations committee would consider candidates proposed by stockholders and will apply the same criteria and follow substantially the same process in considering such candidates as it does when considering other candidates. The governance and nominations committee may adopt, in its discretion, separate procedures regarding director candidates proposed by our stockholders. Director recommendations by stockholders must be in writing, include a resume of the candidate’s business and personal background and include a signed consent that the candidate would be willing to be considered as a nominee to the board and, if elected, would serve. Such recommendation must be sent to the Company’s Secretary at the Company’s executive offices. When it seeks nominees for directors, our governance and nominations committee takes into account a variety of factors including (a) ensuring that the board, as a whole, is diverse and consists of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience, financial expertise (including expertise that could qualify a director as a “financial expert”, as that term is defined by the rules of the SEC), local or community ties and (b) minimum individual qualifications, including strength of character, mature judgment, familiarity with the Company’s business and industry, independence of thought and an ability to work collegially. The Company is of the view that the continuing service of qualified incumbents promotes stability and continuity in the board room, contributing to the ability of the board of directors to work as a collective body, while giving the Company the benefit of the familiarity and insight into the Company’s affairs that its directors have accumulated during their tenure. Accordingly, the process of the governance and nominations committee for identifying nominees reflects the Company’s practice of re-nominating incumbent directors who continue to satisfy the committee’s criteria for membership on the board of directors, whom the committee believes continue to make important contributions to the board of directors and who consent to continue their service on the board of directors. The board has not adopted a formal policy with respect to its consideration of diversity and does not follow any ratio or formula to determine the appropriate mix; rather, it uses its judgment to identify nominees whose backgrounds, attributes and experiences, taken as a whole, will contribute to the high standards of board service. The governance and nominations committee may adopt, and periodically review and revise as it deems appropriate, procedures regarding director candidates proposed by stockholders;
•	Reviewing requisite skills and criteria for new board members and board composition. The governance and nominations committee reviews with the entire board of directors, on an annual basis, the requisite skills and criteria for board candidates and the composition of the board as a whole;
•	Hiring of search firms to identify director nominees. The governance and nominations committee has the authority to retain search firms to assist in identifying board candidates, approve the terms of the search firm’s engagement, and cause the Company to pay the engaged search firm’s engagement fee;
•	Selection of committee members. The governance and nominations committee recommends to the board of directors on an annual basis the directors to be appointed to each committee of the board of directors;
•	Evaluation of the board of directors. The governance and nominations committee will oversee an annual self-evaluation of the board of directors and its committees to determine whether it and its committees are functioning effectively;
•	Evaluation of the board of directors. The governance and nominations committee will oversee an annual self-evaluation of the board of directors and its committees to determine whether it and its committees are functioning effectively; and
•	Development of Corporate Governance Guidelines. The governance and nominations committee will develop and recommend to the board a set of corporate governance guidelines applicable to the Company.

The governance and nominations committee may delegate any of its responsibilities to subcommittees as it deems appropriate. The governance and nominations committee is authorized to retain independent legal and other advisors, and conduct or authorize investigations into any matter within the scope of its duties.

In 2015 the Governance and Nomination Committee did not hold any meetings.

The Governance and Nomination Committee’s charter is attached as Appendix C to this proxy statement.

Family Relationships

There are no relationships between any of the officers or directors of the Company.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten (10) years:

•	Been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
•	Had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;
•	Been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;
•	Been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;
•	Been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
•	Been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the Commission.

Leadership Structure of the Board

The Board of Directors does not currently have a policy on whether the same person should serve as both the Chief Executive Officer and Chairman of the Board or, if the roles are separate, whether the Chairman should be selected from the non-employee directors or should be an employee. The Board believes that it should have the flexibility to make these determinations at any given point in time in the way that it believes best to provide appropriate leadership for the Company at that time. Our current Chairman, Mr. George F. Schmitt, is not an officer.

Risk Oversight

The Board oversees risk management directly and through its committees associated with their respective subject matter areas. Generally, the Board oversees risks that may affect the business of the Company as a whole, including operational matters. The Audit Committee is responsible for oversight of the Company’s accounting and financial reporting processes and also discusses with management the Company’s financial statements, internal controls and other accounting and related matters. The Compensation Committee oversees certain risks related to compensation programs and the Governance and Nomination Committee oversees certain corporate governance risks. As part of their roles in overseeing risk management, these Committees periodically report to the Board regarding briefings provided by management and advisors as well as the

Committees’ own analysis and conclusions regarding certain risks faced by the Company. Management is responsible for implementing the risk management strategy and developing policies, controls, processes and procedures to identify and manage risks.

Code of Ethics

The Board has adopted a Code of Business Ethics and Conduct (the “Code of Conduct”) which constitutes a “code of ethics” as defined by applicable SEC rules and a “code of conduct” as defined by applicable NASDAQ rules. We require all employees, directors and officers, including our principal executive officer and principal financial officer to adhere to the Code of Conduct in addressing legal and ethical issues encountered in conducting their work. The Code of Conduct requires that these individuals avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity. The Code of Conduct contains additional provisions that apply specifically to our Chief Executive Officer, Chief Financial Officer and other finance department personnel with respect to accurate reporting. The Code of Conduct is available on our website at www.xgtechnology.com. The Company will post any amendments to the Code of Conduct, as well as any waivers that are required to be disclosed by the rules of the SEC on such website. Information contained on our website is not a part of, and is not incorporated into, this proxy statement, and the inclusion of our website address in this proxy statement is an inactive textual reference only.

DIRECTOR COMPENSATION FOR FISCAL 2015

The Company compensates our non-employee directors on a negotiated basis including expenses for their service. Each of these directors received compensation in the amount of $15,000 annually payable quarterly or the same value in shares of the Company, based on the director’s determination. In addition, they received awards of 1,429 options in September of 2012 with a strike price of $157.50 and 1,000 in November of 2013 with a strike price of $16.30. Each award has a vesting schedule of one-third vesting each year on the anniversary date over three (3) years. No options were awarded in 2014. On June 1, 2015, the directors each received awards of 1,500 options with a strike price of $2.50. This award has a vesting schedule of 50% vesting each year on the anniversary date over two (2) years.

The table below summarizes the compensation earned by our independent directors for the fiscal year ended December 31, 2015.

Name	Fees earned or paid in cash ($)	Stock Awards ($)	Option Awards ($)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings ($)	All Other Compensation ($)	Total ($)
Gary Cuccio	0	15,000	3,196	0	0	0	18,196
Kenneth Hoffman	0	15,000	3,196	0	0	0	18,196
Raymond Sidney	0	15,000	3,196	0	0	0	18,196
General James T. Conway	14,798	0	11,912	0	0	0	26,710

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

Our executive officers are:

Name	Age	Position
George Schmitt	72	Chief Executive Officer
Roger G. Branton	49	Chief Financial Officer
James Woodyatt	47	President
Belinda Marino	56	Secretary
John Payne IV	46	President of the IMT Division

Biographical information about George Schmitt appears on page 6 above.

Roger G. Branton, Chief Financial Officer

For the past 11 years he has served in a variety of positions with our company since its founding in August, 2002. Mr. Branton currently serves as our Chief Financial Officer since inception. He also serves in similar capacities at MBTH, a company he co-founded with Richard Mooers and George Schmitt in 2010. He graduated from West Chester University in Pennsylvania with a Bachelor of Science degree in accounting. He trained as a certified public accountant in 1989.

James Woodyatt, President

Mr. Woodyatt has served as our President since April 20, 2012. He also served as our Deputy Chief Executive Officer from June 2007 to April 20, 2012, at which time James assumed the President title, and as a Director from January 2007 through July 2013. From February 2006 until October 2011, James served as President of Veegoo Holding SA, a company he co-founded in 2006 and as a Managing Director of Veegoo Capital Services SA, a group which is active in business advisory and private equity.

Belinda Marino, Secretary

Mrs. Marino has served secretary since August 2013. Mrs. Marino is also an employee of the Company serving as the Director of Human Resources since 2006. In addition to the above, Mrs. Marino has ongoing responsibilities for functions that include corporate banking activities and corporate governance. Mrs. Marino earned a PHR (Professional in Human Resources) Certificate from the HR Certification Institute in 2009.

John Payne IV, President of the IMT Division

Mr. Payne has served as our President of the IMT Division since January 29, 2016. Mr. Payne was previously the Chief Technology Officer and VP of Engineering from February 2012 to January 2015 and in January 2015 became Chief Operating Officer of IMT through January 2016 while continuing as Chief Technology Officer. From August 2010 through March 2012, Mr. Payne was the Vice President of Technology for IMT, a Vitec Group company. From 1996 through August 2010, Mr. Payne worked for Nucomm, Inc. in various positions, including as Vice President of Engineering. Mr. Payne holds several patents in the area of wireless communications and is considered an industry expert in the wireless video communication industry related to broadcast television and military and civil manned and unmanned systems. Mr. Payne has a Master of Science in communication systems from the University of Southern California and a Bachelor of Science in engineering from the Rochester Institute of Technology.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Base Salary

We provide base salary as a fixed source of compensation for our executive officers, allowing them a degree of certainty when having a meaningful portion of their compensation “at risk” in the form of equity awards covering the shares of a company for whose shares there has been limited liquidity to date. The Board of Directors recognizes the importance of base salaries as an element of compensation that helps to attract highly qualified executive talent.

Base salaries for our executive officers were established primarily based on individual negotiations with the executive officers when they joined us and reflect the scope of their anticipated responsibilities, the individual experience they bring, the board members’ experiences and knowledge in compensating similarly situated individuals at other companies, our then-current cash constraints, and a general sense of internal pay equity among our executive officers.

The Board does not apply specific formulas in determining base salary increases. In determining base salaries for 2012 for our continuing named executive officers, no adjustments were made to the base salaries of any of our named executive officers as the board or compensation committee determined, in their independent judgment and without reliance on any survey data, that existing base salaries, taken together with other elements of compensation, provided sufficient fixed compensation for retention purposes.

Cash Bonuses or Bonuses Paid in Shares

We did not set any targets for the award of corporate performance-related bonuses for 2015 and have not yet set any targets for the award of corporate performance-related bonuses for 2015.

Equity Compensation

As a majority-held company, we have historically used options as the principal component of our executive compensation program. Consistent with our compensation objectives, we believe this approach has allowed us to attract and retain key talent and aligned our executive team’s contributions with the long-term interests of the company and our stockholders. We grant stock options with an exercise price not less than the fair market value of our common stock on the date of grant, so these options will have value to our executive officers only if the fair market value of our common stock increases after the date of grant and the date of vesting. Typically, stock options granted to our executive officers vest over three years.

In addition, our board has approved certain executive grants of options containing accelerated vesting provisions upon an involuntary termination (both termination without cause and resignation for good reason) as well as upon certain material change in control transactions. Our board believes these accelerated vesting provisions reflect current market practices, based on the collective knowledge and experiences of our board members (and without reference to specific peer group data), and allow us to attract and retain highly qualified executive officers. In addition, we believe these accelerated vesting provisions will allow our executive officers to focus on closing a transaction that may be in the best interest of our stockholders even though the transaction may otherwise result in a termination of their employment and, absent such accelerated vesting, a forfeiture of their unvested equity awards. Additional information regarding accelerated vesting prior to, upon or following a change in control is discussed below under “— Potential Payments Upon Termination or Change in Control.”

In determining the form, size and material terms of executive equity awards, our board customarily considered, among other things, individual negotiations with the executive officers at their time of hire, the executive officer’s total compensation opportunity, the need to create a meaningful opportunity for reward predicated on the creation of long-term stockholder value, internal pay equity as among our executive officers, notable performance accomplishments, adjustments to duties and the retention implications of existing grants.

In determining the size of the equity grants, our board generally considered the CEO’s recommendations, the executive officer’s existing equity award holdings (including the unvested portion of such awards), internal pay equity, our retention and incentive goals, and, as applicable, negotiations with the executive at the time of his hiring. Our Board of Directors made grants to our executive officers in 2015 but did not make any grants to our executive officers in 2014:

Summary Compensation Table for Fiscal Years 2015 and 2014

The following table summarizes information regarding the compensation awarded to, earned by or paid to, our Executive Chairman, Chief Executive Officer, Chief Financial Officer and our two other most highly compensated executive officers during 2015 and 2014. We refer to these individuals in this report as our named executive officers.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
George F. Schmitt, Executive Chairman(4)	2015	187,500	0	0	26,636	—	—	694	214,830
	2014	150,000		7,581	0			0	157,581
John C. Coleman, Director(5)	2015	250,000	0	0	26,636	—	—	36,672	313,308
	2014	250,000	0	12,193	0			42,578	304,771
Roger G. Branton, Chief Financial Officer	2015	240,000	0	0	26,636	—	—	11,154	277,790
	2014	240,000	0	0	38,683			10,776	289,459
James Woodyatt, President	2015	210,000	0	0	26,636	—	—	10,817	247,453
	2014	202,522	67,500	8,340	0			3,672	282,034

(1)	Amounts represent corporate performance-related bonuses to be paid in stock from the 2011 and 2012 bonus plan.
(2)	Amounts relate to grants of stock options made under the 2013 Stock Incentive Plan. With respect to each stock option grant, the amounts disclosed generally reflect the grant date fair value computed in accordance with FASB ASC Topic 718 “Stock Compensation”.
(3)	Includes employer-paid insurance and, for Mr. Coleman, a housing allowance.
(4)	Mr. Schmitt became Executive Chairman of the Board on July 19, 2013. On February 17, 2015, the Company’s Board of Directors appointed Mr. Schmitt to the role of Chief Executive Officer.
(5)	As of February 17, 2015, Mr. Coleman is no longer an executive officer of the Company. Mr. Coleman will continue to serve as a Director of the Company.

Employment Agreements

The Company has an employment agreement with its CEO, John Coleman, for a term of three (3) years with automatic renewals unless terminated. Mr. Coleman’s agreement was effective on August 1, 2011. It provides that he will receive a salary of no less than $250,000 per year, subject to annual increases as determined by the Board. In addition, he is entitled to incentive compensation not to exceed two (2) times his base salary. The incentive compensation is payable in shares of common stock at the Company’s discretion. He is also entitled to participate in all other benefits that the Company may provide to other senior executives. The agreement contains a non-compete and non-solicitation provision.

On February 17, 2015, John Coleman resigned from his position of Chief Executive Officer effective immediately. Mr. Coleman’s resignation was not a result of any disagreements with the Company. Mr. Coleman will continue to serve as a Director of the Company and manage the portions of the business dealing with the Federal government and expeditionary markets.

In connection with this transition, on February 17, 2015, the Company’s Board of Directors appointed George Schmitt, the Company’s Executive Chairman, to the role of Chief Executive Officer. Mr. Schmitt will perform the services and duties that are normally and customarily associated with the Chief Executive Officer position, as well as other duties as the Board reasonably determines. We do not currently have an employment agreement with Mr. Schmitt.

Other Compensation

Post-Employment Compensation

In hiring our executive officers, we recognized that many of our desired candidates were leaving the security of employment with more mature companies where they had existing severance and change of control compensation rights. Accordingly, we sought to develop compensation packages that could attract qualified candidates to fill our most critical positions. At the same time, we were sensitive to the need to integrate new executive officers into our existing executive compensation structure. We believe these equity acceleration provisions will help our executive officers maintain continued focus and dedication to their responsibilities to help maximize stockholder value if there is a potential transaction that could involve a change in control of our company and a potential for the termination of their employment.

All of our executive officers are employees-at-will except our chief executive officer, John Coleman who has a three (3) year employment agreement. For a summary of the material terms and conditions of this employment agreement, see “Employment Agreements”.

Employee Benefits

We provide standard health, dental, vision, life and disability insurance benefits to our executive officers, on the same terms and conditions as provided to all other eligible employees. Our executive officers may also participate in our broad-based 401(k) plan, which currently does not include a company match or discretionary contribution. We believe these benefits are consistent with the broad based employee benefits provided at the companies with whom we compete for talent and therefore are important to attracting and retaining qualified employees.

We provide certain temporary living expenses to the Chief Executive Officer recognizing that such costs were critical to our ability to attract this individual to join us.

Equity Granting Policies

•	We encourage our named executive officers to hold a significant equity interest in our company, but have not set specific ownership guidelines.
•	While our board of directors has delegated authority to our compensation committee to grant equity awards to executive officers, all equity awards previously granted to our executive officers have been granted by our full board of directors.

Other than as described above, there were no post-employment compensation, pension or nonqualified deferred compensation benefits earned by the executive officers during the year ended December 31, 2015. We do not have any retirement, pension, or profit-sharing programs for the benefit of our directors, officers or other employees. The Board of Directors may recommend adoption of one or more such programs in the future.

Outstanding Equity Awards at 2015 Fiscal Year End

The following table presents information regarding outstanding options held by our named executive officers as of December 31, 2015:

	Option Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration date
George Schmitt	143	—		84,00	2/23/2020
	0	12,500	(4)	2.50	6/1/2015
Total	143	12,500
John Coleman	143	—		87.50	3/8/2020
	1,429	—		70.00	6/16/2020
	2,858			87.50	4/14/2021
	2,667	1,333	(2)	16.30	11/19/2023
	0	12,500	(4)	2.50	6/1/2025
Total	7,097	13,833
Roger Branton(1)	2,000	1,000	(3)	16.30	11/19/2023
	0	12,500		2.50	6/1/2025
Total	2,000	13,500
James Woodyatt	2,143	—		1,925.00	1/10/2017
	1,000	0		78.80	4/14/2021
	2,000	1,000	(3)	16.30	11/19/2023
		12,500	(4)	2.50	6/1/2025
Total	5,143	13,500

(1)	Held by trusts and entities for the benefit of Roger Branton, his wife and children.
(2)	1,334 of these options vest on November 19, 2014, 1,334 vest on November 19, 2015 and 1,334 vest on November 19, 2016.
(3)	1,000 of these options vest on November 19, 2014, 1,000 vest on November 19, 2015 and 1,000 vest on November 19, 2016.
(4)	6,250 of these options vest on June 1, 2016 and 6,250 vest on June 1, 2017.

Equity Compensation Plan Information as of December 31, 2015

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance under equity compensation plans (excluding securities reflected in column (a))(5)
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	48,008	$483.05	—
Equity compensation plans approved by security holders(2)	36,679	$13.31	2,659,711	(5)
Equity compensation plans approved by security holders(3)	—	—	5,983	(5)
Equity compensation plans approved by security holders(4)	218,500	2.50	12,863,140	(5)
	303,187	$79.90	15,528,834	(5)

(1)	Represents the shares authorized for issuance under the 2004, 2005, 2006, 2007 and 2009 Option Plans, which were approved by the Company’s shareholders. All of the authorized securities under these plans have been issued
(2)	Represents the shares authorized for issuance under the 2013 Option Plan, which was approved by the Company’s shareholders. The maximum aggregate number of shares of Common Stock that may be issued under the Plan, including Stock Options, Stock Awards, and Stock Appreciation Rights is limited to 15% of the shares of Common Stock outstanding on the first trading day of any fiscal year, or 3,034,155 shares for fiscal 2016.
(3)	Represents the shares authorized for issuance under the 2015 Employee Stock Purchase Plan, which was approved by the Company’s shareholders. The maximum aggregate number of shares of Common Stock that may be issued under the Plan, is limited to 5,983 shares of Common Stock.
(4)	Represents the shares authorized for issuance under the 2015 Incentive Compensation Plan, which was approved by the Company’s shareholders. The maximum aggregate number of shares of Common Stock that may be issued under the Plan, including Stock Options and Stock Award is limited to $2,829,891 of shares of Common Stock, which based on the closing price of our common stock on December 31, 2015, as listed on the NASDAQ Capital Market, was equal to 12,863,140 shares.
(5)	As of December 31, 2015.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than compensation arrangements, the following is a description of transactions to which we were a participant or will be a participant to, in which:

•	the amounts involved exceeded or will exceed the lesser of 1% of our total assets or $120,000; and
•	any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Our Audit Committee considers and approves or disapproves any related person transaction as required by NASDAQ regulations.

MB Technology Holdings, LLC

On April 29, 2014, the Company entered into a management agreement (the “Management Agreement”) with MB Technology Holdings, LLC (“MBTH”), pursuant to which MBTH agreed to provide certain management and financial services to the Company for a monthly fee of $25,000. The Management Agreement was effective January 1, 2014. The Company incurred fees related to the Management Agreement of $300,000 and $300,000 respectively, for the years ended December 31, 2015 and 2014. As of December 31, 2015, MBTH owned approximately 6.1% of the Company’s outstanding shares. Roger Branton, the Company’s Chief Financial Officer, George Schmitt, the Company’s Executive Chairman and, effective as of February 17, 2015, Chief Executive Officer, are directors of MBTH, and Richard Mooers, a director of the Company, is the CEO and a director of MBTH.

On February 24, 2015, the Company issued 399,114 shares of common stock to MBTH in consideration of settling $1,756,098 of amounts due to related parties at a price of $4.40 per share. The balance outstanding to MBTH at December 31, 2015 is $24,000 and has been included in due to related parties on the balance sheet.

The Company has agreed to award MBTH a 3% cash success fee if MBTH arranges financing, a merger, consolidation or sale by the Company of substantially all of its assets. On February 24, 2015, MBTH invoiced the Company for $700,000 in fees associated with equity financings that had occurred through April 16, 2014 at a rate of 3% per financing less certain discounts. The Company also accrued for an additional fee of approximately $109,000 for equity financings between April 17, 2014 and December 31, 2014. The balance of $809,000 was recorded as an expense in general and administrative expenses and included in due to related parties as of December 31, 2014. The $809,000 was included in the settlement of amounts due to related parties in exchange for common stock on February 24, 2015, as disclosed above. The Company accrued an additional approximate $90,000 for equity financings between January 1, 2015 and December 31, 2015 which is included in due to related parties on the balance sheet. The Company recorded the $90,000 in general and administrative expenses on the accompanying statement of operations. As of April 14, 2016, the balance due to MBTH is $190,847.

George Schmitt — Due to Related Party

On December 30, 2014, the Company received a $245,000 loan from George Schmitt, Chairman of the Board and, effective as of February 17, 2015, Chief Executive Officer. This amount was recorded in due to related parties.

On February 23, 2015, the Company issued 845,000 shares of Series B Preferred Stock, 5,310 shares of common stock, and warrants to purchase an aggregate 42,250 shares of common stock exercisable for five years at a price of $20.00 per share in full settlement and extinguishment of $845,000 due to family members of George Schmitt. See Note 6.

From January 1, 2015 through December 31, 2015, the Company received a total of $1,900,000 in loans from George Schmitt, Chairman of the Board and, effective as of February 17, 2015, Chief Executive Officer. On August 19, 2015, the Company repaid $500,000 of the outstanding due to related party balance owed to George Schmitt.

In October 2015, George Schmitt, Chief Executive Officer and Chairman of the Board, agreed to convert $500,000 of existing loans due from the Company into 892,858 shares of the Company’s common stock with a grant date fair value of approximately $500,000.

Deferred Revenue

On October 16, 2013, the Company completed the first delivery of xMax comprehensive cognitive radio system, shipping equipment and providing engineering services required to fulfill the $179,000 purchase order that was received from rural broadband provider Walnut Hill Telephone Company on November 26, 2012. Larry Townes is Chairman of Townes Tele-Communications, Inc., the parent company of Walnut Hill Telephone Company. Given that Larry Townes was a director of xG Technology at the time of the purchase order, the sale of equipment to Walnut Hill Telephone Company was, at the time it was entered into, considered to be a related party transaction. Due to Walnut Hill Telephone Company waiting for the equipment to meet certain technical specifications, the revenue from this transaction was considered deferred revenue as of December 31, 2014.

On December 16, 2013, the Company sold xMax comprehensive cognitive radio system to Haxtun Telephone Company for $301,000 to fulfill a purchase order that was received on November 24, 2012. Larry Townes is Chairman of Townes Tele-Communications, Inc., the parent company of Haxtun Telephone Company. Given that Larry Townes was a Director of xG Technology at the time of the purchase order (Larry Townes resigned as a Director effective December 30, 2014), the sale of equipment to Haxtun Telephone Company was, at the time it was entered into, considered to be a related party transaction. Due to Haxtun Telephone Company waiting for the equipment to meet certain technical specifications, the revenue from this transaction was considered deferred revenue as of December 31, 2014.

On March 31, 2015, the Company shipped additional equipment purchased by Larry Townes and received a partial payment for the equipment that had been previously delivered in those transactions as the purchasers indicated that the equipment met certain technical specifications associated with their networks. Despite the technical specifications being met, the customer opted to return a portion of the equipment to the Company during the year ended December 31, 2015 resulting in the Company reversing accounts receivable of $336,000, with a corresponding reversal to deferred revenue.

In May 2015, the Company received an order for approximately $100,000 in xMax mobile broadband wireless equipment and services which will be deployed in a network to be initially installed in Escazu, Costa Rica, with plans to expand in other Latin American locations. The xMax equipment order was received from Itellum, LLC (“Itellum”), an entity owned by MBTH, a related party, one of four companies who have entered into a formal agreement to participate in the initial xMax deployment as well as expansion into other Latin American markets thereafter. The other partners include Level 3 Communications (“Level 3”), Osmin Vargas Corporacion (“OV”), and MBTH. In June 2015, the Company announced the successful installation and initial deployment of an xMax broadband network in Escazu, Costa Rica by Itellum. This represents the first stage of xMax network deployments that are expected to cover additional areas of Costa Rica, with plans for expansion into other Latin American locations. In June 2015, the Company received an additional order for approximately $58,000 in xMax mobile broadband wireless equipment and services from Itellum.

Related party revenue was $156,000 for the year ended December 31, 2015 compared to $0 for the year ended December 31, 2014.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Directors and executive officers, and persons who own more than ten (10%) percent of the Company’s common stock, to file with the SEC the initial reports of ownership and reports of changes in ownership of common stock. Officers, Directors and greater than ten (10%) percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Specific due dates for such reports have been established by the SEC, and the Company is required to disclose in this report any failure to file reports by such dates during fiscal year 2015. Based solely on its review of the copies of such reports received by it, or written representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that during the fiscal year ended December 31, 2015, there was no failure to comply with Section 16(a) filing requirements applicable to its executive officers, directors or ten percent stockholders other than as listed in the table below:

Name	Number of Late Reports	Description
Roger Branton	7	9 transactions were not reported on a timely basis (8 upon the acquisition of shares and 1 upon the disposition of shares).
James Woodyatt	6	7 transactions were not reported on a timely basis (upon the acquisition of shares).
Belinda Marino	3	3 transactions were not reported on a timely basis (upon the acquisition of shares).
George Schmitt	6	6 transactions were not reported on a timely basis (5 upon the acquisition of shares and 1 upon the disposition of shares).
Kenneth Hoffman	3	4 transactions were not reported on a timely basis (upon the acquisition of shares).
Richard Mooers	5	5 transactions were not reported on a timely basis (4 upon the acquisition of shares and 1 upon the disposition of shares).
Raymond Sidney	3	4 transactions were not reported on a timely basis (upon the acquisition of shares).
MB Technology Holdings, LLC	2	2 transaction was not reported on a timely basis (1 upon the acquisition of shares and 1 upon the disposition of shares).
James T. Conway	1	1 report not filed on a timely basis (upon becoming a required filer).

COMPENSATION COMMITTEE REPORT

The Report of the Compensation Committee (the “Compensation Report”) does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Compensation Report by reference therein.

Recommendations of the Compensation Committee.  We have reviewed and discussed the Compensation Discussion & Analysis (“CD&A”) with the Company’s management. Based on this review and these discussions, we recommended to the Board of Directors that the CD&A be included in the Company’s Annual Proxy for the fiscal year ended December 31, 2015.

This Compensation Report has been furnished by the Compensation Committee of the Board of Directors.

General James T. Conway, Chairman
Gary Cuccio
Kenneth Hoffman
Raymond Sidney

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee (the “Audit Report”) does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Audit Report by reference therein.

Role of the Audit Committee

The Audit Committee’s primary responsibilities fall into three broad categories:

First, the Committee is charged with monitoring the preparation of quarterly and annual financial reports by the Company’s management, including discussions with management and the Company’s outside auditors about draft annual financial statements and key accounting and reporting matters;

Second, the Committee is responsible for matters concerning the relationship between the Company and its outside auditors, including recommending their appointment or removal; reviewing the scope of their audit services and related fees, as well as any other services being provided to the Company; and determining whether the outside auditors are independent (based in part on the annual letter provided to the Company pursuant to Independence Standards Board Standard No. 1); and

Third, the Committee reviews financial reporting, policies, procedures, and internal controls of the Company.

The Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Committee’s charter. In overseeing the preparation of the Company’s financial statements, the Committee met with management and the Company’s outside auditors, including meetings with the Company’s outside auditors without management present, to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with both management and the outside auditors. The Committee’s review included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees).

With respect to the Company’s outside auditors, the Committee, among other things, discussed with Marcum LLP matters relating to its independence, including the disclosures made to the Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

Recommendations of the Audit Committee.  In reliance on the reviews and discussions referred to above, the Committee recommended to the Board that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, for filing with the SEC.

This report has been furnished by the Audit Committee of the Board of Directors.

Gary Cuccio, Chairman
Kenneth Hoffman
General James T. Conway

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
(Proposal No. 2)

Marcum LLP (“Marcum”) has served as our independent auditors since September 11, 2015, and has been appointed by the Audit Committee of the Board of Directors to continue as our independent auditors for the fiscal year ending December 31, 2016.

At the Annual Meeting, the stockholders will vote on a proposal to ratify this selection of the auditors. If this ratification is not approved by the affirmative vote of a majority of the shares present at the Annual Meeting, in person or by proxy, and voting on the matter, the Board will reconsider its selection of auditors.

Marcum has no interest, financial or otherwise, in our Company. We do not currently expect a representative of Marcum to physically attend the Annual Meeting, however, it is anticipated that a Marcum representative will be available to participate in the Annual Meeting via telephone in the event he or she wishes to make a statement, or in order to respond to appropriate questions.

Friedman LLP had served as our independent auditor since March 21, 2012. Their engagement was terminated on September 11, 2015. The following table presents aggregate fees for professional services rendered by our principal independent registered public accounting firm, Marcum for the audit of our annual consolidated financial statements for the fiscal year ended December 31, 2015.

	For the Year Ended December 31,
	2015	2014
Audit fees(1)	$122,015	$145,219
Audit-related fees	—	—
Tax fees	—	—
All other fees(2)	156,325	105,598
Total fees	$278,340	$250,817

(1)	Audit fees were for professional services rendered for the audits of the financial statements of the Company, assistance with review of documents filed with the Securities and Exchange Commission, consents, and other assistance required to be performed by our independent registered public account firm.
(2)	Other fees were for professional services rendered and consents issued related to the initial public offering and the secondary offering.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee pre-approves all audit and non-audit services provided by the independent auditors prior to the engagement of the independent auditors with respect to such services. The Chairman of the Audit Committee has been delegated the authority by the Committee to pre-approve interim services by the independent auditors other than the annual audit. The Chairman must report all such pre-approvals to the entire Audit Committee at the next Committee meeting.

Required Vote

Delaware law and our Bylaws provide that, on all matters (other than the election of directors and except to the extent otherwise required by our Certificate of Incorporation, as amended or applicable Delaware law), the affirmative vote of a majority of the shares present, in person or by proxy, and voting on the matter, will be required for approval. Accordingly, the affirmative vote of a majority of the shares present at the Annual Meeting, in person or by proxy, and voting on the matter, will be required to ratify the Board’s selection of Marcum LLP as our independent auditors for the fiscal year ending December 31, 2016.

At the Annual Meeting a vote will be taken on a proposal to ratify the selection of Marcum as our independent auditors for the fiscal year ending December 31, 2016.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF MARCUM AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016.

PROPOSAL TO AUTHORIZE THE BOARD OF DIRECTORS TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT A REVERSE STOCK SPLIT OF OUR OUTSTANDING COMMON STOCK AT THEIR DISCRETION
(Proposal No. 3)

Summary

Our Board of Directors has unanimously approved a proposal to effect a reverse stock split of all of our outstanding shares of Common Stock by a ratio in the range of one-for-ten to one-for-fifty. The proposal provides that our Board of Directors shall have sole discretion pursuant to Section 242(c) of the Delaware General Corporation Law to elect, as it determines to be in the Company’s best interests, whether or not to effect the reverse stock split before August 15, 2016, or to abandon it. Should the Board of Directors proceed with a reverse stock split, the exact ratio shall be set at a whole number within the above range as determined by our Board of Directors in its sole discretion. Our Board of Directors believes that the availability of alternative reverse stock split ratios will provide it with the flexibility to implement the reverse stock split in a manner designed to maximize the anticipated benefits for the Company and its stockholders. In determining whether to implement the reverse stock split following the receipt of stockholder approval, our Board of Directors may consider, among other things, factors such as:

•	the historical trading price and trading volume of our Common Stock;
•	the then prevailing trading price and trading volume of our Common Stock and the anticipated impact of the reverse stock split on the trading market for our Common Stock;
•	our ability to have our shares of Common Stock remain listed on The NASDAQ Capital Market;
•	the anticipated impact of the reverse stock split on our ability to raise additional financing; and
•	prevailing general market and economic conditions.

If our Board determines that effecting the reverse stock split is in our best interest, the reverse stock split will become effective upon filing of an amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware. The amendment filed thereby will set forth the number of shares to be combined into one share of our Common Stock within the limits set forth in this proposal. Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of our outstanding Common Stock immediately following the reverse stock split as such stockholder holds immediately prior to the reverse stock split.

The text of the form of amendment to the Certificate of Incorporation, which would be filed with the Secretary of State of the State of Delaware to effect the reverse stock split, is set forth in Appendix D to this proxy statement. The text of the form of amendment accompanying this proxy statement is, however, subject to amendment to reflect the exact ratio for the reverse stock split and any changes that may be required by the office of the Secretary of State of the State of Delaware or that the Board of Directors may determine to be necessary or advisable ultimately to comply with applicable law and to effect the reverse stock split.

Our Board of Directors believes that approval of the amendment to the Certificate of Incorporation to effect the reverse stock split is in the best interests of the Company and our stockholders and has unanimously recommended that the proposed amendment be presented to our stockholders for approval.

Effective Date

If the proposed amendment to the Certificate of Incorporation to give effect to the reverse stock split is approved at the Meeting and the Board of Directors determines to effect the reverse stock split, the reverse stock split will become effective as of 4:30 p.m. Eastern Time on the effective date of the certificate of amendment to our Certificate of Incorporation with the office of the Secretary of State of the State of Delaware, which we would expect to be the date of filing. We refer to this time and date as the “Effective Date.” Except as explained below with respect to fractional shares, each issued share of Common Stock immediately prior to the Effective Date will automatically be changed, as of the Effective Date, into a fraction of a share of Common Stock based on the exchange ratio within the approved range determined by the Board of Directors.

Purpose of the Reverse Stock Split

The Board of Directors believes that a reverse stock split is desirable for two reasons. First, the Board of Directors believes that a reverse stock split will likely be necessary to maintain the listing of our Common Stock on The NASDAQ Capital Market. Second, the Board of Directors believes that a reverse stock split could improve the marketability and liquidity of the Common Stock.

Maintain our listing on The NASDAQ Capital Market.  Our Common Stock is traded on The NASDAQ Capital Market. On February 9, 2015, the Company was notified by NASDAQ that it no longer satisfied the minimum bid price requirement for continued listing, of $1.00 per share, as set forth in NASDAQ Listing Rule 5550(a)(2). The Company was granted a 180-day grace period within which to comply with the NASDAQ’s minimum bid price requirement. The Company regained compliance, prior to the end of the 180-day grace period, which was otherwise set to end on August 10, 2015, by having a minimum bid price of at least $1.00 for at least ten consecutive business days during the 180-day grace period.

On September 28, 2015, the Company was notified by NASDAQ that it no longer satisfied the minimum bid price requirement for continued listing, of $1.00 per share, as set forth in NASDAQ Listing Rule 5550(a)(2). The Company was granted a 180-day grace period within which to comply with the NASDAQ’s minimum bid price requirement. Upon failing to reach compliance within such 180-day grace period, on March 29, 2016, the Company was notified by NASDAQ that it had been granted an additional 180 calendar days, or until September 26, 2016, to regain compliance with the minimum bid price requirement of $1.00 per share, as set forth in NASDAQ Listing Rule 5550(a)(2). If the Company does not regain compliance during the allotted compliance period, including any extensions that may be granted, our Common Stock will be subject to delisting by NASDAQ.

The Board of Directors has considered the potential harm to the Company and its stockholders should NASDAQ delist our Common Stock from The NASDAQ Capital Market. Delisting could adversely affect the liquidity of our Common Stock because alternatives, such as the OTC Bulletin Board and the pink sheets, are generally considered to be less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy our Common Stock on an over-the-counter market. Many investors likely would not buy or sell our Common Stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or other reasons. The Board of Directors believes that a reverse stock split is a potentially effective means for us to maintain compliance with the rules of NASDAQ and to avoid, or at least mitigate, the likely adverse consequences of our Common Stock being delisted from The NASDAQ Capital Market by producing the immediate effect of increasing the bid price of our Common Stock.

Improve the marketability and liquidity of the Common Stock.  We also believe that the increased market price of our Common Stock expected as a result of implementing the reverse stock split will improve the marketability and liquidity of our Common Stock and will encourage interest and trading in our Common Stock. A reverse stock split could allow a broader range of institutions to invest in our stock (namely, funds that are prohibited from buying stocks whose price is below a certain threshold), potentially increasing the liquidity of our Common Stock. A reverse stock split could help increase analyst and broker interest in our stock as their policies can discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. It should be noted, however, that the liquidity of our Common Stock may in fact be adversely affected by the proposed reverse stock split given the reduced number of shares that would be outstanding after the reverse stock split.

For the above reasons, we believe that providing the Board of Directors with the ability to effect the reverse stock split will help us regain and maintain compliance with the NASDAQ listing requirements and could improve the marketability and liquidity of our Common Stock, and is therefore in the best interests of the Company and our stockholders. However, the Board of Directors reserves its right to abandon the reverse stock split if it determines, in its sole discretion, that it would no longer be in our and our stockholders’ best interests.

Risks of the Proposed Reverse Stock Split

We cannot assure you that the proposed reverse stock split will increase our stock price and have the desired effect of maintaining compliance with the rules of NASDAQ.  The Board of Directors expects that a reverse stock split of our Common Stock will increase the market price of our Common Stock so that we are able to regain and maintain compliance with NASDAQ minimum bid price listing standard. However, the effect of a reverse stock split upon the market price of our Common Stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in like circumstances is varied. Under applicable NASDAQ rules, in order to regain compliance with the $1.00 minimum closing bid price requirement and maintain our listing on The NASDAQ Capital Market, the $1.00 closing bid price must be maintained for a minimum of ten consecutive business days. In determining whether to monitor bid price beyond ten business days, NASDAQ will consider the following four factors: (1) margin of compliance (the amount by which the price is above the $1.00 minimum standard); (2) trading volume (a lack of trading volume may indicate a lack of bona fide market interest in the security at the posted bid price); (3) the market maker montage (the number of market makers quoting at or above $1.00 and the size of their quotes); and (4) the trend of the stock price. Accordingly, we cannot assure you that we will be able to maintain our NASDAQ listing after the reverse stock split is effected or that the market price per share after the reverse stock split will exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time.

It is possible that the per share price of our Common Stock after the reverse stock split will not rise in proportion to the reduction in the number of shares of our Common Stock outstanding resulting from the reverse stock split, and the market price per post-reverse stock split share may not exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time, and the reverse stock split may not result in a per share price that would attract brokers and investors who do not trade in lower priced stocks. Even if we effect a reverse stock split, the market price of our Common Stock may decrease due to factors unrelated to the stock split. In any case, the market price of our Common Stock may also be based on other factors which may be unrelated to the number of shares outstanding, including our future performance. If the reverse stock split is consummated and the trading price of the Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the reverse stock split. Even if the market price per post-reverse stock split share of our Common Stock remains in excess of $1.00 per share, we may be delisted due to a failure to meet other continued listing requirements, including NASDAQ requirements related to the minimum stockholder's equity, the minimum number of shares that must be in the public float, the minimum market value of the public float and the minimum number of round lot holders.

The proposed reverse stock split may decrease the liquidity of our stock.  The liquidity of our Common Stock may be harmed by the proposed reverse stock split given the reduced number of shares that would be outstanding after the reverse stock split, particularly if the stock price does not increase as a result of the reverse stock split. In addition, investors might consider the increased proportion of unissued authorized shares to issued shares to have an anti-takeover effect under certain circumstances, because the proportion allows for dilutive issuances which could prevent certain stockholders from changing the composition of the Board of Directors or render tender offers for a combination with another entity more difficult to successfully complete. The Board of Directors does not intend for the reverse stock split to have any anti-takeover effects.

Principal Effects of the Reverse Stock Split

Common Stock.  If this proposal is approved by the stockholders at the Meeting and the Board of Directors determines to effect the reverse stock split and thus amend the Certificate of Incorporation, the Company will file a certificate of amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware. Except for adjustments that may result from the treatment of fractional shares as described below, each issued share of Common Stock immediately prior to the Effective Date will automatically be changed, as of the Effective Date, into a fraction of a share of Common Stock based on the exchange ratio within the approved range determined by the Board of Directors. In addition, proportional adjustments will be made to the maximum number of shares issuable under, and other terms of, our stock plans, as well as to the number of shares issuable under, and the exercise price of, our outstanding options and warrants.

Except for adjustments that may result from the treatment of fractional shares as described below, because the reverse stock split would apply to all issued shares of our Common Stock, the proposed reverse stock split would not alter the relative rights and preferences of existing stockholders nor affect any stockholder’s proportionate equity interest in the Company. For example, a holder of 2% of the voting power of the outstanding shares of our Common Stock immediately prior to the effectiveness of the reverse stock split will generally continue to hold 2% of the voting power of the outstanding shares of our Common Stock immediately after the reverse stock split. Moreover, the number of stockholders of record will not be affected by the reverse stock split. The amendment itself would not change the number of authorized shares of our Common Stock, and is independent from Proposal No. 6, hereunder. The reverse stock split will have the effect of creating additional unreserved shares of our authorized Common Stock. Although at present we have no current arrangements or understandings providing for the issuance of the additional shares that would be made available for issuance upon effectiveness of the reverse stock split, other than those shares needed to satisfy the conversion and/or exercise of the Company’s outstanding convertible notes, convertible preferred stock (including the Series D Convertible Preferred Stock as referenced in Proposal No. 7), warrants and options, these additional shares may be used by us for various purposes in the future without further stockholder approval, including, among other things:

•	Raising capital to fund our operations and to continue as a going concern;
•	Establishing strategic relationships with other companies;
•	Providing equity incentives to our employees, officers or directors; and
•	Expanding our business or product lines through the acquisition of other businesses or products.

While the reverse stock split will have a similar effect to Proposal No. 6 in additional shares will be available for the Company to use in connection with the foregoing, the primary purpose of the reverse stock split is to increase our stock price in order to regain and maintain compliance with NASDAQ minimum bid price listing standard, which compliance will be the sole factor in determining the ratio of the reverse stock split.

Effect on Employee Plans, Options, Restricted Stock Awards and Convertible or Exchangeable Securities. Pursuant to the terms of our 2004, 2005, 2006, 2007, 2009, 2013 and 2015 Stock Incentive Plans, our 2013 Long Term Incentive Plan, and our 2015 Employee Stock Purchase Plan “the Plans”, the Board of Directors or a committee thereof, as applicable, will adjust the number of shares available for future grant under the Plans, the number of shares underlying outstanding awards, the exercise price per share of outstanding stock options, and other terms of outstanding awards issued pursuant to the Plans to equitably reflect the effects of the reverse stock split. Based upon the reverse stock split ratio determined by the Board, proportionate adjustments are also generally required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of outstanding options, and any convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of Common Stock. This would result in approximately the same aggregate price being required to be paid under such options, and convertible or exchangeable securities upon exercise, and approximately the same value of shares of Common Stock being delivered upon such exercise, exchange or conversion, immediately following the reverse stock split as was the case immediately preceding the reverse stock split. The number of shares subject to restricted stock awards and restricted stock units will be similarly adjusted, subject to our treatment of fractional shares. The number of shares reserved for issuance pursuant to these securities and our Plans will be adjusted proportionately based upon the reverse stock split ratio determined by the Board, subject to our treatment of fractional shares.

Listing.  Our shares of Common Stock currently trade on The NASDAQ Capital Market. The reverse stock split will not directly affect the listing of our Common Stock on The NASDAQ Capital Market, although we believe that a reverse stock split could potentially increase our stock price, facilitating compliance with

NASDAQ's minimum bid price listing requirement. Following the reverse stock split, our Common Stock will continue to be listed on The NASDAQ Capital Market under the symbol “XGTI,” although our Common Stock would have a new committee on uniform securities identification procedures (“CUSIP”) number, a number used to identify our Common Stock.

“Public Company” Status.  Our Common Stock is currently registered under Section 12(b) and 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we are subject to the “public company” periodic reporting and other requirements of the Exchange Act. The proposed reverse stock split will not affect our status as a public company or this registration under the Exchange Act. The reverse stock split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Securities Exchange Act of 1934.

Odd Lot Transactions.  It is likely that some of our stockholders will own “odd-lots” of less than 100 shares following a reverse stock split. A purchase or sale of less than 100 shares (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers, and generally may be more difficult than a “round lot” sale. Therefore, those stockholders who own less than 100 shares following a reverse stock split may be required to pay somewhat higher transaction costs and may experience some difficulties or delays should they then determine to sell their shares of Common Stock.

Authorized but Unissued Shares; Potential Anti-Takeover Effects.  Our Certificate of Incorporation presently authorizes 100,000,000 shares of Common Stock and 10,000,000 shares of preferred stock. The reverse stock split would not change the number of authorized shares of the Common Stock or preferred stock as designated. Therefore, because the number of issued and outstanding shares of Common Stock would decrease, the number of shares remaining available for issuance by us in the future would increase.

These additional shares would be available for issuance from time to time for corporate purposes such as issuances of Common Stock in connection with capital-raising transactions and acquisitions of companies or other assets, as well as for issuance upon conversion or exercise of securities such as convertible preferred stock, convertible debt, warrants or options convertible into or exercisable for Common Stock. We believe that the availability of the additional shares will provide us with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond effectively in a changing corporate environment. For example, we may elect to issue shares of Common Stock to raise equity capital, to make acquisitions through the use of stock, to establish strategic relationships with other companies, to adopt additional employee benefit plans or reserve additional shares for issuance under such plans, where the Board of Directors determines it advisable to do so, without the necessity of soliciting further stockholder approval, subject to applicable stockholder vote requirements under Delaware Corporation Law and the NASDAQ rules. If we issue additional shares for any of these purposes, the aggregate ownership interest of our current stockholders, and the interest of each such existing stockholder, would be diluted, possibly substantially.

The additional shares of our Common Stock that would become available for issuance upon an effective reverse stock split could also be used by us to oppose a hostile takeover attempt or delay or prevent a change of control or changes in or removal of our management, including any transaction that may be favored by a majority of our stockholders or in which our stockholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner. Although the increased proportion of authorized but unissued shares to issued shares could, under certain circumstances, have an anti-takeover effect, the reverse stock split is not being proposed in order to respond to a hostile takeover attempt or to an attempt to obtain control of the Company.

Board Discretion to Implement or Abandon Reverse Stock Split

The reverse stock split will be effected, if at all, only upon a determination by our Board of Directors that the reverse stock split (with an exchange ratio determined by our Board as described above) is in the Company’s best interest. Such determination shall be based upon certain factors, including, but not limited to, the historical trading price and trading volume of our Common Stock, the then prevailing trading price and trading volume of our Common Stock and the anticipated impact of the reverse stock split on the trading market for our Common Stock, our ability to have our shares of Common Stock remain listed on The NASDAQ Capital Market, the anticipated impact of the reverse stock split on our ability to raise additional financing; and prevailing general market and economic conditions. No further action on the part of stockholders would be required to either implement or abandon the reverse stock split. If the stockholders approve the proposal, and the Board of Directors determines to effect the reverse stock split, we would communicate to the public, prior to the Effective Date, additional details regarding the reverse stock split, including the specific ratio selected by the Board of Directors. If the Board of Directors does not implement the reverse stock split prior to December 31, 2015, the authority granted in this proposal to implement the reverse stock split will terminate. The Board of Directors reserves its right to elect not to proceed with the reverse stock split if it determines, in its sole discretion, that this proposal is no longer in the Company’s best interests.

Fractional Shares

We will not issue fractional certificates for post-Reverse Stock Split shares in connection with the Reverse Stock Split. To the extent any holders of pre-Reverse Stock Split shares are entitled to fractional shares as a result of the Reverse Stock Split, the Company will issue an additional share to all holders of fractional shares.

No Dissenters’ Rights

Under Delaware law, our stockholders would not be entitled to dissenters’ rights or rights of appraisal in connection with the implementation of the reverse stock split, and we will not independently provide our stockholders with any such rights.

Certain United States Federal Income Tax Consequences

The following is a summary of certain United States federal income tax consequences of the reverse stock split. It does not address any state, local or foreign income or other tax consequences, which, depending upon the jurisdiction and the status of the stockholder/taxpayer, may vary from the United States federal income tax consequences. It applies to you only if you held pre-reverse stock split Common Stock as capital assets for United States federal income tax purposes. This discussion does not apply to you if you are a member of a class of holders subject to special rules, such as (a) a dealer in securities or currencies, (b) a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings, (c) a bank, (d) a life insurance company, (e) a tax-exempt organization, (f) a person that owns shares of Common Stock that are a hedge, or that are hedged, against interest rate risks, (g) a person who owns shares of Common Stock as part of a straddle or conversion transaction for tax purposes or (h) a person whose functional currency for tax purposes is not the U.S. dollar. The discussion is based on the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), its legislative history, existing, temporary and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as of the date hereof. These laws, regulations and other guidance are subject to change, possibly on a retroactive basis. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the United States federal income tax consequences of a reverse stock split.

PLEASE CONSULT YOUR OWN TAX ADVISOR CONCERNING THE CONSEQUENCES OF THE REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

Tax Consequences to United States Holders of Common Stock.  A United States holder, as used herein, is a stockholder who or that is, for United States federal income tax purposes: (a) a citizen or individual resident of the United States, (b) a domestic corporation, (c) an estate whose income is subject to United States federal income tax regardless of its source, or (d) a trust, if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust. This discussion applies only to United States holders.

Except for adjustments that may result from the treatment of fractional shares as described above, no gain or loss should be recognized by a stockholder upon such stockholder’s exchange of pre-reverse stock split shares for post-reverse stock split shares pursuant to the reverse stock split, and the aggregate adjusted basis of the post-reverse stock split shares of Common Stock received will be the same as the aggregate adjusted basis of the Common Stock exchanged for such new shares. The stockholder’s holding period for the post-reverse stock split shares will include the period during which the stockholder held the pre-reverse stock split shares surrendered.

Accounting Consequences

Following the Effective Date of the reverse stock split, if any, the net income or loss and net book value per share of Common Stock will be increased because there will be fewer shares of the Common Stock outstanding. We do not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

Exchange of Stock Certificates

As of the Effective Date, each certificate representing shares of our Common Stock outstanding before the reverse stock split will be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of our Common Stock resulting from the reverse stock split. All shares underlying options, warrants and other securities exchangeable or exercisable for or convertible into Common Stock also automatically will be adjusted on the Effective Date.

Our transfer agent, Continental Stock Transfer & Trust Company, will act as the exchange agent for purposes of exchanging stock certificates subsequent to the reverse stock split. Shortly after the Effective Date, stockholders of record will receive written instructions requesting them to complete and return a letter of transmittal and surrender their old stock certificates for new stock certificates reflecting the adjusted number of shares as a result of the reverse stock split. Certificates representing shares of Common Stock issued in connection with the reverse stock split will continue to bear the same restrictive legends, if any, that were borne by the surrendered certificates representing the shares of Common Stock outstanding prior to the reverse stock split. No new certificates will be issued until such stockholder has surrendered any outstanding certificates, together with the properly completed and executed letter of transmittal, to the exchange agent. Until surrendered, each certificate representing shares of Common Stock outstanding before the reverse stock split would continue to be valid and would represent the adjusted number of shares, based on the ratio of the reverse stock split.

Any stockholder whose stock certificates are lost, destroyed or stolen will be entitled to a new certificate or certificates representing post-reverse stock split shares upon compliance with the requirements that we and our transfer agent customarily apply in connection with lost, destroyed or stolen certificates. Instructions as to lost, destroyed or stolen certificates will be included in the letter of instructions from the exchange agent.

Upon the reverse stock split, we intend to treat stockholders holding our Common Stock in “street name”, through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers and other nominees will be instructed to effect the reverse stock split for their beneficial holders holding our Common Stock in “street name.” However, such banks, brokers and other nominees may have different procedures than registered stockholders for processing the reverse stock split. If you hold your shares in “street name” with a bank, broker or other nominee, and if you have any questions in this regard, we encourage you to contact your bank, broker or nominee.

YOU SHOULD NOT DESTROY YOUR STOCK CERTIFICATES AND YOU SHOULD NOT SEND THEM NOW. YOU SHOULD SEND YOUR STOCK CERTIFICATES ONLY AFTER YOU HAVE RECEIVED INSTRUCTIONS FROM THE EXCHANGE AGENT AND IN ACCORDANCE WITH THOSE INSTRUCTIONS.

If any certificates for shares of Common Stock are to be issued in a name other than that in which the certificates for shares of Common Stock surrendered are registered, the stockholder requesting the reissuance will be required to pay to us any transfer taxes or establish to our satisfaction that such taxes have been paid or are not payable and, in addition, (a) the transfer must comply with all applicable federal and state securities laws, and (b) the surrendered certificate must be properly endorsed and otherwise be in proper form for transfer.

Book-Entry

The Company's registered stockholders may hold some or all of their shares electronically in book-entry form with our transfer agent. These stockholders do not have stock certificates evidencing their ownership of the Company’s Common Stock. They are, however, provided with a statement reflecting the number of shares of the Company’s Common Stock registered in their accounts.

•	If you hold registered shares of the Company’s Common Stock in book-entry form, you do not need to take any action to receive your post-reverse stock split shares of the Company’s Common Stock in registered book-entry form.
•	If you are entitled to post-reverse stock split shares of the Company’s common stock, a transaction statement will automatically be sent to your address of record by our transfer agent as soon as practicable after the Effective Date of the reverse stock split indicating the number of shares of the Company’s common stock you hold.

Vote Required and Recommendation

The Delaware General Corporation Law and our Certificate of Incorporation require that, in order for us to amend the Certificate of Incorporation to give effect to the reverse stock split, such amendment must be approved by our Board of Directors and approved by the affirmative vote of a majority of the outstanding shares of stock entitled to vote on such an amendment.

Our Board of Directors will adopt resolutions when they feel appropriate, approving the reverse stock split with an exchange ratio, and the amendment to our Certificate of Incorporation and declaring that the amendment to the Certificate of Incorporation to effect the reverse stock split is advisable and in the best interests of the Company and its stockholders.

At the Annual Meeting a vote will be taken on a proposal to amend the Company’s Certificate of Incorporation, as amended to effect a reverse stock split of our outstanding common stock at the discretion of the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE AUTHORIZATION OF THE BOARD OF DIRECTORS TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION, AS AMENDED TO EFFECT A REVERSE STOCK SPLIT OF OUR OUTSTANDING COMMON STOCK AT THE DISCRETION OF THE BOARD OF DIRECTORS.

APPROVAL OF THE ESTABLISHMENT OF THE xG TECHNOLOGY, INC.
2016 EMPLOYEE STOCK PURCHASE PLAN
(Proposal No. 4)

Summary

We are seeking stockholder approval of the xG Technology, Inc. 2016 Employee Stock Purchase Plan (“ESPP”). Under the ESPP, we will grant eligible employees the right to purchase our Common Stock through payroll deductions at a price equal to 85% of the fair market value of a share of Common Stock on the Exercise Date of the current Offering Period or to 85% of the fair market value of our Common Stock on the Grant Date of the then current Offering Period (as such terms are defined in the ESPP). The first offering period will begin on July 1, 2016. After that, there will be consecutive six-month offering periods, commencing on July 1 and January 1 until June 30, 2026 or until the Plan is terminated by the Board, if earlier.

Reason for the Adoption of the ESPP

The purpose of the ESPP is to encourage employee stock ownership by offering employees rights to purchase our Common Stock at discounted prices and without payment of brokerage costs. Our management believes that the ESPP offers a convenient means for our employees who might not otherwise own Common Stock to purchase and hold such an investment. Our management also believes that the discounted sale feature of the ESPP offers a meaningful incentive to participate, and that employees’ continuing economic interests as stockholders in Company performance and success should further enhance entrepreneurial spirit and contribute to the Company’s potential for growth and profitability. The Board of Directors adopted the ESPP on April 7th 2016, subject to stockholder approval.

As of the Record Date approximately 92 employees were eligible to participate in the ESPP. The ESPP is intended to be an “employee stock purchase plan” as defined in Section 423 of the Internal Revenue Code (the “Code”).

Reasons for Stockholder Approval

We are seeking stockholder approval to qualify the ESPP as an “employee stock purchase plan” under Section 423 of the Code and the related regulations. To be considered approved under Section 423 of the Code, the ESPP must be approved by a majority of the votes cast by the holders of common shares entitled to vote on the proposal. In addition, we regard stockholder approval of the ESPP as desirable and consistent with corporate governance best practices.

If the Company’s stockholders approve the ESPP at the Annual Meeting or any adjournment thereof, it will become effective on the day of the Annual Meeting and the Company intends to file a registration statement on Form S-8 under the Securities Act in order to register the sale of the shares of common stock that will be authorized under the ESPP. The Board believes that the failure to ratify and approve the ESPP will limit the Company’s ability to offer benefits to its employees, which would adversely affect the Company’s future hiring and operating plans.

Description of the ESPP

Below is a summary of the terms of the ESPP that is qualified in its entirety by reference to the full text of the ESPP which is attached to this Proxy Statement as Appendix E. Capitalized terms used herein are defined in the ESPP unless otherwise indicated.

Shares Subject to the ESPP

The ESPP covers a maximum of $3,500,000 shares of our Common Stock. The maximum number of shares of Common Stock each participant may purchase each Purchase Period, as well as the price per share and the number of shares of Common Stock covered by each option under the ESPP which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date that shall terminate immediately prior to the consummation of such proposed dissolution or liquidation. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation, or a new Exercise Date will be set if such corporation refuses to assume such options.

Certificates evidencing the shares of Common Stock purchased upon exercise of a participant’s option will be issued by the Company’s transfer agent as promptly as practicable after each Exercise Date on which a purchase of shares occurs.

Eligibility

Any individual who is an Employee of the Company or a Designated Subsidiary on the first Trading Day of each Offering Period shall be eligible to participate in the ESPP. Employees who are ineligible to participate include (i) Employees who have been employed less than 30 days prior to the applicable Offering Period (ii) Employees whose customary employment with the Company is twenty (20) hours or less per week; (iii) Employees whose customary employment with the Company for not more than five (5) months in any calendar year; and (iv) Employees who are residents of or employed in any jurisdiction in which the ESPP is prohibited under Applicable Law. An eligible Employee may become a participant in the ESPP by completing a Subscription Agreement authorizing payroll deductions.

No Employee shall be granted an option under the ESPP: (i) to the extent that, immediately after the grant, such Employee would own stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the stock of the Company or of any Subsidiary thereof; or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries would accrue at a rate which exceeds Two Hundred, Fifty Thousand Dollars ($250,000) of fair market value of such stock for each calendar year in which such option is outstanding at any time.

Offering Periods

Offering Periods consist of the six (6) months period during which an option shall be granted and may be exercised pursuant to the ESPP, commencing on the first Trading Day on or after July 1st and January 1st of each year following the approval of the ESPP by the Company’s stockholders and the Board of Directors, and terminating on the last Trading Day in the periods ending six (6) months later from each defined date.

Payroll Deductions

At the time a participant files his or her Subscription Agreement, he or she shall elect to have payroll deductions made on each payday during the Offering Period in an amount not exceeding fifty percent (50%) of the compensation that he or she receives on each payday during the Offering Period. All payroll deductions made for a participant shall be credited to his or her account under the ESPP and shall be withheld in whole percentages only. A participant may not make any additional payments into such account. To the extent necessary to comply with Section 423(b)(8) of the Code, a participant’s payroll deductions may be decreased to zero percent (0%) at any time during an Offering Period.

Purchase Price

A participant may purchase shares subject to the terms and conditions of the ESPP at the lesser of 85% of the Fair Market Value of a share of Common Stock on the Exercise Date of the current Offering Period or 85% of the Fair Market Value of a share of Common Stock on the Grant Date of the current Offering Period; provided however, that the Purchase Price may be adjusted by the Board or the Committee.

Exercise of Option

A participant’s option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased; any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full share shall be retained in the participant’s account for the subsequent Offering Period. Any other monies left over in a participant’s account after the Exercise Date shall be returned to the participant or, at the election of the participant, maintained in the ESPP for use in subsequent Offering Periods. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

If insufficient shares of Common Stock remain available in any Offering Period, the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect or terminate any or all other Offering Periods then in effect.

Withdrawal

A participant may withdraw all payroll deductions credited to his or her account and not yet used to exercise his or her option under the ESPP at any time by giving written notice to the Company. If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new Subscription Agreement. A participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

Termination of Employment

Upon a participant’s ceasing to be an Employee, for any reason, he or she shall be deemed to have elected to withdraw from the ESPP and the payroll deductions credited to such participant’s account during the Offering Period but not yet used to exercise the option shall be returned to such participant or, in the case of his or her death, and such participant’s option shall be automatically terminated.

Administration

The Board of Directors of the Company or a duly authorized Committee of the Board, as determined in the sole discretion of the Board, shall administer the ESPP. The Board or the Committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the ESPP, to determine eligibility and to adjudicate all disputed claims filed under the ESPP. Every finding, decision and determination made by the Board or the Committee shall, to the full extent permitted by law, be final and binding upon all parties.

Transferability

Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the ESPP may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or to a designated beneficiary) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect.

Amendment

Subject to compliance with applicable law, but without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Board or the Committee shall be entitled to make certain amendments to the ESPP and any rights to acquire Common Stock under the plan. In the event the Board or the Committee determines that the ongoing operation of the ESPP may result in unfavorable financial accounting consequences, the Board or the Committee may, in its discretion and, to the extent necessary or desirable, modify or amend the ESPP to reduce or eliminate such accounting consequence. Such modifications or amendments shall not require stockholder approval or the consent of any ESPP participants.

Termination

The Board of Directors or the Committee may at any time and for any reason terminate or amend the ESPP. Subject to some exceptions, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors or the Committee on any Exercise Date if the Board or the Committee determines that the termination of the Offering Period or the ESPP is in the best interests of the Company and its stockholders.

Federal Income Tax Aspects of the ESPP

The following is a general summary of the material United States federal income tax consequences to the Company and to participants in the ESPP based on the Code as currently in effect. This summary is necessarily general in nature and does not purport to be complete.

The ESPP is intended to be an “employee stock purchase plan” as defined in Section 423(b) of the Code. The Code provides that a participant in the ESPP will generally realize no taxable income as a result of the exercise of rights to acquire common shares under the ESPP. Amounts deducted from a participant’s compensation to purchase shares under the ESPP are taxable income to participants in the year in which the amounts would otherwise have been received.

If the shares acquired under the ESPP are sold by the participant more than two years after the grant of the applicable right (i.e., the beginning of the applicable offering period), and more than one year after the exercise of the applicable right (i.e., the acquisition of the shares), the participant will recognize as ordinary compensation income an amount equal to the lesser of (1) the amount by which the fair market value of the shares when purchased exceeds the purchase price (i.e., the discount below fair market value), or (2) the amount, if any, by which the fair market value of the shares at the time of the sale exceeds the purchase price. The participant’s tax basis in the shares purchased will increase by the amount recognized as ordinary compensation income and any further gain recognized on the sale will be treated as long-term capital gain. In general, the Company will not be entitled to a deduction for federal income tax purposes with respect to such sale.

However, if the shares acquired under the ESPP are sold by the participant within two years after the grant of the applicable right, or before the shares have been held by the participant for more than one year, the participant will recognize ordinary compensation income in the year of such sale, the amount of which will generally be the excess of the fair market value of the shares on the date the shares were purchased (i.e., the end of the applicable offering period) over the purchase price for those shares. The participant’s tax basis will increase by the amount recognized as compensation and any further gain or loss realized upon the sale will be gain or loss from the sale of property. In general, the Company will be entitled to a deduction for federal income tax purposes at the time of such a sale in an amount equal to the ordinary compensation income recognized by the participant. However, if the participant is the Company’s Chief Executive Officer or one of the Company’s four most highly compensated officers in the year of sale, no deduction will be available to the extent the participant’s total applicable employee remuneration during that year exceeds $1 million.

Vote Required and Recommendation

Delaware law and our Bylaws provide that, on all matters (other than the election of directors and except to the extent otherwise required by our Certificate of Incorporation, as amended or applicable Delaware law), the affirmative vote of a majority of the shares present, in person or by proxy, and voting on the matter, will be required for approval. Accordingly, the affirmative vote of a majority of the shares present at the Annual Meeting, in person or by proxy, and voting on the matter, will be required to approve of the Company’s 2016 Employee Stock Purchase Plan.

At the Annual Meeting a vote will be taken on a proposal to approve the xG Technology, Inc. 2016 Employee Stock Purchase Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
THE ESTABLISHMENT OF THE xG TECHNOLOGY, INC. 2016 EMPLOYEE
STOCK PURCHASE PLAN.

APPROVAL OF THE ESTABLISHMENT OF THE xG TECHNOLOGY, INC.
2016 INCENTIVE COMPENSATION PLAN
(Proposal No. 5)

Summary

The Board has approved and recommends to the stockholders a proposal to adopt the 2016 Incentive Compensation Plan (the “2016 Plan”). The Board believes that encouraging our employees, directors and consultants to own shares of our Common Stock fosters broad alignment between the interests of employees, directors and consultants and the interests of our stockholders. The Board also believes that the 2016 Plan will help us to attract, motivate and retain talented, qualified employees and consultants.

Reasons for Adoption of the 2016 Plan

The 2015 Plan is proposed to enable us to provide a means to issue shares of our common stock or stock options which may be exercised for shares of our common stocks as a substitute for, or as an additional incentive to, paying cash compensation to consultants and non-payroll employees or as a portion of severance packages in certain scenarios, which will allow us to continue to attract able directors, employees, and consultants and to provide a means whereby those individuals upon whom the responsibilities rest for our successful administration and management, and whose present and potential contributions are of importance, can acquire and maintain Common Stock ownership, thereby strengthening their concern for our welfare. We envision the 2016 Plan working in tandem with the 2016 Employee Stock Purchase Plan to provide additional means to compensate our employees.

Reasons for Stockholder Approval

The Board seeks stockholder approval of the 2016 Plan in order to meet requirements of the NASDAQ Capital Market. In addition, we regard stockholder approval of the 2016 Plan as desirable and consistent with corporate governance best practices.

If the Company’s stockholders approve the 2016 Plan at the Annual Meeting or any adjournment thereof, it will become effective on the day of the Annual Meeting and the Company intends to file a registration statement on Form S-8 under the Securities Act in order to register the sale of the shares of common stock that will be authorized under the 2016 Plan. The Board believes that the failure to ratify and approve the 2016 Plan will limit the Company’s ability to offer benefits to its employees, which would adversely affect the Company’s future hiring and operating plans.

Description of the 2016 Plan

Below is a summary of the terms of the 2016 Plan that is qualified in its entirety by reference to the full text of the 2016 Plan which is attached to this Proxy Statement as Appendix F. Capitalized terms used herein are defined in the 2016 Plan unless otherwise indicated.

Administration

The 2016 Plan will be administered by the Board or the Compensation Committee (the “Committee”). The Committee will have full authority, subject to the terms of the 2016 Plan, to establish rules and regulations for the proper administration of the 2016 Plan, to select the employees, directors and consultants to whom awards are granted, and to set the dates of grants, the types of awards that shall be made and the other terms of the awards. When granting awards, the Committee will consider such factors as an individual’s duties and present and potential contributions to our success and such other factors as the Committee in its discretion shall deem relevant. The Committee may also correct any defect or supply any omission or reconcile any inconsistency in the 2016 Plan or in any agreement relating to an award in the manner and to the extent it shall deem expedient to carry it into effect.

Number of Shares Subject to the 2016 Plan and Award Limits

The aggregate maximum number of shares of Common Stock (including shares underlying options) that may be issued under the 2016 Plan will be limited to $3,500,000 of shares of Common Stock pursuant to awards of Restricted Stock or Options (“Plan Share Limit”). The number of shares of Common Stock that are the subject of awards under the 2016 Plan which are forfeited or terminated, are settled in cash in lieu of shares of Common Stock or in a manner such that all or some of the shares covered by an award are not issued to a participant or are exchanged for awards that do not involve shares will again immediately become available to be issued pursuant to awards granted under the 2016 Plan. If shares of Common Stock are withheld from payment of an award to satisfy tax obligations with respect to the award, those shares will be treated as shares that have been issued under the 2016 Plan and will not again be available for issuance under the 2016 Plan.

The maximum aggregate number of shares of Common Stock that may be granted to any individual participant in a single year is no more than $250,000 of shares of Common Stock.

The limitations described above may be adjusted upon a subdivision or consolidation of shares of Common Stock or other capital readjustment, the payment of a stock dividend on Common Stock, or other increase or reduction in the number of shares of Common Stock outstanding without receipt of consideration by our company.

Eligibility

All of our (and our affiliates’) employees, directors and consultants are eligible to participate in the 2016 Plan. The selection of those employees, directors and consultants, from among those eligible, who will receive Restricted Shares is within the discretion of the Committee. We currently have four executive officers, four non-employee directors and approximately 84 other employees that would be eligible to participate in the 2016 Plan.

Term of 2016 Plan

The 2016 Plan becomes effective as of the date that stockholders approve the 2016 Plan. No further awards may be granted under the 2016 Plan after ten years from the date that the 2016 Plan is approved by stockholders, and the 2016 Plan will terminate thereafter once all awards have been satisfied, exercised or expire. The Board in its discretion may terminate the 2016 Plan at any time with respect to any shares of Common Stock for which awards have not theretofore been granted.

Restricted Stock

Transfer Restrictions and Forfeiture Obligations.  Pursuant to a Restricted Stock award, shares of Common Stock will be issued or delivered to the employee, director or consultant at the time the award is made without any payment to us (other than for any payment amount determined by the Committee in its discretion), but such shares will be subject to certain restrictions on the disposition thereof and certain obligations to forfeit and surrender such shares to us as may be determined in the discretion of the Committee. The Committee may provide that the restrictions on disposition and the obligations to forfeit the shares will lapse based on (i) the attainment of one or more performance measures established by the Committee, (ii) the continued employment or service with us or our affiliates for a specified period or (iii) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion. Upon the issuance of shares of Common Stock pursuant to a Restricted Stock award, except for the foregoing restrictions and unless otherwise provided, the recipient of the award will have all the rights of a stockholder with respect to such shares, including the right to vote such shares and to receive all dividends paid with respect to such shares, which dividends will accrue and be paid when the forfeiture restrictions applicable to the Restricted Stock award have lapsed. At the time of such award, the Committee may, in its sole discretion, prescribe additional terms, conditions, or restrictions relating to Restricted Stock awards, including rules pertaining to the effect of the termination of employment or service as a director or consultant of a recipient of Restricted Stock (by reason of retirement, disability, death or otherwise) prior to the lapse of any applicable restrictions.

Other Terms and Conditions.  The Committee may establish other terms and conditions for the issuance of Restricted Stock under the 2015 Plan.

Stock Options

Term of Option.  The term of each option will be as specified by the Committee at the date of grant but shall not be exercisable more than ten years after the date of grant.

Option Price.  The option price will be determined by the Committee and, in the case of an Incentive Stock Option, may not be less than the fair market value of a share of Common Stock on the date that the option is granted.

Repricing Restrictions.  Except for adjustments for certain changes in the Common Stock, the Committee may not, without the approval of our stockholders, amend any outstanding option agreement that evidences an option grant to lower the option price (or cancel and replace any outstanding option agreement with an option agreement having a lower option price).

Size of Grant.  Subject to the limitations described above under the section “Number of Shares Subject to the 2016 Plan and Award Limits,” the number of shares for which an option is granted to an employee, director or consultant will be determined by the Committee.

Payment.  The option price upon exercise may be paid by an optionee in any combination of the following: (a) cash, certified check, bank draft or postal or express money order for an amount equal to the option price under the option, (b) an election to make a cashless exercise through a registered broker-dealer (if approved in advance by the Committee or one of our executive officers) or (c) any other form of payment which is acceptable to the Committee.

Option Agreement.  All options will be evidenced by a written agreement containing provisions consistent with the 2016 Plan and such other provisions as the Committee deems appropriate. The terms and conditions of the respective option agreements need not be identical. The Committee may, with the consent of the participant, amend any outstanding option agreement in any manner not inconsistent with the provisions of the 2016 Plan, including amendments that accelerate the exercisability of the option.

Corporate Change and Other Adjustments

Upon the occurrence of a Change of Control, all restrictions and conditions applicable to the Restricted Shares held by Participants shall immediately lapse. “Change in Control” shall mean a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or the sale, transfer or other disposition of all or substantially all of the Company’s assets to a non-Affiliate of the Company.

The maximum number of shares that may be issued under the 2016 Plan and the maximum number of shares that may be issued to any one individual and the other individual award limitations, as well as the number and price of shares of Common Stock or other consideration subject to an award under the 2016 Plan, will be appropriately adjusted by the Committee in the event of changes in the outstanding Common Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, split-ups, split-offs, spin-offs, exchanges or other relevant changes in capitalization or distributions to the holders of Common Stock occurring after an award is granted.

Amendments

The Board may from time to time amend the 2016 Plan; however, any change that would impair the rights of a participant with respect to an award theretofore granted will require the participant’s consent. Further, without the prior approval of our stockholders, the Board may not amend the 2016 Plan to change the class of eligible individuals, increase the number of shares of Common Stock that may be issued under the 2016 Plan.

Federal Income Tax Aspects of the 2016 Plan

The following discussion summarizes certain material U.S. federal income tax consequences to us and U.S. holders with respect to the acquisition, ownership, exercise or disposition of awards which may be granted under the 2016 Plan. The discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (“Code”) and the regulations and rulings promulgated thereunder, all of which are subject to change (possibly with retroactive effect) or different interpretations. This summary reflects generally contemplated consequences and does not purport to deal with all aspect of U.S. federal income taxation that may be relevant to an individual award holder’s situation, nor any tax consequences arising under the laws of any state, local or foreign jurisdiction.

Restricted Stock.  The recipient of a Restricted Stock award will not realize taxable income at the time of grant, and we will not be entitled to a deduction at that time, assuming that the restrictions constitute a substantial risk of forfeiture for federal income tax purposes. When the risk of forfeiture with respect to the stock subject to the award lapses, the holder will realize ordinary income in an amount equal to the fair market value of the shares of Common Stock at such time, and, subject to Section 162(m), we will be entitled to a corresponding deduction. All dividends and distributions (or the cash equivalent thereof) with respect to a Restricted Stock award paid to the holder before the risk of forfeiture lapses will also be compensation income to the holder when paid and, subject to Section 162(m), deductible as such by us. Notwithstanding the foregoing, the holder of a Restricted Stock award may elect under Section 83(b) of the Code to be taxed at the time of grant of the Restricted Stock award based on the fair market value of the shares of Common Stock on the date of the award, in which case (a) subject to Section 162(m), we will be entitled to a deduction at the same time and in the same amount, (b) dividends paid to the recipient during the period the forfeiture restrictions apply will be taxable as dividends and will not be deductible by us, and (c) there will be no further federal income tax consequences when the risk of forfeiture lapses. Such election must be made not later than 30 days after the grant of the Restricted Stock award and is irrevocable.

Stock Options.  As a general rule, no federal income tax is imposed on the optionee upon the grant of an Option, and we are not entitled to a tax deduction by reason of such grant. Generally, upon the exercise of an Option, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the excess of the fair market value of the shares of stock at the time of exercise over the option price paid for such shares. Upon the exercise of an Option, and subject to the application of Section 162(m), we may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized by the optionee assuming any federal income tax reporting requirements are satisfied.

Upon a subsequent disposition of the shares received upon exercise of an Option, any difference between the fair market value of the shares at the time of exercise and the amount realized on the disposition would be treated as capital gain or loss. If the shares received upon the exercise of an Option are transferred to the optionee subject to certain restrictions, then the taxable income realized by the optionee, unless the optionee elects otherwise, and our tax deduction (assuming any federal income tax reporting requirements are satisfied) should be deferred and should be measured at the fair market value of the shares at the time the restrictions lapse. The restrictions imposed on officers, directors and 10% stockholders by Section 16(b) of the Exchange Act is such a restriction during the period prescribed thereby if other shares have been purchased by such an individual within six months of the exercise of an Option.

The 2016 Plan is not qualified under Section 401(a) of the Code. Based upon current law and published interpretations, we do not believe that the 2016 Plan is subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

The comments set forth in the above paragraphs are only a summary of certain of the federal income tax consequences relating to the 2016 Plan. No consideration has been given to the effects of state, local, or other tax laws on the 2016 Plan or award recipients.

Vote Required and Recommendation

Delaware law and our Bylaws provide that, on all matters (other than the election of directors and except to the extent otherwise required by our Certificate of Incorporation, as amended or applicable Delaware law), the affirmative vote of a majority of the shares present, in person or by proxy, and voting on the matter, will be required for approval. Accordingly, the affirmative vote of a majority of the shares present at the Annual Meeting, in person or by proxy, and voting on the matter, will be required to approve of the Company’s 2016 Incentive Compensation Plan.

At the Annual Meeting a vote will be taken on a proposal to approve the establishment of the Company’s 2016 Incentive Compensation Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE
APPROVAL OF THE ESTABLISHMENT OF THE xG TECHNOLOGY INC. 2016 INCENTIVE
COMPENSATION PLAN.

APPROVAL OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR CAPITAL STOCK THAT WE MAY ISSUE FROM 110,000,000 TO 220,000,000 SHARES, OF WHICH 200,000,000 SHARES SHALL BE CLASSIFIED AS COMMON STOCK AND 20,000,000 SHARES SHALL BE CLASSIFIED AS BLANK CHECK PREFERRED STOCK.
(Proposal No. 6)

Proposal No. 6 seeks your approval of an amendment to our Certificate of Incorporation, which we refer to as the “Certificate Amendment,” to increase the number of authorized shares of capital stock that we may issue from 110,000,000 to 220,000,000, of which 200,000,000 shares shall be classified as common stock and 20,000,000 shares shall be classified as blank check preferred stock. The Certificate Amendment has the effect of creating a new class of stock: blank check preferred stock. The proposed Certificate Amendment to be filed with the Secretary of the State of Nevada, substantially in the form of Appendix G hereto, will be filed as soon as practicable following the Annual Meeting, should the proposal be approved.

Increase in Authorized Shares of Common Stock

We believe that an increase in the number of our authorized capital stock is prudent in order to assure that a sufficient number of shares of our capital stock are available for issuance in the future if our Board of Directors deems it to be in the best interests of our stockholders and us. Our Board of Directors determined that a total of 200,000,000 shares of common stock and 20,000,000 shares of preferred stock to be a reasonable estimate of what might be required in this regard for the foreseeable future to (i) issue capital stock in acquisitions or strategic transactions and other proper corporate purpose that may be identified by our Board in the future; (ii) issue common stock to augment our capital and increase the ownership of our capital stock; and (iii) provide incentives through the grant of stock options and restricted stock to employees, directors, officers, independent contractors, and others important to our business under our stock option plans. Immediately following this increase, the Company will have approximately      shares of common stock authorized but unissued and available for issuance and 10,000,000 shares of blank check preferred stock undesignated. As of April 29, 2016, we have 46,051,516 shares of common stock issued and outstanding and have designated 5,000,000 shares of preferred stock as Series B Convertible Preferred Stock and 5,000,000 shares of Preferred Stock.

An increase in the number of authorized Common Stock may be necessary in order to issue common stock underlying certain of our issued securities, including the Series D Convertible Preferred shares issued to IMT; however, if proposal No. 3 were to be passed, we would not need rely on an increase in the number of authorized Common Stock to issue common stock underlying our issued securities, including the Company’s outstanding convertible notes, convertible preferred stock (including the Series D Convertible Preferred Stock as referenced in Proposal No. 7), warrants and options.

The number of preferred stock which we are currently authorized to issue is sufficient to cover any preferred stock issuances we are or will be obligated to make, including the issuance of shares of Series D Convertible Preferred to IMT (as referenced in Proposal No. 7, below), independent of approval by our shareholders of an amendment to our certificate of incorporation increasing the number of our authorized preferred shares.

The remaining authorized but unissued shares of capital stock will be available for issuance from time to time as may be deemed advisable or required for various purposes, including those noted above. Our Board will be able to authorize the issuance of shares for the foregoing purposes and other transactions without the necessity, and related costs and delays of either calling a special stockholders’ meeting or waiting for the regularly scheduled Annual Meeting of Stockholders in order to increase the authorized capital. If a particular transaction required stockholder approval by law or was otherwise deemed advisable by the Board, then the matter would be referred to the stockholders for their approval, even if we might have the requisite number of voting shares to consummate the transaction.

Increase in Authorized Blank Check Preferred Stock

The Certificate Amendment authorizes the issuance of blank check preferred stock with such designations, rights and preferences as may be determined from time to time by our Board of Directors. Accordingly, upon effectiveness of the Certificate Amendment, our Board of Directors will be authorized to issue the increased number of blank check preferred stock without stockholder approval, except as may be required by applicable laws or rules. For example, under the rules of the NASDAQ Stock Market, shareholder approval is required for any potential issuance of 20% or more of our outstanding shares of common stock, including upon conversion of convertible blank check preferred stock, in connection with acquisitions or discounted private placements. In connection with the issuance of the blank check preferred stock, the Board would have the authority to designate and issue series of our preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our common stock, substantially dilute the common stockholders’ interests in the Company and depress the price of our common stock. In addition the preferred stock authorized under such provision could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change of control of the Company. For instance, it is contemplated that the Board of Directors could implement a series of preferred stock that would have super-majority voting rights so that the common stockholders would control a minority of the voting control and effectively giving the super majority preferred shareholders voting control over the Company’s common stock.

Our Board of Directors believes that the increased authorization of blank check preferred stock is in the best interests of the Company and its stockholders because it is advisable to have the ability to authorize such increased number of shares of preferred stock and have them available for, among other things, possible issuances in connection with such activities as public or private offerings of shares for cash, acquisitions of other companies, pursuit of financing opportunities and other corporate purposes.

Effectiveness of the Certificate Amendment

The amendment to our Certificate of Incorporation described above will become effective upon the filing of the Certificate Amendment with the Secretary of State of Delaware.

Potential Anti-Takeover Effect of the Proposed Certificate Amendment

The Certificate Amendment relating to the increase in the number of authorized shares of our common stock and of our blank check preferred stock may have an anti-takeover effect and could be part of a series of anti-takeover measures contained in our Certificate of Incorporation or Bylaws in effect on the date of this proxy statement. Our stockholders should note that the availability of additional authorized and unissued shares of common and preferred stock could make any attempt to gain control of the Company or the Board more difficult or time-consuming and that the availability of additional authorized and unissued shares might make it more difficult to remove management. Shares of stock could be issued by the Board to dilute the percentage of stock owned by any stockholder and increase the cost of, or the number of, voting shares necessary to acquire control of the Board or to meet the voting requirements imposed by Delaware law with respect to a merger or other business combination involving us. The issuance of preferred stock with voting and conversion rights by our Board may adversely affect the voting power of the holders of common stock, including the loss of voting control to others.

Our Board of Directors did not propose this Certificate Amendment for the purpose of discouraging mergers, tender offers, proxy contests, solicitation in opposition to management or other changes in control but have contemplated instituting a series of preferred stock that would hold super-majority voting rights over the common stockholders. We are not aware of any specific effort to accumulate our common stock or obtain control of us by means of a merger, tender offer, solicitation or otherwise.

Effectiveness of Certificate Amendment

The Certificate Amendment will become effective once it is approved at the meeting and filed with the Secretary of State of Delaware. Upon filing the Certificate Amendment with the Secretary of State of Delaware, our authorized shares of capital stock will increase from 100,000,000 to 220,000,000 and our authorized blank check preferred stock will increase from 10,000,000 to 20,000,000.

The full text of the proposed amendment to increase the number of authorized shares from 100,000,000 to 220,000,000 shares is attached to this proxy statement as Appendix G.

Vote Required and Recommendation

The affirmative vote of a majority of the issued and outstanding common stock will be required to approve the Articles Amendment.

OUR BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR CAPITAL STOCK THAT WE MAY ISSUE FROM 100,000,000 TO 220,000,000 SHARES, OF WHICH 200,000,000 SHARES SHALL BE CLASSIFIED AS COMMON STOCK AND 20,000,000 SHARES SHALL BE CLASSIFIED AS BLANK CHECK PREFERRED STOCK.

APPROVAL OF ISSUANCE OF SHARES OF SERIES D CONVERTIBLE PREFERRED STOCK ISSUED TO INTEGRATED MICROWAVE TECHNOLOGIES, LLC IN ACCORDANCE WITH NASDAQ MARKETPLACE RULE 4350(i)(1)(D)(ii)
(Proposal No. 7)

Summary

The purpose of Proposal 7 is to obtain the stockholder approval necessary under applicable Nasdaq Stock Market rules to allow for the full issuance and exercise of shares of Common Stock issued by the Company to Integrated Microwave Technologies LLC.

Background

On January 29, 2016, the Company completed the acquisition of certain assets and liabilities of Integrated Microwave Technologies, LLC, a Delaware limited liability company, (“IMT”) pursuant to an asset purchase agreement by and between the Company and IMT (the “Asset Purchase Agreement”). Pursuant to the terms of the Asset Purchase Agreement, the Company acquired substantially all of the assets and liabilities of IMT in connection with, necessary for or material to IMT’s business of designing, manufacturing and supplying Coded Orthogonal Frequency Division Multiplexing microwave transmitters and receivers serving the broadcast, sports and entertainment, military, aerospace and government markets (the “Transaction”). The Asset Purchase Agreement set the purchase price for the Transaction as $3,000,000, which was to be paid through: (i) the issuance of a promissory note in the principal amount of $1,500,000, due March 31, 2016 (the “Initial Payment Note”); and (ii) the issuance of a promissory note in the principal amount of $1,500,000 due July 29, 2017 (the “Deferred Payment Note,” together with the Initial Payment Note, the “Payment Notes”).

On April 12, 2016, the Company and IMT entered into an Asset Purchase Modification Agreement (the “Asset Purchase Modification Agreement”), which terminated the Payment Notes, cancelling all principal and interests due, or to become due thereunder and in their stead obligated the Company to; (i) at the time of execution of the Asset Purchase Modification Agreement, pay to IMT $500,000 plus any interest accumulated on the Payment Notes prior to their being cancelled; and (ii) prior to December 31, 2016, deliver to IMT Series D Convertible Preferred Stock having an aggregate value of Cash Proceeds, upon conversion of such Series D Convertible Preferred Shares into the shares of common stock underlying such Series D Convertible Preferred Stock, of not less than $2,500,000 (“Series D Shares”), plus interest accrued thereon at 9% per annum, with such Series D Shares to be issued in tranches of $250,000 (the “Tranches”). If IMT does not realize cash proceeds of at least $2,500,000 by December 31, 2016, the Company will be required to either issue additional shares of the Company’s common stock to IMT, or otherwise raise additional funds to cover the shortfall. In either event there will be significant additional dilution to the company, which cannot be quantified at this time. Cash Proceeds is determined through the cash or cash equivalent received by IMT upon sale of shares of common stock issued to IMT upon IMT’s conversion of any Series D Preferred Stock delivered by the Company to IMT under the Asset Purchase Modification Agreement, net of any transaction costs or expenses, evidence which shall be provided to the Company at the time of sale of such Preferred Shares. Every time a new Tranche is issued, IMT shall be obligated to provide evidence of its currents Cash Proceeds and the remaining amount of the $2,500,000 (plus interest) remaining due. The first Tranche was due within ten days of the execution of the Asset Purchase Modification Agreement, and subsequent Tranches were due upon notice from IMT that IMT had disposed of the Series D Shares of the prior Tranche.

The Company cannot predict with certainty the price of the Company’s shares of common stock at the time of issuance of any future Tranche. If at the time IMT sells stock that has been received upon conversion of the Series D Preferred the price per share of common stock is lower than $1.00, the Company will be required to issue more shares of common stock than is currently anticipated which will in turn have an additional dilutive impact on the Company’s existing shareholders, which dilutive impact cannot currently be quantified.

In connection with the Asset Purchase Modification Agreement, the Company agreed to register the shares of common stock underlying each Tranche of Series D Convertible Preferred, as soon as is reasonably practicable after each such Preferred Tranche is issued, with the U.S. Securities and Exchange Commission on a Registration Statement on Form S-1 or Form S-3, if available, within five (5) business days of the issuance of each Tranche. We will not register not register the Series D Convertible Preferred Stock.

We have included financial statements of IMT for the years ended December 31, 2014 and December 31, 2015 of IMT attached hereto Appendix H.

We have included unaudited pro forma condensed combined financial statements that give effect to the above referenced business combination, under the acquisition method of accounting in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standard Topic 805, Business Combinations (“ASC 805”), attached hereto as Appendix I.

Description of Series D Convertible Preferred Shares

Stated Value

The stated value of the Preferred Stock is $1.00 per share.

Ranking

The Preferred Stock shall rank junior to the Series B Convertible Preferred Stock, $0.00001 par value per share, of the Company (the “Series B Preferred Stock”) in respect of the preferences as to dividends, distributions and payments upon the liquidation, dissolution or winding up of the Company. The Preferred Stock will rank senior to all of the Company’s common stock and other classes of capital stock with respect to dividend rights and/or rights upon distributions, liquidation, dissolution or winding up of the Company, other than to the Series B Preferred Stock and any class of parity stock that the holders of a majority of the outstanding shares of Preferred Stock consent to the creation of.

Liquidation Preference of Preferred Stock

Upon the voluntary or involuntary liquidation, dissolution or winding up of the Company, before the payment of any amount to the holder of shares of junior stock, but pari passu with any parity stock, the holders of Preferred Stock are entitled to receive the amount equal to the greater of (i) the stated value of the Preferred Stock or (ii) the amount the holder of Preferred Stock would receive if such holder converted the Preferred Stock into common stock immediately prior to the date of the liquidation event, including accrued and unpaid dividends.

Conversion Rights of Preferred

A holder of Preferred Stock shall have the right to convert the Preferred Stock, in whole or in part, upon written notice to the Company at a conversion price equal to $0.10 per share, which is adjusted for any share dividend, share split, share combination, reclassification or similar transaction that proportionately decreases or increases the common stock.

Voting Rights

Except with respect to certain material changes in the terms of the Preferred Stock and certain other matters, and except as may be required by Delaware law, holders of Preferred Stock shall have no voting rights. The approval of a majority of the holders of the Preferred Stock is required to amend the Certificate of Designations.

Nasdaq Listing Requirements and the Necessity of Stockholder Approval

The aggregate number of shares issuable to IMT upon conversion of the Series D Shares issued to IMT in connection with any and all of the Tranches could be in excess of 20% of the Company’s common stock outstanding following such conversion. The Common Stock is listed on the Nasdaq Capital Market and, as such, the Company is subject to the Nasdaq Marketplace Rules. Nasdaq Marketplace Rule 4350(i)(1)(D)(ii) (the “Nasdaq 20% Financing Rule”) requires that an issuer obtain stockholder approval prior to the issuances of common stock or securities convertible into or exchangeable for common stock at a price equal to or less than the greater of market or book value of such securities (on an as-converted basis) if such issuance equals 20% or more of the common stock or voting power of the issuer outstanding before the transaction. Therefore, the Company requires stockholder approval for the issuance of Series D Shares in connection with any Tranche.

Vote Required and Recommendation

The affirmative vote of a majority of the issued and outstanding common stock will be required to issue the shares of Series D Convertible Preferred Stock to IMT in accordance with Nasdaq Marketplace Rule 4350(i)(1)(D(ii).

At the Annual Meeting a vote will be taken on a proposal to approve the issuance of shares of Series D Convertible Preferred Stock to Integrated Microwave Technologies LLC, in accordance with Nasdaq Marketplace Rule 4350(i)(1)(D)(ii).

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE ISSUANCE OF SHARES OF SERIES D CONVERTIBLE PREFERRED STOCK TO INTEGRATED MICROWAVE TECHNOLOGIES LLC, IN ACCORDANCE WITH NASDAQ MARKETPLACE RULE 4350(i)(1)(D)(ii).

FUTURE STOCKHOLDER PROPOSALS

The Board of Directors has not yet determined the date on which the next Annual Meeting of Stockholders will be held. Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings in accordance with the rules and regulations adopted by the Securities and Exchange Commission. Any proposal which an eligible stockholder desires to have included in our proxy statement and presented at the next Annual Meeting of Stockholders will be included in our proxy statement and related proxy card if it is received by us a reasonable time before we begin to print and send our proxy materials and if it complies with Securities and Exchange Commission rules regarding inclusion of proposals in proxy statements. In order to avoid controversy as to the date on which we receive a proposal, it is suggested that any stockholder who wishes to submit a proposal submit such proposal by Certified Mail, Return Receipt Requested.

Other deadlines apply to the submission of stockholder proposals for the next Annual Meeting that are not required to be included in our proxy statement under Securities and Exchange Commission rules. With respect to these stockholder proposals for the next Annual Meeting, a stockholder’s notice must be received by us a reasonable time before we begin to print and send our proxy materials. The form of proxy distributed by the Board of Directors for such meeting will confer discretionary authority to vote on any such proposal not received by such date. If any such proposal is received by such date, the proxy statement for the meeting will provide advice on the nature of the matter and how we intend to exercise our discretion to vote on each such matter if it is presented at that meeting.

EXPENSES AND SOLICITATION

We will bear the costs of printing and mailing proxies. In addition to soliciting stockholders by mail or through our regular employees, we may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have shares of our Common Stock registered in the name of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by our officers and employees may also be made of some stockholders following the original solicitation.

OTHER BUSINESS

The Board of Directors knows of no other items that are likely to be brought before the meeting except those that are set forth in the foregoing Notice of Annual Meeting of Stockholders. If any other matters properly come before the meeting, the persons designated on the enclosed proxy will vote in accordance with their judgment on such matters.

ADDITIONAL INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, we file periodic reports, documents and other information with the SEC relating to our business, financial statements and other matters. Such reports and other information may be inspected and are available for copying at the offices of the SEC, 100 F Street, N.E., Washington, D.C. 20549 or may be accessed at www.sec.gov. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330. You are encouraged to review our Annual Report on Form 10-K, together with any subsequent information we filed or will file with the SEC and other publicly available information. A copy of any public filing is also available, at no charge, by contacting our legal counsel, Robinson Brog Leinwand Greene Genovese & Gluck P.C., Attn: David E. Danovitch, Esq. at 212-603-6300.

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It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute, and promptly return the accompanying proxy card.

April 29, 2016	By Order of the Board of Directors,
/s/ George F. Schmitt George F. Schmitt Executive Chairman and Chief Executive Officer

Appendix A

xG Technology, Inc.

AUDIT COMMITTEE CHARTER

Role

The Audit Committee of the Board of Directors assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and reporting practices of the Company, and such other duties as directed by the Board. The Committee’s purpose is to oversee the accounting and financial reporting processes of the Company, the audits of the Company’s financial statements, the qualifications of the public accounting firm engaged as the Company’s independent auditor to prepare or issue an audit report on the financial statements of the Company, and the performance of the Company’s internal and independent auditors. The Committee’s role includes a particular focus on the qualitative aspects of financial reporting to shareholders, the Company’s processes to manage business and financial risk, and compliance with significant applicable legal, ethical, and regulatory requirements. The Committee is directly responsible for the appointment, compensation, retention and oversight of the independent auditor.

Membership

The membership of the Committee shall consist of at least three directors, all of whom shall meet the independence requirements established by the Board and applicable laws, regulations and listing requirements provided, that to the extent that the Board so determines and applicable laws, regulations and listing requirements permit (as, for instance, with regard to companies which are “Small Business Issuers” within the meaning of the applicable rules and regulations promulgated by the Securities and Exchange Commission (the “SEC”), the membership of the Committee may consist of at least two directors or, if the membership of the Committee consists of at least three directors, one need not meet the aforesaid independence requirements. Each member shall in the judgment of the Board have the ability to read and understand fundamental financial statements. At least one member of the Committee shall in the judgment of the Board be an “audit committee financial expert” as defined by the rules and regulations promulgated by the SEC (the “SEC Rules”), and at least one member (who may also serve as the audit committee financial expert) shall in the judgment of the Board meet the applicable financial sophistication standard as defined by the requirements of the market or exchange on which the Company’s securities may from time to time be listed or qualified for trading. The Board appoints the members of the Committee and the chairperson. The Board may remove any member from the Committee at any time with or without cause.

Operations

The Committee shall meet at least six times a year. Additional meetings may occur as the Committee or its chair deems advisable. The Committee will cause to be kept adequate minutes of all its proceedings, and will report on its actions and activities at the next quarterly meeting of the Board. Committee members will be furnished with copies of the minutes of each meeting and any action taken by unanimous consent. The Committee is governed by the same rules regarding meetings (including meetings by conference telephone or similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board. The Committee is authorized and empowered to adopt its own rules of procedure not inconsistent with (a) any provision of this Charter, (b) any provision of the Bylaws of the Company, or (c) the laws of the state of Delaware.

Communications

The independent auditor reports directly to the Committee. The Committee is expected to maintain free and open communication with the independent auditor, the internal auditors, and management. This communication will include periodic private executive sessions with each of these parties.

Education

The Company is responsible for providing new members with appropriate orientation briefings and educational opportunities, and the full Committee with educational resources related to accounting principles and procedures, current accounting topics pertinent to the Company and other material as may be requested by the Committee. The Company will assist the Committee in maintaining appropriate financial literacy.

Authority

The Committee will have the resources and authority necessary to discharge its duties and responsibilities. The Committee has sole authority to retain and terminate outside financial experts or similar consultants, as it deems appropriate, including sole authority to approve the firms’ fees and other retention terms. The Committee will be provided with appropriate funding by the Company, as the Committee determines, for the payment of compensation to the Company’s independent auditor and other advisors as it deems appropriate, and ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention. Any communications between the Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of the Company, and the Committee will take all necessary steps to preserve the privileged nature of those communications.

The Committee may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Committee.

Responsibilities

The Committee’s specific responsibilities in carrying out its oversight role are delineated in the Audit Committee Responsibilities Calendar. The Responsibilities Calendar will be updated annually to reflect changes in regulatory requirements, authoritative guidance, and evolving oversight practices. As the compendium of Committee responsibilities, the most recently updated Responsibilities Calendar will be considered to be an addendum to this Charter.

The Committee relies on the expertise and knowledge of management, the internal auditors and the independent auditor in carrying out its oversight responsibilities. Management of the Company is responsible for determining the Company’s financial statements are complete, accurate and in accordance with generally accepted accounting principles. The independent auditor is responsible for auditing the Company’s financial statements. It is not the duty of the Committee to plan or conduct audits, to determine that the financial statements are complete and accurate and in accordance with generally accepted accounting principles, to conduct investigations, or to assure compliance with laws and regulations or the Company’s standards of business conduct, codes of ethics, internal policies, procedures and controls.

XG Technology, Inc. Audit Committee Responsibilities Calendar

RESPONSIBILITY		WHEN PERFORMED Audit Committee Meetings
		Q1	Q2	Q3	Q4	As Needed
1.	The agenda for Committee meetings will be prepared in consultation between the Committee chair (with input from the Committee members), Finance management, and the independent auditor.	X	X	X	X	X
2.	Review and update the Audit Committee Charter and Responsibilities Calendar annually.				X
3.	Complete an annual evaluation of the Committee’s performance.		X
4.	Provide a report in the annual proxy that includes the Committee’s review and discussion of matters with management and the independent auditor.	X
5.	Include a copy of the Committee charter as an appendix to the proxy statement at least once every three years. Appoint or replace the independent auditor and approve.					X

RESPONSIBILITY		WHEN PERFORMED Audit Committee Meetings
		Q1	Q2	Q3	Q4	As Needed
6.	The terms on which the independent auditor is engaged for the ensuing fiscal year. At least annually, evaluate the independent auditor’s qualifications, performance, and independence, including that of the lead partner. The evaluation will include obtaining a written report from the independent auditor describing: the firm’s internal quality control procedures; any material issues raised by the most recent internal.				X
7.	Quality control review, or peer review, of the firm or by any inquiry or investigation by governmental or professional authorities within the past five years, concerning an independent audit or audits carried out by the firm, and any steps taken to deal with those issues; and all relationships between the independent auditor and the Company.				X	X
8.	Resolve any disagreements between management and the independent auditor about financial reporting. Establish and oversee a policy designating permissible services that the independent auditor may perform for the Company, providing for pre-approval of those services by.					X
9.	The Committee subject to the de minimis exceptions permitted under applicable rules, and quarterly review of any services approved by the designated member under the policy and the firm’s non-audit services and related fees.	X	X	X	X	X
10.	Review the responsibilities, functions and performance of the Company’s internal audit department.			X
11.	Ensure receipt from the independent auditor of a formal written statement delineating all relationships between the auditor and the company, consistent with Independence Standards Board Standard No. 1, and actively engage in a dialogue with the auditor about any disclosed relationships or services that may impact the objectivity and independence of the auditor, and take appropriate action to oversee the independence of the independent auditor.	X
12.	Advise the Board about the Committee’s determination whether the Committee consists of three or more members all of whom are financially literate, including at least one member who has financial sophistication and is a financial expert.	X
13.	Inquire of Finance management and the independent auditor about significant risks or exposures, review the Company’s policies for risk assessment and risk management, and assess the steps management has taken to control such risk to the Company.				X	X
14.	Review with the independent auditor and Finance management the audit scope and plan, and coordination of audit efforts to ensure completeness of coverage, reduction of redundant efforts, the effective use of audit resources, and the use of independent public accountants other than the appointed auditors of the Company.	X		X		X

RESPONSIBILITY		WHEN PERFORMED Audit Committee Meetings
		Q1	Q2	Q3	Q4	As Needed
15.	Consider and review with Finance management and the independent auditor:
	a. The Company’s annual assessment of the effectiveness of its internal controls and the independent auditor’s attestation and report about the Company’s assessment.	X
	b. The adequacy of the Company’s internal controls including computerized information system controls and security.	X
	c. Any related significant findings and recommendations of the independent auditor and internal audit together with management’s responses.					X
16.	Review with Finance management any significant changes to GAAP and/or MAP policies or standards.	X	X	X	X
17.	Review with Finance management and the independent auditor at the completion of the annual audit:
	a. The Company’s annual financial statements and related footnotes.	X				X
	b. The independent auditor’s audit of the financial statements and its report thereon.	X				X
	c. Any significant changes required in the independent auditor’s audit plan.	X				X
	d. Any serious difficulties or disputes with management encountered during the course of the audit and management’s response.	X				X
	e. Other matters related to the conduct of the audit which are to be communicated to the Committee under generally accepted auditing standards.	X				X
18.	Review with Finance management and the independent auditor at least annually the Company’s critical accounting policies.	X				X
19.	Review policies and procedures with respect to transactions between the Company and officers and directors, or affiliates of officers or directors, or transactions that are not a normal part of the Company’s business, and review and approve those related-party transactions that would be disclosed pursuant to SEC Regulation S-K, Item 404.				X	X
20.	Consider and review with Finance management:
	a. Significant findings during the year and management’s responses.	X	X	X	X	X
	b. Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.	X	X	X	X	X
	c. Any changes required in planned scope of their audit plan.	X	X	X	X	X
21.	Participate in a telephonic meeting among Finance management and the independent auditor before each earnings release to discuss the earnings release, financial information and earnings guidance.	X	X	X	X

RESPONSIBILITY		WHEN PERFORMED Audit Committee Meetings
		Q1	Q2	Q3	Q4	As Needed
22.	Review and discuss with Finance management and the independent auditor the Company’s quarterly financial statements.	X	X	X	X
23.	Review the periodic reports of the Company with Finance management and the independent auditor prior to filing of the reports with the SEC, including the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.	X	X	X	X
24.	In connection with each periodic report of the Company, review:
	a. Management’s disclosure to the Committee and the independent auditor under Section 302 of the Sarbanes-Oxley Act, including identified changes in internal control over financial reporting.	X	X	X	X
	b. The contents of the Chief Executive Officer and the Chief Financial Officer certificates to be filed under Sections 302 and 906 of the Sarbanes-Oxley Act.	X	X	X	X
25.	Monitor the appropriate standards adopted as a code of conduct for the Company.		X			X
26.	Review with the applicable officer of the Company legal and regulatory matters that may have a material impact on the financial statements, related Company compliance policies, and programs and reports received from regulators.	X	X	X	X
27.	Develop, review and oversee procedures for (i) receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls and auditing matters, and (ii) the confidential, anonymous submission of employee concerns regarding accounting or auditing matters. The procedures established pursuant to this paragraph should also be made available for use by persons making reports under the Company’s Code of Conduct or Whistleblower Policy.		X			X
28.	Meet with the independent auditor in executive session to discuss any matters the Committee or the independent auditor believes should be discussed privately with the Audit Committee.	X	X	X	X
29.	Meet with Finance management in executive sessions to discuss any matters the Committee or Finance management believes should be discussed privately with the Audit Committee.					X
30.	Set clear hiring policies for the Company’s hiring of employees or former employees of the independent auditor who were engaged in the Company’s account, and ensure the policies comply with any regulations applicable to the Company.					X

Appendix B

xG Technology, Inc.

COMPENSATION COMMITTEE CHARTER

Role

The Compensation Committee’s role is to discharge the Board’s responsibilities relating to compensation of the Company’s executives, to produce an annual report on executive compensation for inclusion in the Company’s proxy statement, and to oversee and advise the Board on the adoption of policies that govern the Company’s compensation programs, including stock and benefit plans.

Membership

The membership of the Committee consists of at least three directors, all of whom shall, except as otherwise permitted under applicable laws, regulations and listing requirements, (a) meet the independence requirements established by the Board and applicable laws, regulations and listing requirements, (b) be a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, and (c) be an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code. The Board appoints the members of the Committee and the chairperson. The Board may remove any member from the Committee at any time with or without cause.

Operations

The Committee shall meet at least once a year. Additional meetings may occur as the Committee or its chair deems advisable. The Committee will cause to be kept adequate minutes of all its proceedings, and will report on its actions and activities at the next quarterly meeting of the Board. Committee members will be furnished with copies of the minutes of each meeting and any action taken by unanimous consent. The Committee is governed by the same rules regarding meetings (including meetings by conference telephone or similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board. The Committee is authorized to adopt its own rules of procedure not inconsistent with (a) any provision of this Charter, (b) any provision of the Bylaws of the Company, or (c) the laws of the state of Delaware.

Authority

The Committee will have the resources and authority necessary to discharge its duties and responsibilities. The Committee has sole authority to retain and terminate compensation consultants retained to assist the Committee in determining the compensation of the Chief Executive Officer or senior executive officers, or other similar experts or consultants, as it deems appropriate, including sole authority to approve the firms’ fees and other retention terms. Any communications between the Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of the Company and the Committee will take all necessary steps to preserve the privileged nature of those communications.

The Committee may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Committee.

Responsibilities

Subject to the provisions of any applicable xG Technology corporate governance policies, the principal responsibilities and functions of the Compensation Committee are as follows:

1.	Review the competitiveness of the Company’s executive compensation programs to ensure (a) the attraction and retention of corporate officers, (b) the motivation of corporate officers to achieve the Company’s business objectives, and (c) the alignment of the interests of key leadership with the long-term interests of the Company’s shareholders.
2.	Review trends in management compensation, oversee the development of new compensation plans, and, when necessary, approve the revision of existing plans.

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3.	Review and approve the compensation structure for corporate officers at the level of corporate vice president and above.
4.	Oversee an evaluation of the performance of the Company’s executive officers and approve the annual compensation, including salary, bonus, incentive and equity compensation, for the executive officers.
5.	Review and approve CEO goals and objectives, evaluate CEO performance in light of these corporate objectives, and set CEO compensation consistent with company philosophy. The CEO may not be present during deliberations or voting concerning the CEO’s compensation. The CEO will be reviewed by the Chairman of the Board. The results of the annual CEO evaluation will be considered in setting CEO salary and other compensation.
6.	Review and approve compensation packages for new corporate officers and termination packages for corporate officers as requested by management.
7.	Review and discuss with the Board and senior officers plans for officer development and corporate succession plans for the CEO and other senior officers.
8.	Review and make recommendations concerning long-term incentive compensation plans, including the use of equity-based plans. Except as otherwise delegated by the Board, the Committee will act on behalf of the Board as the “Committee” established to administer equity-based and employee benefit plans, and as such will discharge any responsibilities imposed on the Committee under those plans, including making and authorizing grants, in accordance with the terms of those plans.
9.	Review periodic reports from management on matters relating to the Company’s personnel appointments and practices.
10.	Produce an annual Report of the Compensation Committee on Executive Compensation for the Company’s annual proxy statement in compliance with applicable Securities and Exchange Commission rules and regulations and relevant listing authority.
11.	Regularly review and make recommendations about changes to the charter of the Committee.
12.	Obtain or perform an annual evaluation of the Committee’s performance and make applicable recommendations.

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Appendix C

xG Technology, Inc.

GOVERNANCE AND NOMINATION COMMITTEE CHARTER

Role

The Governance and Nomination Committee’s role is to determine the slate of director nominees for election to the Company’s Board of Directors, to identify and recommend candidates to fill vacancies occurring between annual shareholder meetings, to review, evaluate and recommend changes to the Company’s corporate governance policies, and to review the Company’s policies and programs that relate to matters of corporate responsibility, including public issues of significance to the Company and its stakeholders.

Membership

The membership of the Committee consists of at least two directors, each of whom shall meet the independence requirements established by the Board and applicable laws, regulations and listing requirements, provided, that if the Committee consists of at least three directors and applicable laws, regulations and listing requirements so permit, one of those directors need not meet independence requirements. The Board appoints the members of the Committee and the chairperson. The Board may remove any member from the Committee at any time with or without cause.

Operations

The Committee shall meet at least once a year. Additional meetings may occur as the Committee or its chair deems advisable. The Committee will cause to be kept adequate minutes of all its proceedings, and will report on its actions and activities at the next quarterly meeting of the Board (or within four months, whichever occurs sooner). Committee members will be furnished with copies of the minutes of each meeting and any action taken by unanimous consent. The Committee is governed by the same rules regarding meetings (including meetings by conference telephone or similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board. The Committee is authorized and empowered to adopt its own rules of procedure not inconsistent with (a) any provision of this Charter, (b) any provision of the Bylaws of the Company, or (c) the laws of the state of Delaware.

Authority

The Committee will have the resources and authority necessary to discharge its duties and responsibilities. The Committee has sole authority to retain and terminate any search firm used to identify director candidates, or other similar experts or consultants, as it deems appropriate, including sole authority to approve such firms’ fees and other retention terms. Any communications between the Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of the Company and the Committee will take all necessary steps to preserve the privileged nature of those communications.

The Committee may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Committee.

Responsibilities

Subject to the provisions of the Corporate Governance Guidelines, the principal responsibilities and functions of the Governance and Nomination Committee are as follows:

1.	Annually evaluate and report to the Board on the performance and effectiveness of the Board to facilitate the directors fulfilling their responsibilities in a manner that serves the interests of xG Technology, Inc.’s shareholders.
2.	Annually present to the Board a list of individuals recommended for nomination for election to the Board at the annual meeting of shareholders.
3.	Before recommending an incumbent, replacement or additional director, review his or her qualifications, including capability, availability to serve, conflicts of interest, and other relevant factors.

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4.	Assist in identifying, interviewing and recruiting candidates for the Board.
5.	Annually review the composition of each committee and present recommendations for committee memberships to the Board as requested by the Board.
6.	Periodically review the compensation paid to non-employee directors for annual retainers (including Board and committee Chairs) and meeting fees, if any, and make recommendations to the Board for any adjustments. No member of the Committee will act to fix his or her own compensation except for uniform compensation to directors for their services as such.
7.	Develop and periodically review and recommend to the Board appropriate revisions to the Company’s corporate governance policies.
8.	Monitor compliance with the Company’s corporate governance policies.
9.	Regularly review and make recommendations about changes to the charter of the Governance and Nomination Committee.
10.	Regularly review and make recommendations about changes to the charters of other Board committees after consultation with the respective committee chairs.
11.	Obtain or perform an annual evaluation of the Committee’s performance and make applicable recommendations.
12.	Assist the Chairman of the Board, if the Chairman is a non-management director, or otherwise the Chairman of the Committee acting as Lead Independent Director, in leading the Board’s annual review of the Chief Executive Officer’s performance.

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Appendix D

FORM OF CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION OF
xG TECHNOLOGY, INC.

xG Technology, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

FIRST:  The name of the Corporation is xG Technology, Inc.

SECOND:  This Certificate of Amendment (this “Certificate of Amendment”) amends the provisions of the Corporation’s Amended and Restated Certificate of Incorporation filed with the Secretary of State on September 17, 2013 (the “Certificate of Incorporation”) and any amendments thereto.

THIRD:  The Article 4 of the Certificate of Incorporation is hereby amended as follows:

“a) Common Stock. Each holder of record of Common Stock shall have the right to one vote for each share of Common Stock registered in the holder’s name on the books of the Corporation on all matters submitted to a vote of stockholders except as the right to exercise such vote may be limited by the provisions of this Certificate of Incorporation or of any class or series of Preferred Stock established hereunder. The holders of Common Stock shall be entitled to such dividends as may be declared by the Board of Directors from time to time, provided that required dividends, if any, on Preferred Stock have been paid or provided for. In the event of the liquidation, dissolution, or winding up, whether voluntary or involuntary, of the Corporation, the assets and funds of the Corporation available for distribution to stockholders, and remaining after the payment to holders of Preferred Stock of the amounts, if any, to which they are entitled, shall be divided and paid to the holders of Common Stock according to their respective shares.

Upon the filing of this Amendment with the Secretary of State of the State of Delaware (the “Effective Time”), each      outstanding shares of Common Stock (the “Old Common Stock”) shall be combined and converted into one (1) share of Common Stock (the “New Common Stock”). This reverse stock split (the “Reverse Split”) of the outstanding shares of Common Stock shall not affect the total number of shares of capital stock, including the Common Stock, that the Company is authorized to issue, which shall remain as set forth under this Article 4.

The Reverse Split shall occur without any further action on the part of the Corporation or the holders of shares of New Common Stock and whether or not certificates representing such holders’ shares prior to the Reverse Split are surrendered for cancellation. No fractional interest in a share of New Common Stock shall be deliverable upon the Reverse Split, all of which shares of New Common Stock be rounded up to the nearest whole number of such shares. All references to “Common Stock” in these Articles shall be to the New Common Stock.

The Reverse Split will be effectuated on a stockholder-by-stockholder (as opposed to certificate-by-certificate) basis. Certificates dated as of a date prior to the Effective Time representing outstanding shares of Old Common Stock shall, after the Effective Time, represent a number of shares equal to the same number of shares of New Common Stock as is reflected on the face of such certificates, divided by      and rounded up to the nearest whole number. The Corporation shall not be obligated to issue new certificates evidencing the shares of New Common Stock outstanding as a result of the Reverse Split unless and until the certificates evidencing the shares held by a holder prior to the Reverse Split are either delivered to the Corporation or its transfer agent, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.”

Notwithstanding the foregoing, the language under this Article 4 shall not be amended in any way.

FOURTH:  This amendment was duly adopted in accordance with the provisions of Sections 212 and 242 of the General Corporation Law of the State of Delaware.

D-1

FIFTH:  This Certificate of Amendment shall be effective as of      New York Time on the date written below.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its officer thereunto duly authorized this    day of            , 2016.

XG TECHNOLOGY, INC.

By:	/s/ George F. Schmitt Name: George F. Schmitt Title: Chief Executive Officer

D-2

Appendix E

xG TECHNOLOGY, INC.

2016 EMPLOYEE STOCK PURCHASE PLAN

Section 1. Purpose.

The purpose of the xG TECHNOLOGY, INC. 2016 EMPLOYEE STOCK PURCHASE PLAN (the “Plan”) is to promote the interest of xG Technology, Inc., a Delaware corporation (“xG Tech”) and its stockholders by providing employees of xG Tech and its Designated Subsidiaries with an opportunity to purchase Common Stock of xG Tech through accumulated payroll deductions. By encouraging stock ownership, xG Tech seeks to attract, retain and motivate employees and to encourage them to devote their best efforts to the business and financial success of xG Tech. It is the intention of xG Tech to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code. The provisions of the Plan, accordingly, shall be construed in a manner consistent with the requirements of that section of the Code.

Section 2. Definitions.

For purposes of the Plan, the following capitalized terms shall have the following meanings:

2.1 “Board of Directors” or “Board” means the Board of Directors of xG Tech.

2.2 “Code” means the Internal Revenue Code of 1986, as amended.

2.3 “Committee” means the compensation committee of the Board, and shall consist solely of three or more Board members who are not employees of xG Tech or any Subsidiary unless otherwise determined by the Board. If no compensation committee exists, or for any other reason as may be determined by the Board it decides to serve as the Committee, the Board shall be considered the Committee and may take any action under the Plan that would otherwise be the responsibility of the Committee.

2.4 “Common Stock” means the common stock, $0.00001 par value, of xG Tech.

2.5 “Compensation” means all base straight time gross earnings and commissions, but exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses and other compensation.

2.6 “Designated Subsidiary” means any Subsidiary that has been designated by the Committee from time to time in its sole discretion as eligible to participate in the Plan.

2.7 “Employee” means any individual who is an employee of xG Tech or a Designated Subsidiary as the term is used in Treasury Regulation Section 1.423-2(e) and described in Treasury Regulation Section 1.421-1(h); PROVIDED, HOWEVER, EMPLOYEES WHO HAVE BEEN EMPLOYED LESS THAN THIRTY (30) DAYS PRIOR TO THE APPLICABLE OFFERING PERIOD, EMPLOYEES WHOSE CUSTOMARY EMPLOYMENT WITH xG TECH IS TWENTY (20) HOURS OR LESS PER WEEK, EMPLOYEES WHOSE CUSTOMARY EMPLOYMENT WITH xG TECH IS FOR NOT MORE THAN FIVE (5) MONTHS IN ANY CALENDAR YEAR, AND EMPLOYEES WHO ARE RESIDENTS OF OR EMPLOYED IN ANY JURISDICTION IN WHICH SUCH A PLAN IS PROHIBITED UNDER APPLICABLE LAW SHALL NOT BE DEEMED EMPLOYEES FOR THE PURPOSES OF THIS PLAN. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by xG Tech. Where the period of leave exceeds 90 days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

2.8 “Enrollment Date” means the first Trading Day of each Offering Period.

2.9 “Exercise Date” means the last Trading Day of each Offering Period.

2.10 “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

2.10.1 If there should be a public market for the Common Stock on such date, the closing price of the Common Stock as reported on such date on the composite tape of the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if no composite tape exists for such national securities exchange on such date, then the closing price on the principal national securities exchange on which the Common Stock is listed or admitted to trading.

2.10.2 If the Common Stock is not listed or admitted on a national securities exchange, the arithmetic mean of the closing bid price and closing asked price for the Common Stock on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted).

2.10.3 If the day is not a Trading Day, and as a result, paragraphs 2.10.1 and 2.10.2 above are inapplicable, the “Fair Market Value” of the Stock shall be determined as of the next earlier Trading Day. If paragraphs 2.10.1 and 2.10.2 above are otherwise inapplicable, then the “Fair Market Value” of the Common Stock shall be as determined in good faith by the Committee.

2.11 “Highly Compensated Employee” has the same meaning as the term is used in Section 414(q) of the Code.

2.12 “Offering Periods” means the period of approximately six (6) months during which an option shall be granted and may be exercised pursuant to the Plan, commencing on the first Trading Day on or after July 1st and January 1st of each year following the approval of the Plan by xG Tech’s stockholders and the Board of Directors, and terminating on the last Trading Day in the periods ending six (6) months later from each beginning date. Notwithstanding the foregoing, the first Offering Period shall commence on July 1, 2016 and shall terminate on the last trading day on or before [June 30, 2025]. The duration and timing of Offering Periods may be changed pursuant to Section 4 of this Plan.

2.13 “Plan” means this xG Technology, Inc. 2016 Employee Stock Purchase Plan.

2.14 “Purchase Price” means the lesser of 85% of the Fair Market Value of a share of Common Stock on the Exercise Date of the current Offering Period or 85% of the Fair Market Value of a share of Common Stock on the Grant Date of the current Offering Period; provided however, that the Purchase Price may be adjusted by the Board or the Committee pursuant to Section 20.

2.15 “Reserves” means the number of shares of Common Stock covered by each option under the Plan that have not yet been exercised and the number of shares of Common Stock that have been authorized for issuance under the Plan but not yet placed under option.

2.16 “Subsidiary” has the meaning set forth for “subsidiary corporation” in Section 424(f) of the Code, whereby a Subsidiary means any corporation (other than the employer corporation) in an unbroken chain of corporations beginning with the employer corporation if, at the time of the granting of the option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.17 “xG Tech” means xG Technology, Inc., a Delaware corporation.

2.18 “Trading Day” means a day on which the Nasdaq Stock Market (“NASDAQ”) quotation medium is open for trading; provided, however, if xG Tech is no longer traded on the NASDAQ then Trading Day shall mean a day on which the quotation medium, market, or exchange on which xG Tech is then-traded is open for trading.

Section 3. Eligibility.

3.1 Any individual who is an Employee of xG Tech or a Designated Subsidiary on a given Enrollment Date shall be eligible to participate in the Plan.

3.2 Notwithstanding any provision of the Plan to the contrary, no Employee shall be granted an option under the Plan: (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to section 424(d) of the Code) would own stock of xG Tech and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the stock of xG Tech or of any Subsidiary thereof; or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of xG Tech and its

Subsidiaries would accrue at a rate which exceeds Two Hundred, Fifty Thousand Dollars ($250,000) of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

Section 4. Offering Periods.

The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing and ending as set forth in Section 2.12, or on such other date as the Committee shall determine, and continuing thereafter until terminated in accordance with Section 20 hereof; provided, however, that the first Offering Period under the Plan shall commence pursuant to Section 2.12. Subject to compliance with the requirements of Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Committee shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without shareholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

Section 5. Participation.

5.1 An eligible Employee may become a participant in the Plan by completing a Subscription Agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with xG Tech’s payroll office prior to the applicable Enrollment Date.

5.2 Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date after xG Tech receives the participant’s Subscription Agreement and shall end on the last payroll in the Offering Period to which such Subscription Agreement is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

Section 6. Payroll Deductions.

6.1 At the time a participant files his or her Subscription Agreement, he or she shall elect to have payroll deductions made on each payday during the Offering Period in an amount not exceeding fifty percent (50%) of the Compensation that he or she receives on each payday during the Offering Period.

6.2 All payroll deductions made for a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. A participant may not make any additional payments into such account.

6.3 A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing or filing with xG Tech a new Subscription Agreement authorizing a change in payroll deduction rate. The Committee may, in its discretion, limit the number of participation rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period following five (5) business days after xG Tech’s receipt of the new Subscription Agreement unless xG Tech elects to process a given change in participation more quickly. A participant’s Subscription Agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

6.4 Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3.2 hereof, a participant’s payroll deductions may be decreased to zero percent (0%) at any time during an Offering Period. Payroll deductions shall recommence at the rate provided in such participant’s Subscription Agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10 hereof.

6.5 At the time the option is exercised, in whole or in part, or at the time some or all of xG Tech’s Common Stock issued under the Plan is disposed of, the participant must make adequate provision for xG Tech’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, xG Tech may, but shall not be obligated to, withhold from the participant’s Compensation the amount necessary for xG Tech to meet applicable withholding obligations, including any withholding of any tax or benefits that may be attributable to the sale or early disposition of Common Stock by the Employee.

Section 7. Grant of Option.

On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of xG Tech’s Common Stock determined by dividing such Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the participant’s account as of the Exercise Date by the applicable Purchase Price; provided, however, in no event will an eligible Employee be permitted to purchase more than a number of shares equal to the result of $250,000 divided by the Fair Market Value of xG Tech’s Common Stock on the first Trading Day during such Offering Period (subject to adjustment upon changes in capitalization of xG Tech as provided in Section 19 hereof ); and provided further that such purchase shall be subject to the limitations set forth in Sections 3.2 and 13 hereof. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof. The option shall expire on the last day of the Offering Period.

Section 8. Exercise of Option.

8.1 Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased; any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full share shall be retained in the participant’s account for the subsequent Offering Period, subject to earlier withdrawal by the participant as provided in Section 10 hereof. Any other monies left over in a participant’s account after the Exercise Date shall be returned to the participant or, at the election of the participant, maintained in the Plan for use in subsequent Offering Periods. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

8.2 If the Committee determines that, on a given Exercise Date, the number of shares with respect to which options are to be exercised may exceed: (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period; or (ii) the number of shares available for sale under the Plan on such Exercise Date, the Committee may in its sole discretion: (x) provide that xG Tech shall make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect; or (y) provide that xG Tech shall make a pro rata allocation of the shares available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all other Offering Periods then in effect pursuant to Section 20 hereof. xG Tech may make pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by xG Tech’s shareholders subsequent to such Enrollment Date.

Section 9. Delivery.

Certificates evidencing the shares purchased upon exercise of a participant’s option will be issued by xG Tech’s transfer agent as promptly as practicable after each Exercise Date on which a purchase of shares occurs. Notwithstanding the foregoing, shares purchased upon exercise of a participant’s option may be held electronically by an uncertificated book-entry by xG Tech’s transfer agent or by the Plan administrator.

Section 10. Withdrawal.

10.1 A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to xG Tech in the form of Exhibit B to this Plan. All of the participant’s payroll deductions credited to his or her account shall be paid to such participant promptly after receipt of notice of withdrawal and such participant’s option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to xG Tech a new Subscription Agreement.

10.2 A participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by xG Tech or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

Section 11. Termination of Employment.

Upon a participant’s ceasing to be an Employee, for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant’s account during the Offering Period but not yet used to exercise the option shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, and such participant’s option shall be automatically terminated. The preceding sentence notwithstanding, a participant who receives payment in lieu of notice of termination of employment shall be treated as continuing to be an Employee for the participant’s customary number of hours per week of employment during the period in which the participant is subject to such payment in lieu of notice.

Section 12. Interest.

No interest shall accrue on the payroll deductions of a participant in the Plan.

Section 13. Stock

13.1 Subject to adjustment upon changes in capitalization of xG Tech as provided in Section 19 hereof, the maximum number of shares of xG Tech’s Common Stock which shall be made available for sale under the Plan shall be 8,000,000 shares.

13.2 The participant shall have no interest or voting right in shares covered by his or her option until such option has been exercised.

13.3 Shares to be delivered to a participant under the Plan shall be registered in the name of the participant or in the name of the participant and his or her spouse jointly with the right or survivorship.

Section 14. Administration.

The Board or the Committee, as determined in the sole discretion of the Board, shall administer the Plan. The Board or the Committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or the Committee shall, to the full extent permitted by law, be final and binding upon all parties.

Section 15. Designation of Beneficiary.

15.1 A participant, in its Subscription Agreement, may designate a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

15.2 Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, xG Tech shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of xG Tech), xG Tech, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to xG Tech, then to such other person as xG Tech may designate.

Section 16. Transferability.

Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that xG Tech may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

Section 17. Use of Funds.

All payroll deductions received or held by xG Tech under the Plan may be used by xG Tech for any corporate purpose, and xG Tech shall not be obligated to segregate such payroll deductions.

Section 18. Reports.

Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

Section 19. Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

19.1 Changes in Capitalization. Subject to any required action by the shareholders of xG Tech, the Reserves, the maximum number of shares each participant may purchase each Purchase Period (pursuant to Section 7), as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by xG Tech; provided, however, that conversion of any convertible securities of xG Tech shall not be deemed to have been “effected without receipt of consideration”. Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by xG Tech of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

19.2 Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of xG Tech, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Committee. The New Exercise Date shall be before the date of xG Tech’s proposed dissolution or liquidation. The Committee shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

19.3 Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of xG Tech, or the merger of xG Tech with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation, unless the successor corporation refuses to do so. In the event that the successor corporation refuses to assume or substitute for the option, any Offering Periods then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”) upon which the Offering Period then in progress shall end. The New Exercise Date shall be before the date of xG Tech’s proposed sale or merger. The Committee shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

Section 20. Amendment or Termination.

20.1 The Board of Directors or the Committee may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors or the Committee on any Exercise Date if the Board or the Committee determines that the termination of the Offering Period or the Plan is in the best interests of xG Tech and its shareholders. Except as provided in Section 19 and this Section 20 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), xG Tech shall obtain shareholder approval of any amendments to the Plan in such a manner and to such a degree as required.

20.2 Subject to compliance with the requirements of Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), but without shareholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Board or the Committee shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in xG Tech’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Board or the Committee determines in its sole discretion advisable which are consistent with the Plan.

20.3 Subject to compliance with the requirements of Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), in the event the Board or the Committee determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board or the Committee may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

20.3.1 altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

20.3.2 shortening any Offering Period so that Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action; and

20.3.3 allocating shares.

Such modifications or amendments shall not require stockholder approval or the consent of any Plan participants.

Section 21. Conditions Upon Issuance of Shares.

Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for xG Tech with respect to such compliance.

As a condition to the exercise of an option, xG Tech may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for xG Tech, such a representation is required by any of the aforementioned applicable provisions of law.

Section 22. Term of Plan.

The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of xG Tech. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 20 hereof.

Section 23. Notices.

All notices or other communications by a participant to xG Tech under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by xG Tech at the location, or by the person, designated by xG Tech for the receipt thereof.

Appendix F

xG TECHNOLOGY, INC.

2016 INCENTIVE COMPENSATION PLAN

1. PURPOSE

The purpose of the XG Technology, Inc. 2016 Incentive Compensation Plan (the “Plan”) is to promote the interests of XG Technology, Inc. (the “Company”) and its stockholders by allowing the Company to attract and retain consultants, professionals, and service providers who provide services to the Company (“Eligible Persons”). The Plan is expected to contribute to the attainment of these objectives by enabling the Company to pay Eligible Persons utilizing shares of Common Stock, par value $0.00001 per share (“Shares”) of the Company in addition to cash, the grant to such Eligible Persons of Shares which are restricted as provided in Section 5 of this Plan (“Restricted Shares”). In addition, the Plan also is expected to contribute to the attainment of these objectives by enabling the Company to pay Eligible Persons utilizing stock options (“Options”), which Options may be exercised for Shares.

2. ADMINISTRATION

The Plan shall be administered by the Company’s Board of Directors or the Compensation Committee (collectively referred to as the “Board”). Subject to the provisions of the Plan, the Board shall be authorized to interpret the Plan; to establish, amend and rescind any rules and regulations relating to the Plan; and to make all determinations necessary or advisable for the administration of the Plan. The determinations of the Board in the administration of the Plan, as described herein, shall be final and conclusive. Each of the Chief Executive Officer or the Chief Financial Officer and the Secretary of the Company shall be authorized to implement the Plan in accordance with its terms and to take such actions of a ministerial nature as shall be necessary to effectuate the intent and purposes of the Plan. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware.

3. ELIGIBILITY

The class of individuals eligible to receive Restricted Shares or Options (the “Awards”) under the Plan, shall be persons who are Eligible Persons. Eligible Persons are those individuals who are or have been providing bona fide services to the Company that are not of a capital raising nature. Any holder of an Award granted under the Plan shall hereinafter be referred to as a “Participant,” an “Awardee,” or collectively as “Participants” or “Awardees.”

4. SHARES SUBJECT TO THE PLAN

(a) Subject to adjustment as provided in Section 6, the maximum number of Shares (including Shares underlying Options) that may be delivered to Participants under the Plan shall be $3,500,000 value of Shares (including Shares underlying Options); provided, however, that the maximum number of Shares of Common Stock (including Shares underlying Options) with respect to which Awards may be granted to any participant in any year is $250,000 worth of Shares. The Shares to be delivered under the Plan may consist of either Shares authorized and reserved for the Plan or Shares subsequently acquired by the Company as treasury Shares, including Shares purchased in the open market or in private transactions.

(b) In the event that prior to the date the Plan shall terminate in accordance with Section 10, any Award granted under the Plan expires unexercised or unvested or is terminated, surrendered or cancelled without the delivery of Shares, or any Restricted Shares are forfeited back to the Company, then the Shares subject to such Award may be made available for subsequent Awards under the terms of the Plan.

5. GRANT, TERMS AND CONDITIONS OF RESTRICTED SHARES AND/OR OPTIONS

(a) The Board may from time to time grant Restricted Shares or Options under the Plan to Eligible Persons, subject to such restrictions, conditions, vesting conditions, conditions to exercise Options, and other terms as the Board may determine. At the time a grant of an Award is made, the Board shall determine the duration of the period (the “Restricted Period”) (if Restricted Shares are being Awarded) during which, and the conditions under which, the Restricted Shares shall vest and no longer be subject to forfeiture to the

Company. The Board may, in its discretion, at the time a grant of Restricted Shares is made, prescribe restrictions in addition to or other than the expiration of the Restricted Period. The Shares may deemed to be Restricted Shares by virtue of time vesting or performance vesting milestones placed on the Shares when granted to a Participant.

(b) The Restricted Shares granted under this Plan shall have the following terms and conditions:

(i) Nontransferability of Restricted Shares. Restricted Shares may not be assigned, alienated, pledged, attached, sold or otherwise transferred, encumbered or disposed of during the applicable Restricted Period or prior to the satisfaction of any other restrictions prescribed by the Board with respect to such Restricted Shares. Notwithstanding the foregoing, Restricted Shares may be transferred pursuant to a qualified domestic relations order, as defined in Section 414(p) of the Internal Revenue Code of 1986, as amended, or any successor provision.

(ii) Termination of Service as Eligible Person. Any Restricted Shares granted to a Participant pursuant to this Plan may be forfeited if the Participant terminates service as a consultant to the Company for any reason other than death or total disability prior to the expiration or termination of the applicable Restricted Period and the satisfaction of any other conditions applicable to such Restricted Shares. Upon such forfeiture, the Chief Executive Officer, the Chief Financial Officer or the Secretary of the Company shall cause the Restricted Shares that are forfeited to the Company to be either cancelled or retained as treasury Shares. If a Participant shall die while serving as a consultant or if a Participant’s service as a consultant to the Company ceases as a result of the Participant’s becoming totally disabled, all restrictions and conditions applicable to the Restricted Shares held by the Participant shall immediately lapse.

(iii) Change of Control. Upon the occurrence of a Change of Control, all restrictions and conditions applicable to the Restricted Shares held by Participants shall immediately lapse. `Change in Control` shall mean a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or the sale, transfer or other disposition of all or substantially all of the Company’s assets to a non-Affiliate of the Company.

(iv) Award Agreement. Each grant of Restricted Shares under this Plan shall be evidenced by an agreement with the Company which shall contain the terms and conditions of the Restricted Shares and shall otherwise be consistent with the provisions of this Plan.

(c) The Board will designate each Eligible Person to whom an Option is to be granted and will specify the number of shares of Common Stock covered by such Option.

(i) Option Price. The exercise price per share for Common Stock subject to an Option shall be determined by the Board, but shall comply with the following:

(a) The exercise price per share for Common Stock subject to an Option shall not be less than one hundred percent (100%) of the Fair Market Value on the date of grant.

(ii) Maximum Option Period. The maximum period during which an Option may be exercised shall be ten (10) years from the date such Option was granted.

(d) If the Board deems it necessary or appropriate, the Company may issue, in the name of each Participant to whom Restricted Shares have been granted, one or more stock certificates representing the total number of Restricted Shares granted to the Participant; provided that such stock certificates bear an appropriate legend or other restriction on transfer. The Chief Executive Officer, the Chief Financial Officer or the Secretary of the Company shall hold such stock certificates, properly endorsed for transfer, for the Participant’s benefit until such time as the Restricted Shares are forfeited to the Company, or the applicable Restricted Period expires and any other conditions applicable to the Restricted Shares are satisfied.

(e) Holders of Restricted Shares shall not have the right to vote such Restricted Shares or the right to receive any dividends with respect to such Restricted Shares. All distributions, if any, received by a Participant with respect to Restricted Shares as a result of any split-up, distribution, combination of shares, or other similar transaction affecting the Shares, shall be subject to the restrictions of this Section 5.

(f) Upon the expiration or termination of the applicable Restricted Period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to the Restricted Shares shall lapse and a stock certificate for or other appropriate documentation evidencing the number of Restricted Shares with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, to the Eligible Person or the Eligible Person’s beneficiary or estate, as the case may be.

6. ADJUSTMENT AND CHANGES IN SHARES

If, after the Effective Date, there is a Share dividend or Share split, recapitalization (including payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to stockholders, exchange of shares, or other similar corporate change affecting the Shares, the Board shall appropriately adjust the aggregate number of Shares (including Shares underlying Options) available for Awards under the Plan or subject to outstanding Awards, and any other factors, limits or terms affecting any outstanding or subsequently issuable Awards as may be appropriate.

7. PLAN AMENDMENT AND TERMINATION

The Plan shall automatically terminate on the tenth anniversary of the Plan’s Effective Date. The Board may terminate, suspend or amend the Plan at any time without stockholder approval except to the extent that stockholder approval is required to satisfy applicable requirements imposed by (a) Rule 16b-3 under the Exchange Act, or any successor rule or regulation; or (b) the rules of any exchange on or through which the Shares are then listed or traded. If the Plan is terminated, the terms of the Plan, notwithstanding such termination, shall continue to apply to Awards granted prior to such termination.

8. APPLICABLE LAW AND REGISTRATION

The grant of Awards and the issuance of Shares (including Shares underlying Options upon their exercise) shall be subject to all applicable laws, rules and regulations, and to such approvals of any governmental agencies or exchanges as may be required. Notwithstanding the foregoing, no Shares or Options shall be issued under the Plan unless the Company is satisfied that such issuance will be in compliance with applicable federal and state securities laws. Shares issued under the Plan may be subject to such stop transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any exchange on or through which the Shares are then listed or traded, or any applicable federal or state securities law. The Board may cause a legend or legends to be placed on any certificates issued under the Plan to make appropriate reference to restrictions within the scope of this Section 8 or other provisions of the Plan.

9. TAX CONSEQUENCES

The 2016 Incentive Compensation Plan is not qualified under Section 401(a) of the Code.

Stock awarded to an Awardee may be subject to any number of restrictions (including deferred vesting, limitations on transfer, and forfeit-ability) imposed by the Board. In general, the receipt of stock with restrictions will not result in the recognition of income by an Awardee until such time as the shares are either not forfeitable or are freely transferable.

There are no Incentive Stock Options (as that term is defined in Section 422 of the Code) to be awarded under the 2016 Incentive Compensation Plan. All Options awarded will be considered Non-qualified Stock Options.

10. EFFECTIVE DATE AND DURATION OF PLAN

The Plan shall become effective on the date of the adoption of the Plan by the Board and the Shareholders (“Effective Date”). Subject to the provisions of Section 7, the Plan shall continue until the tenth anniversary of the Effective Date unless the Plan is terminated by exhaustion of the Shares available for issuance under the Plan.

Appendix G

FORM OF CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION OF
xG TECHNOLOGY, INC.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its officer thereunto duly authorized this    day of           , 2016.

XG TECHNOLOGY, INC.

By:	/s/ George F. Schmitt Name: George F. Schmitt Title: Chief Executive Officer

G-1

Appendix H

FINANCIAL STATEMENTS OF INTEGRATED MICROWAVE TECHNOLOGIES LLC
FOR THE YEARS ENDED DECEMBER 31, 2014, AND DECEMBER 31, 2015.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Audit Committee of the Board of Directors and Shareholders of xG Technology, Inc.

We have audited the accompanying balance sheet of Integrated Microwave Technologies, LLC (the “Company”) as of December 31, 2015, and the related statements of operations, changes in member’s equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Integrated Microwave Technologies, LLC as of December 31, 2015, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully discussed in Note 2, the Company was acquired by an entity that has incurred significant net losses and needs to raise additional funds to meet its obligations and sustain the operations of the newly combined entity. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Marcum LLP

Marcum LLP
New York, NY
April 12, 2016

INTEGRATED MICROWAVE TECHNOLOGIES, LLC

BALANCE SHEET
(IN THOUSANDS)

December 31, 2015
ASSETS
Current Assets
Cash	$967
Accounts receivable, net	424
Inventories, net	2,591
Prepaid expenses and other current assets	57
Total current assets	4,039
Property and equipment, net	138
Total assets	$4,177
LIABILITIES AND MEMBER'S EQUITY
Current Liabilities
Accounts payable	$211
Accrued expenses	334
Deferred rent	180
Customer deposits	154
Total current liabilities	879
Commitments and Contingencies
Member's equity	3,298
Total liabilities and member's equity	$4,177

The accompanying notes are an integral part of these financial statements.

INTEGRATED MICROWAVE TECHNOLOGIES, LLC

STATEMENT OF OPERATIONS
(IN THOUSANDS)

For the Year Ended December 31, 2015
Revenue	$7,228
Cost of Revenue and operating expenses
Cost of components and personnel	3,437
Inventory valuation adjustments	2,968
General and administrative expenses	3,602
Research and development	781
Amortization and depreciation	138
Total operating expenses	(10,926)
Net loss	$(3,698)

The accompanying notes are an integral part of these financial statements.

INTEGRATED MICROWAVE TECHNOLOGIES, LLC

STATEMENT OF CASH FLOW
(IN THOUSANDS)

For the Year Ended December 31, 2015
Cash flows from operating activities
Net Loss	$(3,698)
Adjustments to reconcile net loss to net cash provided by operating activities
Inventory valuation adjustments	2,968
Deferred rent	180
Depreciation and amortization	138
Changes in assets and liabilities
Accounts receivable	434
Inventory	1,235
Prepaid expenses and other current assets	29
Accounts payable	(321)
Accrued expenses	(540)
Customer deposits	(94)
Net cash provided by operating activities	331
Cash flows from investing activities
Capital expenditures for property and equipment	(147)
Net cash used in investing activities	(147)
Net increase in cash	184
Cash, beginning of year	783
Cash, end of year	$967
Interest Paid	$—
Taxes Paid	$—

The accompanying notes are an integral part of these financial statements.

INTEGRATED MICROWAVE TECHNOLOGIES, LLC

STATEMENT OF CHANGES IN MEMBER'S EQUITY
FOR THE YEAR ENDED DECEMBER 31, 2015
(IN THOUSANDS)

Total
Balance, January 1, 2015	$6,996
Net Loss	(3,698)
Balance, December 31, 2015	$3,298

The accompanying notes are an integral part of these financial statements.

INTEGRATED MICROWAVE TECHNOLOGIES, LLC

NOTES TO FINANCIAL STATEMENTS

1 — NATURE OF OPERATIONS

Description of Business

Integrated Microwave Technologies, LLC (the “Company” or “IMT”) is a Delaware LLC that designs, manufactures and supplies Coded Orthogonal Frequency Division Multiplexing (COFDM) microwave transmitters and receivers serving the broadcast, sports and entertainment, military, aerospace and government markets. IMT comprises the leading microwave brands Nucomm, RF Central and IMT, offering customers worldwide complete video solutions. Nucomm is a premium brand of digital broadcast microwave video systems. RF Central is an innovative brand of compact microwave video equipment for licensed and license-free sports and entertainment applications. IMT is also a provider of mission-critical wireless video solutions to state, local and federal police departments.

On January 29, 2016, xG Technology, Inc. (“xG”) completed the acquisition of certain assets and liabilities of Integrated Microwave Technologies, LLC, pursuant to an asset purchase agreement between xG and IMT (the “Asset Purchase Agreement”). Pursuant to the terms of the Asset Purchase Agreement, xG acquired substantially all of the assets and liabilities of IMT in connection with, necessary for or material to IMT’s business of designing, manufacturing and supplying of COFDM microwave transmitters and receivers serving the broadcast, sports and entertainment, military, aerospace and government markets (the “Transaction”). The purchase price for the Transaction was $3,000,000, which was paid through: (i) the issuance of a promissory note in the principal amount of $1,500,000 due March 31, 2016 (the “Initial Payment Note”); and (ii) the issuance of a promissory note in the principal amount of $1,500,000 due July 29, 2017 (the “Deferred Payment Note”). xG has not yet made the required $1.5 million payment due on March 31, 2016 and is currently in negotiations to modify the repayment terms.

2 — GOING CONCERN

The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) which contemplate continuation of the Company as a going concern. The Company continues to experience declining revenues and had a net loss of approximately $3 million for the year ended December 31, 2015. In addition, xG also continues to experience recurring net losses, cash used from operations, and significantly long sales cycles. These factors taken together raise substantial doubt about the Company’s ability to continue as a going concern.

If the Company and xG are unable to raise additional capital and/or improve on its revenue producing opportunities in the near term, the carrying value of its assets may be materially impacted. The financial statements do not include any adjustments related to the recovery and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates and assumptions include reserves and write-downs related to receivables and inventories and the recoverability of long-lived assets.

Cash

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents. The Company did not have any cash equivalents on hand as of December 31, 2015.

INTEGRATED MICROWAVE TECHNOLOGIES, LLC

NOTES TO FINANCIAL STATEMENTS

3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

Concentrations of Credit Risk for Cash and Accounts Receivable

The Company does not have any off-balance-sheet concentrations of credit risk. Credit risk is the risk that counterparty will default on its contractual obligations resulting in financial loss to the Company. The Company’s credit risk is primarily attributable to its cash and accounts receivable. The Company’s policy is to maintain its cash with high credit quality financial institutions to limit its risk of loss exposure. During the year, the Company had cash balances in excess of the federally insured limits of $250,000. The funds were on deposit with Bank of America, NA. Consequently, the Company does not believe that there is a significant risk having these balances in one financial institution. The Company has not experienced any losses in its bank accounts through December 31, 2015.

Inventory

Inventory, consisting principally of raw materials and finished goods, are computed using standard cost, which approximates actual cost, using the first in, first out (FIFO) method. Raw materials consist of purchased parts, components and supplies. The Company evaluates inventory balances and either writes-down inventory that is obsolete or based on a lower of cost or market analysis or records a reserve for slow moving or excess inventory.

Property and Equipment

Property and equipment are presented at cost at the date of acquisition. Depreciation is computed using the straight-line method over estimated useful asset lives, which range from 3 to 5 years commencing the month following the purchase.

Allowance for Doubtful Accounts

For customers, management assesses the credit quality of the customer, taking into account its financial position, past experience and other factors. In the event that management determines that a receivable becomes uncollectible, or events or circumstances change, which result in a temporary cessation of payments from the customer, the Company will make a best estimate of probable or potential losses in accounts receivable balance using the allowance method for each quarterly period. Management will periodically review the receivables at the end of each reporting period and the appropriate accrual will be made based on current available evidence and historical experience. Bad debt expense was immaterial during the year ended December 31, 2015 and the allowance for doubtful accounts was $18,000 as of December 31, 2015.

Revenue Recognition

The Company recognizes revenues when persuasive evidence of an arrangement exists, services have been rendered, the price is fixed and determinable, and collectability is reasonably assured. Revenues from management and consulting, time-and-materials service contracts, maintenance agreements and other services, are recognized as the services are provided or at the time the goods are shipped and title as passed.

Research and Development Expenses

Development expenses consist primarily of salaries, related costs for technical and programming personnel, and components used for research and testing, are expensed as incurred.

Income Taxes

The Company was organized as a partnership for income tax purposes at December 31, 2015. No income tax liability or benefit has been included in the financial statements since taxable income or loss of the Company passed through to, and is reportable by, the member. The Company is subject to certain state and local taxes.

Warranty Reserve

Although the Company tests its product in accordance with its quality programs and processes, its warranty obligation is affected by product failure rates and service delivery costs incurred in correcting a product

INTEGRATED MICROWAVE TECHNOLOGIES, LLC

NOTES TO FINANCIAL STATEMENTS

3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

failure. Should actual product failure rates or service costs differ from the Company’s estimates, which are based on limited historical data, where applicable, revisions to the estimated warranty liability would be required. The warranty policy for the Company’s products is two years. A roll forward of the Company’s warranty reserve is as follows:

Warranty Reserve
January 1, 2015	$215,000
Warranty reserve expense	—
Warranty claims settled and true-up of accrual	(48,000)
December 31, 2015	$167,000

Advertising Costs

Advertising costs are charged to operations as incurred. Advertising costs amounted to $78,000 for the year ended December 31, 2015. Advertising costs are included in general and administrative expenses in the accompanying statement of operations.

Shipping and Handling Costs

Shipping and handling charges are invoiced to the customer and the Company nets these revenues against the respective costs within general and administrative expenses.

Recently Issued Accounting Principles

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers,” (“ASU 2014-09”). ASU 2014-09 supersedes the revenue recognition requirements in ASC 605 — Revenue Recognition and most industry-specific guidance throughout the ASC. The standard requires that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. ASU 2014-09 should be applied retrospectively to each prior reporting period presented or retrospectively with the cumulative effect of initially applying ASU 2014-09 recognized at the date of initial application. To allow entities additional time to implement systems, gather data and resolve implementation questions, the FASB issued ASU No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, in August 2015, to defer the effective date of ASU No. 2014-09 for one year, which is fiscal years beginning after December 15, 2017. Early adoption is permitted commencing January 1, 2017. For all other entities (nonpublic entities), the amendments in this ASU are effective for annual reporting periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018. A nonpublic entity may elect to apply this guidance later, however, only as prescribed in this ASU. The Company is currently evaluating the impact of the adoption of ASU 2014-09 on its financial statements or disclosures.

In July 2015, the FASB issued Accounting Standards Update No. 2015-11, Simplifying the Measurement of Inventory (“ASU 2015-11”). ASU 2015-11 requires an entity to measure inventory at the lower of cost and net realizable value. Net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. Subsequent measurement is unchanged for inventory measured using last-in, first-out (“LIFO”) or the retail inventory method. It is effective for annual reporting periods beginning after December 15, 2016. The amendments should be applied prospectively with earlier application permitted as of the beginning of an interim or annual reporting period. The Company has not yet determined the effect of the adoption of this standard will have on the Company’s financial position and results of operations.

INTEGRATED MICROWAVE TECHNOLOGIES, LLC

NOTES TO FINANCIAL STATEMENTS

3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

The FASB has issued Accounting Standards Update (“ASU”) 2016-02, “Leases” (Topic 842). ASU 2016-02 requires that a lessee recognize the assets and liabilities that arise from operating leases. A lessee should recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. In transition, lessees and lessors are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. Public business entities are required to apply the amendments in ASU 2016-02 for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early application is permitted for all public business entities and all nonpublic business entities upon issuance. The Company has not yet determined the effect of the adoption of this standard on the Company’s financial position and results of operations.

4 — ACCOUNTS RECEIVABLE

Accounts receivable consist of the following:

December 31, 2015
Accounts receivable	$442,000
Net allowance for doubtful accounts	(18,000)
Net accounts receivable	$424,000

5 — INVENTORY

Inventories included in the accompanying balance sheet are stated at the lower of cost or market and include raw materials, net of $1,440,199 and finished goods, net of $1,150,801 at December 31, 2015.

6 — PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	Useful Life (years)	December 31, 2015
Cost:
Furniture and equipment	3 – 5 years	$1,387,000
Accumulated depreciation		(1,249,000)
Property and equipment, net		$138,000

Depreciation of property and equipment amounted to $138,000 for the year ended December 31, 2015.

7 — COMMITMENTS AND CONTINGENCIES

Leases

The Company’s office rental expenses (paid to a former owner of the Company) was approximately $206,000 during the year ended December 31, 2015. The lease will expire on February 2017. Total obligation of minimum future annual rentals, exclusive of real estate taxes and related costs, are approximately as follows:

2016	$360,000
Year Ending December 31,	60,000
$420,000

INTEGRATED MICROWAVE TECHNOLOGIES, LLC

NOTES TO FINANCIAL STATEMENTS

7 — COMMITMENTS AND CONTINGENCIES  – (continued)

Legal

The Company is subject, from time to time, to claims by third parties under various legal theories. The defense of such claims, or any adverse outcome relating to any such claims, could have a material adverse effect on the Company’s liquidity, financial condition and cash flows. For the year ended December 31, 2015, the Company did not have any legal actions pending.

8 — CONCENTRATIONS

During the year ended December 31, 2015, approximately $973,000 (14%) of the Company’s sales were derived from one customer in excess of 10% of the Company's total sales. No other customer exceeded 10% of the Company’s total sales.

During the year ended December 31, 2015, approximately $240,000 (57%) of the Company’s accounts receivables were derived from two customers broken down individually as follows; $169,000 (40%) and $71,000 (17%).

During the year ended December 31, 2015, approximately $478,000 (13%) of the Company’s inventory purchases were derived from one vendor.

9 — RELATED PARTY TRANSACTIONS

The Company paid a management fee of $42,000 to the former owner in the year ended December 31, 2015. The Company paid an IT service fee of $32,000 to a company owned by the same former owner in the year ended December 31, 2015.

10 — SUBSEQUENT EVENTS

Management has evaluated subsequent events or transactions occurring through the date the financial statements were issued and determined that no events or transactions are required to be disclosed herein, except as disclosed.

Appendix I

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Background of the Acquisition

As used in this Current Report on Form 8-K/A, the terms the “Company,” “we,” “us,” and “our” refer to the combined enterprises of xG Technology, Inc., a Delaware corporation (“xG”), and Integrated Microwave Technologies, LLC (“IMT”), a Delaware LLC, after giving effect to the acquisition (defined below) and the related transactions described herein.

As previously reported in the Current Report on Form 8-K filed by xG with the Securities and Exchange Commission (the “SEC”) on February 3, 2016, on January 29, 2016, xG completed its acquisition of IMT, pursuant to an Asset Purchase Agreement (the “Asset Purchase Agreement”). Pursuant to the terms of the Asset Purchase Agreement, we acquired substantially all of the assets and liabilities that constitute the business of IMT in connection with, necessary for or material to IMT’s business of designing, manufacturing and supplying of Coded Orthogonal Frequency Division Multiplexing (COFDM) microwave transmitters and receivers serving the broadcast, sports and entertainment, military, aerospace and government markets.

Basis of Presentation

The accompanying Unaudited Pro Forma Combined Balance Sheet, or the pro forma balance sheet, as of December 31, 2015 and the Unaudited Pro Forma Combined Statement of Operations, or the pro forma statements of operations, for the year ended December 31, 2015 combine the historical financial information of xG and IMT and are adjusted on a pro forma basis to give effect to the acquisition as described in the notes to the unaudited pro forma condensed combined financial statements. The pro forma balance sheet reflects the acquisition, which was completed on January 29, 2016, as if it had been consummated on December 31, 2015, and the pro forma statement of operations for the year ended December 31, 2015 reflects the acquisition as if it had been consummated on January 1, 2015. The unaudited combined pro forma financial statements should be read in conjunction with the historical financial statements of IMT included elsewhere in this Form 8-K. The historical financial statements of xG as of and for the year ended December 31, 2015 are based on xG’s audited financial statements as contained in its Annual Report on Form 10-K filed with the SEC on April 14, 2016.

The following unaudited pro forma condensed combined financial statements give effect to the merger under the acquisition method of accounting in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standard Topic 805, Business Combinations (“ASC 805”). The pro forma financial statements are provided for illustrative purposes only and are not intended to represent, and are not necessarily indicative of, what the operating results or financial position of the Company would have been had the acquisition been completed on the dates indicated, nor are they necessarily indicative of the Company’s future operating results or financial position. The pro forma financial statements do not reflect the impacts of any potential operational efficiencies, asset dispositions, cost savings or economies of scale that the Company may achieve with respect to the combined operations. Additionally, the pro forma statements of operations do not include non-recurring charges or credits which result directly from the transactions. Differences between estimates used in the purchase price allocation included here within this unaudited pro forma financial information and the final purchase price allocation amounts will occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements.

The historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) expected to have a continuing impact on the combined results of xG and IMT. These unaudited pro forma condensed combined financial statements do not give effect to anticipated synergies, integration costs or nonrecurring transaction costs which result directly from the acquisition. The unaudited pro forma condensed combined financial statements also do not contemplate any additional debt that xG may elect to incur in the future, which could result in interest expense that is different from what is reflected in these unaudited pro forma condensed combined financial statements. Further, because the tax rate used for these unaudited pro forma condensed combined financial statements is an estimated statutory tax rate, it will likely vary from the actual effective rate in periods subsequent to completion of the transactions, and no adjustment has been made to the unaudited pro forma condensed combined financial information as it relates to limitations on the ability to utilize deferred tax assets, such as those related to net operating losses and tax credit carryforwards, as a result of the transaction.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements.

xG TECHNOLOGY, INC.
PRO FORMA COMBINED BALANCE SHEET
AS OF DECEMBER 31, 2015
(IN THOUSANDS EXCEPT PER SHARE DATA

	Historical xG Technology	Historical IMT	Pro-Forma Adjustments	Notes	Pro-Forma Combined
			(unaudited)	(unaudited)	(unaudited)
ASSETS
Current Assets
Cash	$368	$967	(110)	(D)	$1,225
Accounts receivable, net of allowance of $87 ($156 from related party)	641	424			1,065
Inventories, net	777	2,591			3,368
Prepaid expenses and other current assets	15	57			72
Total current assets	1,801	4,039			5,840
Inventories, net	2,078	—			2,078
Property and equipment, net	792	138			930
Intangible assets, net	11,903	—	490	(A)	12,393
Total assets	$16,574	$4,177			$21,131
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$1,196	$211			$1,407
Accrued expenses	252	334			586
Acrrued interest	137	—			137
Due to related parties	324	—			324
Deferred revenue ($13 from related party)	149	—			149
Deferred rent	—	180			180
Customer deposits	—	154			154
Notes payable	—	—	1,500	(B)	1,500
Convertible notes payable	781	—			781
Obligation under capital leases	54	—			54
Derivative liabilities	1,284	—			1,284
Total current liabilities	4,177	879			6,556
Long-term obligation under capital leases	106	—			106
Notes payable, less current portion	—	—	1,500	(B)	1,500
Convertible notes payable	2,000	—			2,000
Total liabilites	6,283	879			10,162
Commitments and contingencies
Series A convertible preferred stock – $0.00001 par value per share:
3,000,000 shares designated at December 31, 2015; 0 issued and outstanding as of December 31, 2015 (liquidation preference of $0 at December 31, 2015)
Total convertible preferred stock	—	—			—

xG TECHNOLOGY, INC.
PRO FORMA COMBINED BALANCE SHEET – (continued)
AS OF DECEMBER 31, 2015
(IN THOUSANDS EXCEPT PER SHARE DATA)

	Historical xG Technology	Historical IMT	Pro-Forma Adjustments	Notes	Pro-Forma Combined
			(unaudited)	(unaudited)	(unaudited)
Stockholders' equity (deficit)	$—	$—			$—
Preferred stock – $0.00001 par value per share: 10,000,000 shares authorized as of December 31, 2015; none issued or outstanding as of December 31, 2015	—	—			—
Common stock, – $0.00001 par value, 100,000,000 shares authorized, 20,227,701 shares issued and 20,227,472 outstanding as of December 31, 2015	—	—			—
Member’s equity	—	3,298	(3,298)	(C)	—
Additional paid in capital	198,710	—			198,710
Treasury stock, at cost – 229 shares at December 31, 2015	(22)	—			(22)
Accumulated deficit	(188,397)	—	788	(E)	(187,719)
Total stockholders' equity	10,291	3,298			10,969
Total liabilities and stockholders' equity	$16,574	$4,177			$21,131

xG TECHNOLOGY, INC.
PRO FORMA COMBINED STATEMENT OF OPERATIONS
For the year ended December 31, 2015
(IN THOUSANDS EXCEPT NET LOSS PER SHARE DATA)

	Historical xG Technology	Historical IMT	Pro-Forma Adjustments	Notes	Pro-Forma Combined
			(unaudited)	(unaudited)	(unaudited)
Revenue	$932	$7,228			$8,160
Cost of Revenue and operating expenses
Cost of components and personnel	510	3,437			3,947
Inventory valuation adjustments	861	2,968			3,829
General and administrative expenses	6,259	3,601			9,860
Research and development	4,658	781			5,439
Stock based compensation	1,584	—			1,584
Impairment charge	2,092	—			2,092
Amortization and depreciation	4,829	139	52	(F)	5,020
Total cost of revenue and operating expenses	(20,793)	(10,926)			(31,771)
Loss from operations	(19,861)	(3,698)			(23,611)
Other income (expenses)
Changes in fair value of derivative liabilities	2,559	—			2,559
Other expense	(26)	—
Interest expense	(529)	—			(529)
Total other income	2,004	—			2,030
Net loss	$(17,857)	$(3,698)			$(21,581)
Dividends and deemed dividends	(3,079)	—			(3,079)
Net loss attributable to common shareholders	$(20,936)	$(3,698)			$(24,660)
Basic and diluted net loss per share	$(2.76)				$(3.25)
Weighted average number of shares outstanding basic and diluted	7,599				7,599

xG TECHNOLOGY, INC.
NOTES TO UNAUDITED PRO FORMA COMBINED
FINANCIAL STATEMENTS

1. Description of Transaction

Acquisition of Integrated Microwave Technologies, LLC

On January 29, 2016, xG Technology, Inc. (“xG”) completed the acquisition of certain assets and liabilities that constitute the business of Integrated Microwave Technologies, LLC, a Delaware limited liability company (“IMT”), pursuant to an asset purchase agreement by and between the Company and IMT (the “Asset Purchase Agreement”). Pursuant to the terms of the Asset Purchase Agreement, the Company acquired substantially all of the assets and liabilities of IMT in connection with, necessary for or material to IMT’s business of designing, manufacturing and supplying of Coded Orthogonal Frequency Division Multiplexing (COFDM) microwave transmitters and receivers serving the broadcast, sports and entertainment, military, aerospace and government markets (the “Transaction”). The purchase price for the Transaction was $3,000,000, which was paid through: (i) the issuance of a promissory note in the principal amount of $1,500,000 due March 31, 2016 (the “Initial Payment Note”); and (ii) the issuance of a promissory note in the principal amount of $1,500,000 due July 29, 2017 (the “Deferred Payment Note”, and together with the Initial Payment Note, the “Payment Notes”). On April 12, 2016, the Company and IMT entered into an Asset Purchase Modification Agreement (the “Asset Purchase Modification Agreement”), which terminated the Payment Notes, cancelling all principal due, or to become due thereunder and, in their stead, obligated the Company to: (i) upon execution of the Asset Purchase Modification Agreement, pay to IMT $500,000 plus any interest accumulated on the Payment Notes prior to their being cancelled; and (ii) prior to December 31, 2016, deliver to IMT Series D Preferred Shares having an aggregate value of cash proceeds of $2,500,000 (“Series D Shares“), plus interest accrued thereon at 9% per annum, with such Series D Shares to be issued in tranches of $250,000 (the“Tranches"). The first Tranche is due within ten business days of the execution of the Asset Purchase Modification Agreement, and subsequent Tranches are due upon notice from IMT that IMT disposed of the Series D Shares acquired by them in connection with the prior Tranche.

2. Purchase Consideration and Preliminary Purchase Price Allocation

An estimate of the acquisition consideration paid to the IMT member assuming the acquisition was completed on December 31, 2015 is presented below:

Fair value of total consideration transferred	$3,000,000

xG TECHNOLOGY, INC.
NOTES TO UNAUDITED PRO FORMA COMBINED
FINANCIAL STATEMENTS

2. Purchase Consideration and Preliminary Purchase Price Allocation  – (continued)

The fair value of the purchase consideration issued to the sellers of IMT was allocated to the preliminary fair value of the net tangible assets acquired and to the separately identifiable intangibles. The excess of the aggregate fair value of the net tangible assets and identified intangible assets has been treated as a gain on bargain purchase in accordance with ASC 805.

Purchase Consideration
Value of consideration paid:	$3,000,000
Tangible assets acquired and liabilities assumed at fair value
Cash	$967,000
Accounts receivable	424,000
Inventories	2,591,000
Property and equipment	138,000
Prepaid expenses	57,000
Accounts payable and deferred revenue	(365,000)
Deferred rent	(180,000)
Accrued expenses	(334,000)
Net tangible assets acquired	$3,298,000
Consideration:
Net tangible assets acquired	$3,298,000
Value of cash to be paid	3,000,000
Excess net assets acquired	298,000
Identifiable intangible assets
Trade names and technology	320,000
Customer relationships	170,000
Total Identifiable Intangible Assets	490,000
Total gain on bargain purchase	$788,000

3. Pro Forma Adjustments

Pro forma adjustments reflect those matters that are direct result of the acquisition with IMT, which are factually supportable and, for pro forma adjustments to the unaudited pro forma statements of operations, are expected to have continuing impact. The pro forma adjustments are based on preliminary estimates that may change as additional information is obtained.

Unaudited Pro Forma Condensed Combined Balance Sheet

A)	Represents fair value of identified intangible assets which consists of Trade Name — IMT, Trade Name — Nucomm, Technology and Customer Relationship with estimated useful lives of 15, 15, 6 and 10 years, respectively.
B)	Represents the $1.5 million note payable that was issued as consideration for the acquisition.
C)	Represents the IMT member’s equity that is extinguished in the acquisition.
D)	Represents estimated costs associated with the completion of the acquisition.
E)	Represents the preliminary gain bargain purchase resulting from the acquisition.

Unaudited Pro Forma Condensed Combined Statements of Operations

F)	Represents one year of amortization expense of the identified intangible assets acquired.

ANNUAL MEETING OF STOCKHOLDERS OF
xG TECHNOLOGY, INC.

June 9, 2016

Please mark, date, sign and mail your proxy card in the
envelope provided as soon as possible

MARK, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL PROPOSALS.
1. Election of Directors
☐	FOR ALL NOMINEES
☐	George F. Schmitt
☐	John C. Coleman
☐	Gary Cuccio
☐	Kenneth Hoffman
☐	Richard L. Mooers
☐	Raymond M. Sidney
☐	General James T. Conway
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR ALL EXCEPT
(See Instruction below)
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the name of the nominee you wish to withhold authority in the box below.

To change the address on your account, please check the box at right and indicate your new address in the space above. Please note that changes to the registered name(s) on the account may be submitted via this method.	☐

2. To approve a proposal to ratify the Board’s selection of MARCUM LLP as the Company’s independent auditors for the fiscal year ending December 31, 2016.
☐	FOR THE PROPOSAL
☐	AGAINST THE PROPOSAL
☐	ABSTAIN
3. To approve a proposal to authorize the Company’s board of directors to amend the Company’s Certificate of Incorporation as amended, to effect a reverse stock split of our outstanding common stock in the sole discretion of our Board of Directors
☐	FOR THE PROPOSAL
☐	AGAINST THE PROPOSAL
☐	ABSTAIN
4. To approve of the xG Technology, Inc. 2016 Employee Stock Purchase Plan
☐	FOR THE PROPOSAL
☐	AGAINST THE PROPOSAL
☐	ABSTAIN
5. To approve of the xG Technology, Inc. 2016 Incentive Compensation Plan
☐	FOR THE PROPOSAL
☐	AGAINST THE PROPOSAL
☐	ABSTAIN
6. To approve a proposal to amend the Company’s Certificate of Incorporation to increase the number of authorized shares of the Company’s capital stock from 110,000,000 to 220,000,000, of which 200,000,000 shares shall be classified as common stock and 20,000,000 shares shall be classified as blank check preferred stock.
☐	FOR THE PROPOSAL
☐	AGAINST THE PROPOSAL
☐	ABSTAIN
7. To approve the issuance of shares of Series D Convertible Preferred Stock to Integrated Microwave Technologies, LLC, in accordance with Nasdaq Marketplace Rule 4350(i)(1)(D)(ii).
☐	FOR THE PROPOSAL
☐	AGAINST THE PROPOSAL
☐	ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, THE PROXY SHALL BE VOTED FOR THE ELECTION OF THE LISTED NOMINEES AS DIRECTORS, FOR THE RATIFICATION OF MARCUM LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016, FOR AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT A REVERSE STOCK SPLIT OF OUR OUTSTANDING COMMON STOCK AT THE DISCRETION OF THE BOARD OF DIRECTORS, FOR THE APPROVAL OF THE ESTABLISHMENT OF THE XG TECHNOLOGY, INC. 2016 EMPLOYEE STOCK PURCHASE PLAN, FOR THE APPROVAL OF THE ESTABLISHMENT OF THE XG TECHNOLOGY, INC. 2016 INCENTIVE COMPENSATION PLAN, FOR THE APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION PROVIDING FOR AN INCREASE OF THE COMPANY’S NUMBER OF AUTHORIZED CAPITAL STOCK, AND FOR THE APPROVAL OF THE ISSUANCE OF SHARES OF SERIES D CONVERTIBLE PREFERRED STOCK TO INTEGRATED MICROWAVE TECHNOLOGIES, LLC, IN ACCORDANCE WITH NASDAQ MARKETPLACE RULE 4350(i)(1)(D)(ii).

PLEASE CHECK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS ON JUNE 9, 2016 AT 9:00 A.M. (EASTERN TIME) AT THE COMPANY’S OFFICES AT 7771 WEST OAKLAND PARK BLVD., SUITE 225, SUNRISE, FL 33351	☐

Signature of Stockholder _____________________ Date: __________ Signature of Stockholder _____________________ Date: __________

Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by an authorized person.

xG TECHNOLOGY, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 9, 2016

Revoking all prior proxies, the undersigned, a stockholder of xG TECHNOLOGY, INC. (the “Company”), hereby appoints Roger Branton and Benjamin Dickens or either of them, as attorneys-in-fact and agents of the undersigned, with full power of substitution, to vote all of the shares of the Company’s common stock, par value $0.00001 per share (“Common Stock”), owned by the undersigned at the Annual Meeting of Stockholders of the Company to be held on June 9, 2016 at the Company’s offices at 7771 West Oakland Park Blvd., Suite 225, Sunrise, FL 33351, at 9:00 a.m. Eastern Time, and at any adjournment thereof, as fully and effectively as the undersigned could do if personally present and voting, hereby approving, ratifying, and confirming all that said attorney and agent or his substitute may lawfully do in place of the undersigned as indicated on the reverse.

IMPORTANT: SIGNATURE REQUIRED ON THE REVERSE SIDE